SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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NAVISITE, INC.

(Name of Registrant as Specified in Charter)

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Preliminary Copy

NAVISITE, INC.

400 Minuteman Road
Andover, Massachusetts 01810

NOTICE OF ACTION TAKEN PURSUANT TO
WRITTEN CONSENT OF STOCKHOLDERS

To the stockholders of NaviSite, Inc.:

      This Notice and the accompanying Information Statement are being furnished to the stockholders of NaviSite, Inc., a Delaware corporation (the “Company”), in connection with action taken by the holders of at least a majority of the issued and outstanding voting securities of the Company, approving, by written consent dated May 6, 2004, the following corporate actions:

1. The issuance of (i) 3,000,000 shares of the Company’s Common Stock to Surebridge, Inc., and (ii) the shares of the Company’s Common Stock issuable upon the conversion of convertible promissory notes made by the Company to Surebridge, Inc.; and

2. The amendment of the Company’s Amended and Restated 2003 Stock Incentive Plan to increase the maximum number of shares of the Company’s Common Stock available for issuance thereunder from 3,800,000 to 6,800,000 shares.

      We are not asking you for a proxy and you are requested not to send us a proxy.

      Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information. The accompanying Information Statement also serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of the stockholders of the Company.

By Order of the Board of Directors,

KENNETH DRAKE
Secretary

Andover, Massachusetts

December [     ], 2004

NOTICE OF ACTION TAKEN PURSUANT TO WRITTEN CONSENT OF STOCKHOLDERS
INFORMATION STATEMENT
APPROVAL OF THE ISSUANCE OF THE FIXED SHARES AND THE CONVERSION SHARES
APPROVAL OF THE STOCK PLAN AMENDMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ADDITIONAL INFORMATION ABOUT NAVISITE
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
NAVISITE, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
NAVISITE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS
NAVISITE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
NAVISITE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS
NAVISITE, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON FINANCIAL STATEMENT SCHEDULE
NaviSite, Inc. and Subsidiaries Valuation and Qualifying Accounts
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Quantitative and Qualitative Disclosures About Market Risk

Preliminary Copy

NAVISITE, INC.

400 Minuteman Road
Andover, Massachusetts 01810

INFORMATION STATEMENT

We are not asking you for a proxy and you are requested not to send us a proxy.

General

      This Information Statement is being furnished by NaviSite, Inc., a Delaware corporation (“NaviSite” or the “Company”), in connection with action taken by the holders of at least a majority of the issued and outstanding voting securities of the Company, approving, by written consent dated May 6, 2004, the following corporate actions:

1. The issuance of (i) 3,000,000 shares of the Company’s Common Stock, $.01 par value per share (the “Common Stock”), to Surebridge, Inc., and (ii) the shares of the Company’s Common Stock issuable upon the conversion of convertible promissory notes made by the Company to Surebridge, Inc.; and

2. The amendment of the Company’s Amended and Restated 2003 Stock Incentive Plan to increase the maximum number of shares of the Company’s Common Stock available for issuance thereunder from 3,800,000 to 6,800,000 shares.

      This Information Statement is being provided pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to inform holders of Common Stock entitled to vote or give an authorization or consent in regard to the matters acted upon by written consent. This Information Statement is being mailed on or about December [     ], 2004, to the Company’s stockholders of record as of May 6, 2004 (the “Record Date”). The Company anticipates that the actions will take effect on December [     ], 2004.

      All share numbers and share prices provided in this Information Statement have been adjusted to reflect all stock splits effected prior to the Record Date, including the 1-for-15 reverse stock split of the Common Stock effected on January 7, 2003.

Reason for the Written Consent

The Surebridge Acquisition

      On June 10, 2004, the Company completed the acquisition of substantially all of the assets and liabilities of Surebridge, Inc. (“Surebridge”), a privately held provider of managed application services for mid-market companies, pursuant to the terms of an asset purchase agreement (as amended, the “Asset Purchase Agreement”). Surebridge, Inc. has since changed its name to Waythere, Inc. (“Waythere”).

      Under the terms of the Asset Purchase Agreement, the Company acquired substantially all of the assets and liabilities of Surebridge in exchange for two promissory notes in the aggregate principal amount of approximately $39.3 million, and three million shares of Common Stock (the “Fixed Shares”) at closing.

      The promissory notes issued by the Company to Waythere consist of a Primary Note and an Escrow Note (collectively, the “Notes”). The Primary Note is in the principal amount of approximately

$32.5 million. The Escrow Note is in the principal amount of approximately $6.8 million and has been deposited into escrow for the purpose of satisfying indemnification claims by the Company pursuant to the Asset Purchase Agreement. The principal amount of both Notes is subject to adjustment based on the net working capital of Surebridge at closing.

      The Notes accrue interest on the unpaid balance at an annual rate of 10%, however no interest shall accrue on any principal paid within nine months of the closing. The Notes shall be paid in full no later than the second anniversary of the closing. In the event that the Company realizes net proceeds in excess of $1 million from certain equity or debt financings or sales of assets, the Company is obligated to use a significant portion of the proceeds to make payments on the Notes.

      The outstanding principal and accrued interest of the Notes shall be convertible into shares of Common Stock (the “Conversion Shares”) at the election of the holder (i) at any time following the first anniversary of the closing if the aggregate principal outstanding under the Notes at such time is greater than or equal to $20 million, (ii) at any time following the 18-month anniversary of the closing if the aggregate principal outstanding under the Notes at such time is greater than or equal to $10 million, (iii) at any time following the second anniversary of the closing, and (iv) at any time following an event of default thereunder. The conversion price of each Note is $4.642, which is the average closing price of the Common Stock for the ten-day period ending one day prior to closing.

      For a period of one year following the closing of the acquisition, Waythere shall not sell, transfer, assign, convey, encumber, gift, distribute or otherwise dispose of the Fixed Shares, the Conversion Shares or the Notes; provided, however, if the Company does not make certain payments under the Notes or otherwise suffers an event of default thereunder, Waythere may sell the Fixed Shares and the Conversion Shares at any time thereafter.

      The Fixed Shares and the Conversion Shares have certain demand and piggyback registration rights pursuant to a Registration Rights Agreement entered into by and between the Company and Waythere.

     The Stock Plan Amendment

      On May 6, 2004, the Board of Directors of the Company approved, subject to stockholder approval, an amendment (the “Stock Plan Amendment”) to the Company’s Amended and Restated 2003 Stock Incentive Plan, to increase the maximum number of shares of Common Stock pursuant to which the Company may grant stock options and restricted stock awards thereunder from 3,800,000 to 6,800,000 shares.

     The Written Consent

      On May 6, 2004, Atlantic Investors, LLC, the majority stockholder of the Company (“Atlantic Investors”), delivered to the Company an executed written consent of stockholders, in the form attached as Appendix I, approving (i) the issuance of the Fixed Shares and the Conversion Shares, and (ii) the Stock Plan Amendment.

Voting and Vote Required

      The Company is not seeking consent, authorizations or proxies from you. Section 228 of the Delaware General Corporation Law (“Section 228”) provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval of at least a majority of the outstanding shares of Common Stock present and voting on the matter at a meeting would be required to approve each of (i) the issuance of the Fixed Shares and the Conversion Shares, and (ii) the Stock Plan Amendment.

      As of the Record Date, the Company had 24,829,228 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. On the Record Date, Atlantic Investors held 17,292,550 shares, or approximately 69.6%, of the Company’s Common Stock. Accordingly,

the matters approved by Atlantic Investors by written consent on the Record Date have been approved under Section 228 and require no further stockholder action.

Notice Pursuant to Section 228

      Pursuant to Section 228, the Company is also required to provide prompt notice of the taking of a corporate action by written consent to the stockholders who have not consented in writing to such action. This Information Statement also serves as the notice required by Section 228.

Dissenters’ Rights of Appraisal

      The Delaware General Corporation Law does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with the matters approved by written consent.

Householding of Stockholder Materials

      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” stockholder materials, such as proxy statements, information statements and annual reports. This means that only one copy of this Information Statement may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of this Information Statement to you if you write or call us at the following address or telephone number: Investor Relations Department, NaviSite, Inc., 400 Minuteman Road, Andover, Massachusetts 01810, telephone: (978) 682-8300. If you want to receive separate copies of stockholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact NaviSite at the above address and telephone number.

APPROVAL OF THE ISSUANCE OF THE FIXED SHARES AND THE CONVERSION SHARES

The Surebridge Acquisition

      On June 10, 2004, the Company completed the acquisition of substantially all of the assets and liabilities of Surebridge, a privately held provider of managed application services for mid-market companies. Under the terms of the Asset Purchase Agreement, the Company acquired substantially all of the assets and liabilities of Surebridge in exchange for two promissory notes in the aggregate principal amount of approximately $39.3 million, and the Fixed Shares at closing.

      The Primary Note is in the principal amount of approximately $32.5 million. The Escrow Note is in the principal amount of approximately $6.8 million and has been deposited into escrow for the purpose of satisfying indemnification claims by the Company pursuant to the Asset Purchase Agreement. The principal amount of both Notes is subject to adjustment based on the net working capital of Surebridge at closing. The Notes accrue interest on the unpaid balance at an annual rate of 10%, however no interest shall accrue on any principal paid within nine months of the closing. The Notes shall be paid in full no later than the second anniversary of the closing. In the event that the Company realizes net proceeds in excess of $1 million from certain equity or debt financings or sales of assets, the Company is obligated to use a significant portion of the proceeds to make payments on the Notes.

      The outstanding principal and accrued interest of the Notes shall be convertible into the Conversion Shares at the election of the holder (i) at any time following the first anniversary of the closing if the aggregate principal outstanding under the Notes at such time is greater than or equal to $20 million, (ii) at any time following the 18-month anniversary of the closing if the aggregate principal outstanding under the Notes at such time is greater than or equal to $10 million, (iii) at any time following the second anniversary of the closing, and (iv) at any time following an event of default thereunder. The conversion price of each Note is $4.642, which is the average closing price of the Common Stock for the ten-day period ending one day prior to closing. Assuming no principal adjustments, prepayments or successful indemnification claims by the Company, the maximum number of Conversion Shares issuable upon conversion of the Notes at the maturity date is approximately 10,235,528 shares.

      For a period of one year following the closing of the acquisition, Waythere shall not sell, transfer, assign, convey, encumber, gift, distribute or otherwise dispose of the Fixed Shares, the Conversion Shares or the Notes; provided, however, if the Company does not make certain payments under the Notes or otherwise suffers an event of default thereunder, Waythere may sell the Fixed Shares and the Conversion Shares at any time thereafter.

      The Fixed Shares and the Conversion Shares have certain demand and piggyback registration rights pursuant to a Registration Rights Agreement entered into by and between the Company and Waythere.

Nasdaq Stockholder Approval Requirements

      The Common Stock is listed on The Nasdaq SmallCap Market. The NASD rules governing Nasdaq require stockholder approval of any issuance of securities (i) in connection with the acquisition of the stock or assets of another company that will or potentially will result in the issuance of shares representing 20% or more of the issuer’s outstanding shares of common stock or voting power prior to the issuance of such securities, or (ii) that will or potentially will result in a change of control of the issuer.

      Specifically, NASD Rule 4350(i)(1)(C) requires that the issuer of stock in connection with the acquisition of the stock or assets of another company secure stockholder approval prior to an issuance where the issuance or potential issuance of the shares of common stock, or securities convertible into or exercisable for common stock, would result in the issuance of 20% or more of the common stock or voting power of the issuer before the issuance. In addition, NASD Rule 4350(i)(1)(B) requires that the issuer of stock secure stockholder approval prior to an issuance or potential issuance which will result in a change of control of the issuer.

      Nasdaq rules do not require stockholder approval of the acquisition of the assets and liabilities of Surebridge by the Company or the issuance of the Fixed Shares or the Notes. However, the potential issuance of the Conversion Shares upon conversion of the Notes, when added to the issuance of the Fixed Shares, would potentially equal or exceed the 20% threshold and could potentially be deemed a change of control of the Company under applicable Nasdaq rules. Therefore, for purposes of the applicable Nasdaq rules, the Company’s stockholders approved the issuance of the Fixed Shares and the Conversion Shares prior to any issuance which would equal or exceed the 20% threshold or be deemed a change of control of the Company.

      On May 6, 2004, Atlantic Investors delivered to the Company an executed written consent of stockholders approving the issuance of the Fixed Shares and the Conversion Shares. This Information Statement is being sent to all stockholders of the Company as notice that such action has been taken. The Company is not asking that you vote to approve the issuance of the Fixed Shares and the Conversion Shares. Under federal law governing the taking of stockholder action by written consent, stockholder approval of the issuance of the Fixed Shares and the Conversion Shares will be deemed effective 20 days after the mailing of this Information Statement to stockholders of the Company. Pursuant to the terms of the Asset Purchase Agreement, the Notes shall not be convertible into an aggregate number of shares of Common Stock that is greater than or equal to (i) 19.9% of that number of shares of Common Stock outstanding immediately prior to the closing less (ii) 3,000,000 shares, unless and until such stockholder approval is deemed effective.

APPROVAL OF THE STOCK PLAN AMENDMENT

      On May 6, 2004, the Board of Directors of the Company approved, subject to stockholder approval, an amendment to the Company’s Amended and Restated 2003 Stock Incentive Plan (as amended, the “2003 Plan”), to increase the maximum number of shares of Common Stock pursuant to which the Company may grant stock options and restricted stock awards thereunder from 3,800,000 to 6,800,000 shares. The Board adopted the Stock Plan Amendment because the number of shares currently available under the 2003 Plan is insufficient to satisfy the expected foreseeable future share requirements thereunder. The Board of Directors believes that continued grants of stock options, as well as grants of restricted stock awards, will be an important element in attracting and retaining key employees who are expected to contribute to the Company’s growth and success. NaviSite’s management relies on stock options as essential parts of the compensation packages necessary for NaviSite to attract and retain experienced officers and employees. As of May 6, 2004 and following approval by the stockholders of the Stock Plan Amendment, 3,017,691 shares were available for issuance under the 2003 Plan. The closing price of NaviSite Common Stock on May 6, 2004 was $5.20.

Summary of the 2003 Plan

      The 2003 Plan was adopted, subject to stockholder approval, by NaviSite’s Board of Directors on July 10, 2003, and amended and restated on November 11, 2003 to increase the number of shares of Common Stock available for issuance under such plan from 2,600,000 to 3,800,000. The 2003 Plan was approved by the stockholders of the Company on December 9, 2003 at the Annual Meeting of Stockholders. The 2003 Plan provides for the grant of options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, options not intended to qualify as incentive stock options and restricted stock awards (each, an “Award”) to NaviSite’s employees, officers and directors, consultants or advisors. Incentive stock options may be granted only to employees of NaviSite. A maximum of 6,800,000 shares of Common Stock are eligible for issuance under the 2003 Plan upon the exercise of options or in connection with Awards. If any Award expires, or is terminated, surrendered or canceled without having been fully exercised or forfeited, in whole or in part (including as a result of shares of Common Stock being repurchased by NaviSite at the original issue price pursuant to a contractual repurchase right), or results in the Common Stock not being issued, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the 2003 Plan.

      As of May 6, 2004, approximately 397 persons were eligible to receive Awards under the 2003 Plan, including the Company’s five executive officers and three non-employee directors. As of October 31, 2004, approximately 517 persons were eligible to receive Awards under the 2003 Plan, including the Company’s five executive officers and three non-employee directors. The granting of Awards under the 2003 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group of persons. The following table summarizes options awarded under the 2003 Plan (excluding the Stock Plan Amendment) and under the Stock Plan Amendment as of October 31, 2004 to designated individuals and groups since the adoption of the 2003 Plan in July 2003:

		Number of
	Number of	Options Granted
	Options Granted	under the Stock
	under the	Plan
Name and Principal Position	2003 Plan	Amendment

Arthur P. Becker
Chief Executive Officer and President	460,000	0
Gabriel Ruhan
Chief Operating Officer	460,000	0
James Pluntze
Former Chief Financial Officer	43,125	16,875
Kenneth Drake
General Counsel and Secretary	60,000	0
Current Executive Officers, as a group	1,230,000	0
Current Non-Executive Officer Directors, as a group	170,000	0
Current Non-Executive Officer Employees, as a group	1,679,525	1,700,375

      The purpose of the 2003 Plan is to provide Awards to employees, officers, directors, consultants and advisors of NaviSite and its present or future parent or subsidiary corporations (each a “Participant”), all of whom are eligible to receive Awards under the 2003 Plan. A copy of the 2003 Plan is attached to this Information Statement as Appendix II. The following is a summary of the 2003 Plan and should be read together with the 2003 Plan. The summary is qualified in its entirety by reference to the 2003 Plan.

      Administration. The 2003 Plan is administered by the Board of Directors. The Board of Directors has the power to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the 2003 Plan as it may deem advisable. The Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the 2003 Plan or any Award in the manner and to the extent it shall deem expedient to carry the 2003 Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. The Board may delegate its powers to one or more committees of the Board or to one or more executive officers of NaviSite (provided, that the Board of Directors shall fix the terms of the Awards granted by the executive officer and the maximum number of shares that the executive officer may grant and that no executive officer shall have the power to grant Awards to another executive officer (as defined in Rule 3b-7 of the Exchange Act, or to any officer (as defined in Rule 16a-1 of the Exchange Act) of NaviSite).

      Per-Participant Limit. No Participant may be granted Awards during any one calendar year to purchase more than 650,000 shares of Common Stock.

      Exercise Price. The Board establishes the exercise price at the time each option is granted.

      Exercise of Options. Each option granted under the 2003 Plan shall either be fully exercisable at the time of grant or shall become exercisable in such installments as the Board may specify. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the option, unless otherwise specified by the Board. Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable. During the Participant’s lifetime, Awards may be exercised only by the Participant.

      Payment for Exercise of Options. Payment for the exercise of options under the 2003 Plan may be made by one or any combination of the following forms of payment (a) by cash or check payable to the order of NaviSite; (b) except as otherwise explicitly provided in the applicable option agreement, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to NaviSite sufficient funds to pay the exercise price or any required tax withholding, or delivery by the Participant to NaviSite of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to NaviSite cash or a check sufficient to pay the exercise price and any required tax withholding; (c) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at fair market value (as determined by or in a manner approved by the Board) provided that such method of payment is then permitted by law and such Common Stock, if acquired directly from NaviSite, was owned by the Participant for at least six months; or (d) to the extent permitted by the Board, (x) by delivery of a promissory note of the Participant to NaviSite (on terms determined by the Board) or (y) payment of such other lawful consideration as the Board may determine.

      Transferability. Except as otherwise provided in the applicable option agreement, options are not transferable except by will or by the laws of descent and distribution.

      Restricted Stock. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of NaviSite to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award.

      Acquisition of NaviSite. Upon the occurrence of a Reorganization Event (as defined below) or the execution by NaviSite of any agreement with respect to any Reorganization event, the Board shall provide that all outstanding options outstanding under the 2003 Plan shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). If the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such options, then all then unexercised options will become exercisable in full as of a time specified by the Board prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding options outstanding under the 2003 Plan shall terminate upon consummation of such Reorganization Event and that each optionholder shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such options.

      Upon the occurrence of a Reorganization Event, the repurchase and other rights of NaviSite under each outstanding restricted stock award shall inure to the benefit of NaviSite’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such restricted stock award. “Reorganization Event” is defined in the 2003 Plan as follows: (a) any merger or consolidation of NaviSite with or into another entity as a result of which all of the Common Stock of NaviSite is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of NaviSite for cash, securities or other property pursuant to a share exchange transaction.

      Effect of Termination, Disability or Death. The Board determines the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the

Participant’s legal representative, conservator, guardian or designated beneficiary, may exercise rights under the Award.

      Amendment of Award. The Board of Directors may amend, modify or terminate any outstanding Award, including but not limited to, by substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an ISO (as defined below) to a non-qualified stock option, provided that the Participant’s consent to such action shall be required unless the Board of Directors determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

      Termination and Amendment of Plan. The Board may amend, suspend or terminate the 2003 Plan or any portion thereof at any time. Unless terminated sooner, no Awards may be granted under the 2003 Plan after July 9, 2013, but Awards previously granted may extend beyond that date.

United States Federal Income Tax Consequences

      THE FOLLOWING DISCUSSION OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS GRANTED UNDER THE 2003 PLAN IS BASED UPON THE PROVISIONS OF THE INTERNAL REVENUE CODE AS IN EFFECT ON THE DATE OF THIS INFORMATION STATEMENT, CURRENT REGULATIONS, AND EXISTING ADMINISTRATIVE RULINGS OF THE INTERNAL REVENUE SERVICE. THIS DISCUSSION IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF ALL OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE 2003 PLAN OR OF THE REQUIREMENTS THAT MUST BE MET IN ORDER TO QUALIFY FOR THE DESCRIBED TAX TREATMENT.

      Incentive Stock Options (“ISOs”). The following general rules are applicable under current United States federal income tax law to ISOs granted under the 2003 Plan:

1.	In general, an optionee will not recognize any taxable income upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of an ISO, and NaviSite will not be entitled to a federal income tax deduction upon either the grant or the exercise of an ISO.

2.	If shares acquired upon exercise of an ISO are not disposed of within (i) two years from the date the ISO was granted or (ii) one year from the date the shares are issued to the optionee pursuant to the exercise of the ISO (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price generally will be treated as capital gain or loss to the optionee.

3.	If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the Holding Periods (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4.	The difference between the amount realized by an optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss to the optionee.

5.	In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of shares acquired upon exercise of an ISO, NaviSite generally will be entitled to a corresponding federal income tax deduction.

6.	An optionee may be entitled to exercise an ISO by delivering shares of NaviSite Common Stock to NaviSite in payment of the exercise price, if the optionee’s ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

7.	In addition to the tax consequences described above, the exercise of an ISO may result in an “alternative minimum tax” to the optionee. In general, the amount by which the fair market value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income. A taxpayer is required to pay the greater of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

8.	Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds one year.

9.	Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain reporting requirements and restrictions on resale under federal securities laws applicable to directors, certain officers or 10% stockholders.

      Non-Qualified Options. The following general rules are applicable under current United States federal income tax law to Non-Qualified Options granted under the 2003 Plan:

1.	In general, an optionee will not recognize any taxable income upon the grant of a Non-Qualified Option, and NaviSite will not be entitled to a federal income tax deduction upon such grant.

2.	An optionee generally will recognize ordinary income at the time of exercise of the Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. NaviSite may be required to withhold tax on this amount.

3.	When an optionee sells the shares acquired upon the exercise of a Non-Qualified Option, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

4.	When an optionee recognizes ordinary income attributable to a Non-Qualified Option, NaviSite generally should be entitled to a corresponding federal income tax deduction.

5.	An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of NaviSite Common Stock to NaviSite in payment of the exercise price, if the optionee’s option agreement so provides. If an optionee exercises a Non-Qualified Option in such fashion, special rules will apply.

6.	Special rules apply if the shares acquired upon the exercise of a Non-Qualified Option are subject to vesting, or are subject to certain reporting requirements and restrictions on resale under federal securities laws applicable to directors, certain officers or 10% stockholders.

      Restricted Stock Awards. The following general rules are applicable under current United States federal income tax law to Awards comprised of restricted Common Stock under the 2003 Plan:

      Persons receiving restricted Common Stock under the under the 2003 Plan pursuant to Awards generally will not recognize taxable income upon the grant of the Award, unless the Participant makes an election under Section 83(b) of the Code (an “83(b) Election”). If the Participant makes an 83(b Election within 30 days of the date of grant, the Participant will recognize ordinary income, for the year the Award is granted, in an amount equal to the difference between the fair market value of the shares received (determined on the date of the Award) over the purchase price. If an 83(b) Election is not made, then the Participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The Participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary income recognized.

      Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the Participant will recognize capital gain or loss equal to the difference between the sale price of the Common Stock and the Participant’s basis in the Common Stock. The capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year.

Equity Compensation Plan Information as of July 31, 2004

      The following table sets forth certain information regarding NaviSite’s equity compensation plans as of July 31, 2004. Pursuant to the rules of the Securities and Exchange Commission, the following table excludes the 3,000,000 shares subject to the Stock Plan Amendment.

	(a)		(c)
	Number of Securities to	(b)	Number of Securities
	Be Issued Upon	Weighted-average	Available for Future Issuance
	Exercise of Outstanding	Exercise Price of	Under Equity Compensation
	Options, Warrants and	Outstanding Options,	Plans (excluding securities
Plan Category	Rights	Warrants and Rights	reflected in column (a))

Equity compensation plans approved by security holders	3,730,713	$7.10	159,634
Equity compensation plans not approved by security holders	—	$—	—

Total	3,730,713		159,634

      On May 6, 2004, Atlantic Investors delivered to the Company an executed written consent of stockholders approving the Stock Plan Amendment. This Information Statement is being sent to all stockholders of the Company as notice that such action has been taken. The Company is not asking that you vote to approve the Stock Plan Amendment. Under federal law governing the taking of stockholder action by written consent, stockholder approval of the Stock Plan Amendment will be deemed effective 20 days after the mailing of this Information Statement to stockholders of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of September 30, 2004 (unless otherwise indicated), with respect to the beneficial ownership of Common Stock by the following:

•	each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock;

•	each of the Company’s directors;

•	each of the Named Executive Officers (as defined below under the heading “Executive Compensation”);

•	one additional executive officer of the Company; and

•	all of the current executive officers and directors as a group.

      For purposes of the following table, beneficial ownership is determined in accordance with the rules promulgated by the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, the Company believes that each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them (or shares such power with his or her spouse). Under such rules, shares of Common Stock issuable under options that are currently exercisable or exercisable within 60 days after September 30, 2004 (“Presently Exercisable Options”) are deemed outstanding and are included in the number of shares beneficially owned by a person named in the table and are used to compute the percentage ownership of that person. These shares are not, however, deemed outstanding for computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each person listed in the table is c/o NaviSite, Inc., 400 Minuteman Road, Andover, Massachusetts 01810.

      The percentage ownership of Common Stock of each person or entity named in the following table is based on 27,928,724 shares of Common Stock outstanding as of September 30, 2004 plus any shares subject to Presently Exercisable Options held by such person.

	Amount and Nature of
	Beneficial Ownership

Name and Address of	Number		Percentage
Beneficial Owner	of Shares		of Class

5% Stockholders
Atlantic Investors, LLC	17,121,652	(1)	61.3%
20 East 66th Street
New York, NY 10021
Hewlett-Packard Financial Services Company	4,416,592	(2)	15.8%
420 Mountain Avenue
Murray Hill, NJ 07974
Waythere, Inc.(3)	3,000,000		10.7%
c/o BG Affiliates
One Beacon Street
Suite 1500
Boston, MA 02108
Directors and Named Executive Officers
Andrew Ruhan	—	(4)	*
Arthur P. Becker	446,400	(5)	1.6%
Gabriel Ruhan	233,333	(6)	*
Larry Schwartz	35,554	(6)	*
James Dennedy	39,721	(6)	*
Thomas R. Evans	18,055	(6)	*
James Pluntze	49,791	(6)(7)	*
Kenneth Drake	43,333	(6)	*
Other Executive Officers
John J. Gavin, Jr.	54,166	(8)	*
All current executive officers and director as a group	870,562	(9)	3.0%

*	Less than 1%.

(1)	Based on information provided by Atlantic Investors, LLC in a Form 4 dated July 28, 2004 filed with the Securities and Exchange Commission on July 30, 2004. Atlantic Investors, LLC is controlled by two managing members, Unicorn Worldwide Holdings Limited and Madison Technology LLC. Unicorn Worldwide Holdings Limited is jointly controlled by its Board members, Simon Cooper and Simon McNally. Mr. Becker is the managing member of Madison Technology LLC. Messrs. Cooper and McNally for Unicorn Worldwide Holdings Limited and Mr. Becker for Madison Technology LLC share voting and investment power over the securities held by Atlantic Investors, LLC. Mr. A. Ruhan holds a 10% equity interest in Unicorn Worldwide Holdings Limited, a managing member of Atlantic Investors, LLC. Atlantic Investors, LLC has informed us that the 17,121,652 shares of our common stock it holds is currently its sole investment.

(2)	These shares are held of record by Hewlett-Packard Financial Services Company, a wholly owned subsidiary of Hewlett-Packard Company, a widely held publicly traded company. Hewlett-Packard Company and Hewlett-Packard Financial Services Company may each be deemed the beneficial owner of these shares.

(3)	Formerly known as Surebridge, Inc.

(4)	Excludes 17,121,652 shares of Common Stock owned by Atlantic Investors, LLC and 426,134 shares of Common Stock owned by Global Unicorn Worldwide Holdings S.A.R.L., a wholly owned subsidiary of Unicorn Worldwide Holdings Limited, with respect to all of which Mr. A. Ruhan disclaims beneficial ownership. Mr. A. Ruhan holds a 10% equity interest in Unicorn Worldwide Holdings Limited, a managing member of Atlantic Investors, LLC.

(5)	Consists of 213,067 shares of Common Stock owned by Madison Technology LLC and 233,333 shares of Common Stock issuable upon the exercise of Presently Exercisable Options. Excludes 17,121,652 shares of Common Stock owned by Atlantic Investors, LLC with respect to which Mr. Becker disclaims beneficial ownership. Mr. Becker is the managing member of Madison Technology LLC, a managing member of Atlantic Investors, LLC.

(6)	Consists of shares of Common Stock issuable upon the exercise of Presently Exercisable Options.

(7)	Served as NaviSite’s Chief Financial Officer until May 2004.

(8)	Consists of shares of Common Stock issuable upon the exercise of Presently Exercisable Options. Mr. Gavin became our Chief Financial Officer on May 6, 2004.

(9)	Consists of 213,067 shares of Common Stock owned by Madison Technology LLC and 657,495 shares of Common Stock issuable upon the exercise of Presently Exercisable Options. Excludes 17,121,652 shares of Common Stock owned by Atlantic Investors, LLC with respect to which Messrs. A. Ruhan and Becker disclaim beneficial ownership, and 426,134 shares of Common Stock owned by Global Unicorn Worldwide Holdings S.A.R.L., a wholly owned subsidiary of Unicorn Worldwide Holdings Limited, with respect to which Mr. A. Ruhan disclaims beneficial ownership. Mr. A. Ruhan holds a 10% equity interest in Unicorn Worldwide Holdings Limited, a managing member of Atlantic Investors, LLC, and Mr. Becker is the managing member of Madison Technology LLC, a managing member of Atlantic Investors, LLC.

ADDITIONAL INFORMATION ABOUT NAVISITE

Director Compensation

      The Board of Directors has adopted a policy (i) to grant to future independent directors upon initial election to the Board options to purchase 50,000 shares of NaviSite Common Stock and (ii) that any independent director be paid $7,500 per year, payable in quarterly installments. The initial option grant of 50,000 shares of NaviSite Common Stock will vest monthly over three years (1/36th of the number of shares vest monthly). Additionally, upon re-election to the Board of Directors, independent directors of the Board of Directors will be granted an annual option to purchase 15,000 shares of NaviSite Common Stock. The annual option grant of 15,000 shares vests monthly over a period of 12 months. The Chairperson of each of the Audit Committee and the Compensation Committee also will receive, upon re-election to the Board of Directors at each annual meeting of stockholders, an option to purchase 10,000 shares of NaviSite Common Stock. This annual option grant of 10,000 shares of NaviSite Common Stock vests monthly over a period of 12 months.

      During the 2004 fiscal year, Messrs. A. Ruhan, G. Ruhan and Becker were not paid for service on the Board of Directors. In October 2004 Messrs. Dennedy, Evans and Schwartz each received $5,625 for service on the Board of Directors since December 9, 2003, of which approximately $4,700 was for service during the 2004 fiscal year. On December 9, 2003, each of Messrs. Dennedy and Schwartz was granted an option to purchase 50,000 shares of Common Stock at an exercise price of $2.55 per share and an option to purchase 10,000 shares of Common Stock at an exercise price of $8.40 per share. On December 9, 2003, Mr. Evans was granted an option to purchase 50,000 shares of Common Stock at an exercise price of $3.53 per share. On December 9, 2003, Messrs. G. Ruhan and Becker were each granted an option to purchase 60,000 shares of Common Stock at an exercise price of $2.55 per share, and on January 30, 2004, Messrs. G. Ruhan and Becker were each granted an option to purchase 400,000 shares of Common Stock at an exercise price of $5.41 per share.

      Apart from the arrangements discussed above, NaviSite does not pay any cash compensation to members of its Board of Directors for their services as members of the Board of Directors, although directors are reimbursed for their reasonable travel expenses incurred in connection with attending Board of Directors and committee meetings. Directors who are also NaviSite officers or employees are eligible to participate in the 2003 Plan.

      NaviSite and each member of the Board of Directors have entered into an indemnification agreement pursuant to which the directors will be indemnified by NaviSite, subject to certain limitations, for any liabilities incurred by the directors in connection with their role as directors of NaviSite.

Executive Compensation

Summary Compensation

      The following table sets forth certain summary information with respect to the compensation paid during the fiscal years ended July 31, 2004 and 2003 earned by each of (i) all individuals who served as the Chief Executive Officer during the fiscal year ended July 31, 2004, (ii) one former executive officer who would have been among the most highly compensated executive officers during fiscal year 2004 had he remained as an executive officer as of July 31, 2004, and (iii) two other executive officers who were serving as executive officers on July 31, 2004 whose total annual salary and bonuses for fiscal year 2004 exceeded $100,000 (collectively, the “Named Executive Officers”). None of the Named Executive Officers served with NaviSite prior to fiscal year 2003. Mr. Drake commenced employment with NaviSite in September 2003. In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation

				Awards

		Annual Compensation		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options	Compensation ($)

Arthur P. Becker	2004	275,000	—	460,000	—
Chief Executive Officer and President	2003	121,635	—	40,000	—
Gabriel Ruhan	2004	250,000	—	460,000	40,799 (1)
Chief Operating Officer	2003	205,769	—	40,000
James Pluntze	2004	166,058	—	43,125	—
Former Chief Financial Officer	2003	48,075	4,850	40,000	—
Kenneth Drake	2004	155,769	—	80,000	—
General Counsel and Secretary

(1)	Amount represents housing expenses, including the rent for a residential real estate lease, and the taxes owed by Mr. G. Ruhan on such benefit.

Option Grants During the Fiscal Year Ended July 31, 2004

      The following table sets forth information regarding options to purchase NaviSite Common Stock granted to the Named Executive Officers during the fiscal year ended July 31, 2004. NaviSite has never granted any stock appreciation rights.

STOCK OPTION GRANTS IN THE FISCAL YEAR ENDED JULY 31, 2004

	Individual Grants

			Percent of			Potential Realizable
	Number of		Total			Value at Assumed
	Securities		Options	Exercise		Annual Rates of Stock
	Underlying		Granted to	Price		Price Appreciation for
	Options		Employees in	(Per		Option Term ($)(1)
	Granted		Fiscal Year	Share)	Expiration
Name	(#)		(%)	($)	Date	5%	10%

Arthur P. Becker	60,000	(2)	3.0	2.55	07/10/2013	651,451	1,103,377
	400,000	(3)	19.9	5.41	01/30/2014	1,360,928	3,448,859
Gabriel Ruhan	60,000	(2)	3.0	2.55	07/10/2013	651,451	1,103,377
	400,000	(3)	19.9	5.41	01/30/2014	1,360,928	3,448,859
James Pluntze	40,000	(4)	2.0	2.55	07/10/2013	434,301	735,584
	3,125	(5)	0.2	2.55	01/30/2014	19,570	35,882
Kenneth Drake	40,000	(6)	2.0	3.53	10/03/2013	88,769	224,941
	40,000	(7)	2.0	3.53	10/03/2013	401,229	715,183

(1)	Amounts reported in these columns represent hypothetical amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the underlying common stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect NaviSite’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the underlying common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the optionholder.

(2)	On December 9, 2003, this option was granted under the 2003 Plan. The option is exercisable as to 10,000 shares on July 10, 2004. Thereafter, the option vests and becomes excisable as to 2,084 shares on each monthly anniversary date of July 10, 2004 until fully vested on July 10, 2006.

(3)	On January 30, 2004, this option was granted under the 2003 Plan. The option is exercisable as to 100,000 shares on the date of grant. Thereafter, the option vests and becomes excisable in 36 equal monthly installments on each monthly anniversary date of the date of grant until fully vested on third anniversary of the date of grant.

(4)	On January 30, 2004, this option was granted under the 2003 Plan. The option is exercisable as to 1/24th the number of shares subject to the option on each monthly anniversary date of July 10, 2004 until fully vested on July 10, 2006.

(5)	Mr. Pluntze served as a member of the Board of Directors of NaviSite from January 27, 2003 through May 5, 2003. During this time, NaviSite did not have an existing stock option plan pursuant to which Mr. Pluntze was eligible to participate and receive a stock option grant. On December 9, 2003, the stockholders of NaviSite approved the 2003 Plan. On January 30, 2004, the Board of Directors determined to grant to Mr. Pluntze an option to purchase these shares under such plan at an exercise price of $2.55 per share, consistent with grants made to certain similarly situated directors on December 9, 2003.

(6)	On October 3, 2003, Mr. Drake was granted this option under the 1998 Equity Incentive Plan. The option was vested and exercisable as to 50% of the shares underlying the option on the date of grant. Thereafter, the option vested and became exercisable in 12 equal monthly installments on each monthly anniversary date of the date of grant until fully vested on October 3, 2004.

(7)	On December 9, 2003, Mr. Drake was granted this option under the 2003 Plan. This option is exercisable as to 1/24th number of shares underlying the option on each monthly anniversary date of September 8, 2004 until fully vested on September 8, 2006.

Options Exercised During Fiscal Year Ended July 31, 2004

      The following table sets forth the number of exercisable and unexercisable options to purchase NaviSite Common Stock held by the Named Executive Officers as of July 31, 2004. No stock options to purchase NaviSite Common Stock were exercised by any Named Executive Officer during the fiscal year ended July 31, 2004 and no such options were in-the-money as of July 31, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

	Number of Securities
	Underlying Unexercised
	Options at July 31, 2004

Name	Exercisable	Unexercisable

Arthur P. Becker	200,000	300,000
Gabriel Ruhan	200,000	300,000
James Pluntze	43,125	40,000
Kenneth Drake	35,000	45,000

Compensation Committee Report

      This report discusses the Compensation Committee’s compensation objectives and policies with respect to NaviSite’s executive officers. The report reviews the compensation of senior executive officers as a group for the last fiscal year and, specifically, the compensation of Arthur P. Becker, NaviSite’s Chief Executive Officer.

      Compensation Philosophy. NaviSite’s executive compensation program has three objectives: (i) to align the interests of its executive officers with the interests of NaviSite’s stockholders by basing a significant portion of an executive’s compensation on NaviSite’s performance; (ii) to attract and retain highly talented and productive executives; and (iii) to provide incentives for superior performance by NaviSite’s executives. To achieve these objectives, the Compensation Committee has crafted a program that consists of base salary, short-term incentive compensation in the form of a bonus, and long-term incentive compensation in the form of stock options. These compensation elements are in addition to the general benefit programs that are offered to all of NaviSite’s employees. The Compensation Committee has determined that, in light of NaviSite’s current cash position, awarding cash bonuses at this time is not appropriate.

      The Compensation Committee reviews NaviSite’s executive compensation program annually. In its review, the Compensation Committee assesses the competitiveness of NaviSite’s executive compensation program and reviews NaviSite’s performance for the previous fiscal year. In future years, the Compensation Committee will gauge the success of the compensation program in achieving its objectives in the previous year and will consider NaviSite’s overall performance objectives. Each element of NaviSite’s executive compensation program is discussed below.

      Benefits. The Compensation Committee believes that NaviSite must offer a competitive benefits program to attract and retain key executives. NaviSite provides the same medical and other benefits to its executive officers that are generally available to its other employees. Senior executives, along with all eligible employees of NaviSite, may also choose to participate in NaviSite’s 401(k) plan.

      Long-Term Incentive Compensation. The Compensation Committee believes that placing a portion of an executive’s total compensation in the form of stock options achieves three objectives: (i) it aligns the interest of NaviSite’s executives directly with those of NaviSite’s stockholders; (ii) it gives executives a significant long-term interest in NaviSite’s success; and (iii) it helps NaviSite retain key executives. In determining the number and terms of options to grant an executive, the Compensation Committee will primarily consider subjectively the executive’s past performance and the degree to which an incentive for long-term performance would benefit NaviSite.

      Compensation of the Chief Executive Officer. The Compensation Committee believes that the compensation of the Chief Executive Officer is consistent with NaviSite’s general policies concerning executive compensation and is appropriate in light of NaviSite’s financial objectives and performance. Awards of intermediate and long-term incentive compensation to the Chief Executive Officer are considered concurrently with awards to other executive officers and follow the same general policies as such other intermediate and long-term incentive awards.

      Mr. Becker has served as a director of NaviSite since September 2002 and became its Chief Executive Officer and President in February 2003. Mr. Becker’s base salary for the last fiscal year was $275,000. In December 2003, Mr. Becker also received an option to acquire 60,000 shares of NaviSite Common Stock at an exercise price of $2.55 per share, and in January 2004, Mr. Becker received an option to acquire 400,000 shares of NaviSite Common Stock at an exercise price of $5.41 per share. Mr. Becker’s compensation was designed to align his interests with those of NaviSite’s stockholders by tying the value of the stock option award and his eligibility for periodic cash bonuses to the success of his efforts towards building NaviSite’s management team, business and infrastructure and improving the operating and financial performance of NaviSite. The Compensation Committee believes that Mr. Becker’s compensation has been consistent with the Compensation Committee’s compensation philosophy.

      Policy on Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a federal income tax deduction to public companies for certain compensation over $1,000,000 paid to a company’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee intends to review the potential effects of Section 162(m) periodically and intends to structure NaviSite’s stock option grants and certain other equity-based awards in a manner that is intended to avoid disallowances under Section 162(m) of the Code unless the Compensation Committee believes that such compliance would not be in the best interest of NaviSite or its stockholders.

COMPENSATION COMMITTEE

Larry Schwartz, Chairman

James Dennedy

Thomas R. Evans

Stock Performance Graph

      The following graph compares the cumulative total return to stockholders of NaviSite Common Stock for the period from October 22, 1999, the date NaviSite Common Stock was first traded on The Nasdaq National Market, through July 31, 2004, with the cumulative total return over the same period of (i) the Nasdaq Composite Index and (ii) a peer group index of publicly traded companies that provide similar services to those of NaviSite (the “Peer Group Index”). The graph assumes the investment of $100 in NaviSite Common Stock (at the closing price on the date of NaviSite’s initial public offering) and in each of such indices (and the reinvestment of all dividends, if any) on October 22, 1999. The performance shown is not necessarily indicative of future performance.

Comparison of Cumulative Total Return

Assumes Initial Investment of $100
October 22, 1999 Through July 31, 2004

		Nasdaq
Measurement Period		Composite	Peer Group
(Fiscal Year Covered)	NaviSite, Inc.	Index	Index(1)

October 22, 1999	$100.00	$100.00	$100.00
July 31, 2000	$234.30	$143.06	$93.93
July 31, 2001	$4.33	$77.20	$80.16
July 31, 2002	$0.69	$50.76	$46.63
July 31, 2003	$1.14	$66.63	$48.21
July 31, 2004	$0.78	$72.83	$51.49

(1)	The Peer Group Index is a modified-capitalization weighted index of stocks selected by NaviSite that represents the following publicly traded companies: International Business Machines Corporation, Electronic Data Systems Corporation, Computer Sciences Corporation, Level 3 Communications, Inc., Qwest Communications International Inc., divine, inc., AT&T Corp., Akamai Technologies, Inc., Corio, Inc. and SBC Communications Inc.

      Notwithstanding anything to the contrary set forth in any of NaviSite’s filings under the Securities Act or the Exchange Act that might incorporate other filings with the SEC, including this Proxy

Statement, in whole or in part, the Compensation Committee Report and the Stock Performance Graph shall not be deemed incorporated by reference into any such filings.

Employment Agreements and Severance and Change of Control Arrangements

Arthur Becker

      We entered into an employment agreement with Arthur P. Becker as of February 21, 2003, pursuant to which he is employed as NaviSite’s Chief Executive Officer and President. His agreement is for a continuous term, but subject to the provisions described below, may be terminated by either party at any time. Pursuant to this agreement, Mr. Becker is entitled to receive:

•	a base salary, currently $275,000 per year, which is reviewed by our Board of Directors annually (but no more frequently than annually);

•	an annual bonus upon NaviSite’s achievement of various financial and/or other goals established by the Board; and

•	fringe benefits, including stock options and health insurance and other benefits available to our employees.

      If Mr. Becker’s employment is terminated (i) by reason of death or disability, (ii) by NaviSite with cause or (iii) due to his voluntary resignation, then he will receive no additional salary or benefits other than what has accrued through the date of termination.

      If Mr. Becker’s employment is terminated without cause and he signs a general release of known and unknown claims in a form satisfactory to NaviSite, Mr. Becker will receive severance payments at his final base salary rate, less applicable withholding, until the earlier of (i) six months after the date of his termination without cause, or (ii) the date on which he first commences other employment.

      Mr. Becker and NaviSite have also entered into an indemnification agreement pursuant to which he will be indemnified by NaviSite, subject to certain limitations, for any liabilities incurred by him in connection with his role as a director and officer of NaviSite.

John J. Gavin, Jr.

      On May 6, 2004, Mr. Gavin and NaviSite entered into an employment agreement pursuant to which Mr. Gavin is employed as NaviSite’s Chief Financial Officer. Mr. Gavin’s agreement is for a continuous term, but subject to the provisions described below, may be terminated by either party at any time. Pursuant to this agreement, Mr. Gavin is entitled to receive:

•	a base salary, currently $250,000 per year, which is reviewed by our Board of Directors annually (but no more frequently than annually); and

•	fringe benefits, including stock options and health insurance and other benefits available to our employees.

      If Mr. Gavin’s employment is terminated (i) by reason of death or disability, (ii) by NaviSite with Cause (as defined) or (iii) due to his voluntary resignation without Good Reason (as defined), then he will receive no additional salary or benefits other than what has accrued through the date of termination.

      If Mr. Gavin’s employment is terminated by NaviSite without Cause or by Mr. Gavin with Good Reason, and he signs a general release of known and unknown claims in a form satisfactory to NaviSite, Mr. Gavin will receive severance payments at his final base salary rate, less applicable withholding, and continuation of medical benefits until the earlier of (i) six or twelve months after the date of his termination (depending on the reason, date of severance and amount of time served with NaviSite) and (ii) the date on which Mr. Gavin commences other employment.

Kenneth Drake

      We entered into an employment agreement with Kenneth Drake as of July 15, 2003, pursuant to which he is employed as NaviSite’s General Counsel. Pursuant to this agreement, Mr. Drake is entitled to receive:

•	a base salary, currently $180,000 per year, which is reviewed by our Board of Directors annually (but no more frequently than annually); and

•	fringe benefits, including stock options and health insurance and other benefits available to our employees.

      Mr. Drake is also eligible for an annual discretionary bonus based in part upon NaviSite’s achievement of various goals set by Mr. Drake and NaviSite’s President and Chief Executive Officer.

      If Mr. Drake’s employment is terminated (i) by reason of death or disability, (ii) by NaviSite with Cause (as defined) or (iii) due to his voluntary resignation without Good Reason (as defined), then he will receive no additional salary or benefits other than what has accrued through the date of termination.

      If Mr. Drake’s employment is terminated by NaviSite without Cause or by Mr. Drake with Good Reason, and he signs a general release of known and unknown claims in a form satisfactory to NaviSite, Mr. Drake will receive severance payments at his final base salary rate, less applicable withholding, and continuation of medical benefits until six months after the date of his termination.

James Pluntze

      We entered an employment agreement and a severance agreement with James Pluntze as of March 25, 2003, pursuant to which he was employed as NaviSite’s VP of Finance and Acting CFO. Mr. Pluntze served as NaviSite’s Chief Financial Officer until May 5, 2004, at which point he assumed the role of Senior Vice President of Finance and Mr. Gavin assumed the role of Chief Financial Officer. Pursuant to Mr. Pluntze’s employment agreement, Mr. Pluntze was entitled to receive a base salary of $140,000 per year.

      Pursuant to Mr. Pluntze’s severance agreement, in the event Mr. Pluntze’s employment is terminated (i) by NaviSite for a reason other than for Cause (as defined) or (ii) by Mr. Pluntze for Good Reason (as defined), then Mr. Pluntze shall be eligible for severance pay equal to six (6) months’ base wages, less applicable taxes and withholding.

Financial and Other Information

      Certain financial and other information regarding NaviSite and Surebridge is included in the financial pages to this Information Statement.

By Order of the Board of Directors,

KENNETH DRAKE

Secretary

December [     ], 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

NaviSite, Inc. and Subsidiaries:

      We have audited the accompanying consolidated balance sheets of NaviSite, Inc. and Subsidiaries as of July 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended July 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NaviSite, Inc. and Subsidiaries as of July 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended July 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred recurring losses from operations since inception and has an accumulated deficit. These factors, among others as discussed in Note 3 to the financial statements, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

Boston, Massachusetts

November 1, 2004

NAVISITE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	July 31,

	2004	2003

	(In thousands,
	except par value)
ASSETS
Current assets:
Cash and cash equivalents	$3,195	$3,862
Accounts receivable, less allowance for doubtful accounts of $2,498 and $2,030 at July 31, 2004 and 2003, respectively	16,584	14,741
Unbilled accounts receivable	1,854	58
Due from related party	101	—
Prepaid expenses and other current assets	4,113	3,953

Total current assets	25,847	22,614
Property and equipment, net	20,794	22,165
Customer lists, less accumulated amortization of $7,875 and $3,724 at July 31, 2004 and 2003, respectively	23,151	12,052
Goodwill	45,920	3,206
Other assets	6,316	6,280
Restricted cash	1,836	3,054

Total assets	$123,864	$69,371

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts receivable financing line, net	$20,240	$6,358
Notes payable, current portion	1,551	1,211
Note payable to related party	3,000	3,000
Capital lease obligations, current portion	2,921	3,268
Accounts payable	8,285	4,371
Accrued expenses	18,890	15,044
Accrued lease abandonment costs, current portion	4,269	2,536
Deferred revenue	2,670	2,736
Customer deposits	732	391

Total current liabilities	62,558	38,915
Capital lease obligations, less current portion	469	1,907
Accrued lease abandonment costs, less current portion	2,782	3,476
Other long-term liabilities	1,349	2,194
Note to the AppliedTheory Estate	6,000	6,000
Note payable, less current portion	1,157	—
Convertible notes payable to Surebridge	38,467	—

Total liabilities	112,782	52,492

Commitments and contingencies (Note 12)

Stockholders’ equity:
Preferred stock, $0.01 par value; Authorized 5,000 shares; Issued and outstanding: no shares at July 31, 2004 and 2003	—	—
Common stock, $0.01 par value; Authorized 395,000 shares; Issued and outstanding: 27,924 and 23,412 at July 31, 2004 and 2003	279	235
Deferred compensation	(1,514)	—
Accumulated other comprehensive income (loss)	15	(16)
Additional paid-in capital	452,156	432,399
Accumulated deficit	(439,854)	(415,739)

Total stockholders’ equity	11,082	16,879

Total liabilities and stockholders’ equity	$123,864	$69,371

See accompanying notes to consolidated financial statements.

NAVISITE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended July 31,

	2004	2003	2002

	(In thousands, except per share data)
Revenue	$91,126	$75,281	$40,968
Revenue, related parties	46	1,310	18,453

Total revenue	91,172	76,591	59,421

Cost of revenue	68,379	70,781	67,000
Impairment, restructuring and other	917	—	68,317

Total cost of revenue	69,296	70,781	135,317

Gross profit (loss)	21,876	5,810	(75,896)

Operating expenses:
Product development	1,075	950	5,281
Selling and marketing	9,567	5,960	9,703
General and administrative	24,714	20,207	19,272
Impairment, restructuring and other	5,286	8,882	(2,633)

Total operating expenses	40,642	35,999	31,623

Loss from operations	(18,766)	(30,189)	(107,519)
Other income (expense):
Interest income	126	851	1,060
Interest expense	(3,181)	(43,403)	(14,718)
Other income (expense), net	468	(733)	(516)

Loss before income tax expense	(21,353)	(73,474)	(121,693)
Income tax expense	(1)	(153)	—

Net loss	$(21,354)	$(73,627)	$(121,693)

Basic and diluted net loss per common share	$(0.85)	$(6.32)	$(22.30)

Basic and diluted weighted average number of common shares outstanding	25,160	11,654	5,457

See accompanying notes to consolidated financial statements.

NAVISITE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

				Accumulated
	Common Stock			Other	Additional		Stockholders’
			Deferred	Comprehensive	Paid-In	Accumulated	Equity
	Shares	Amount	Compensation	Income (Loss)	Capital	Deficit	(Deficit)

	(In thousands)
Balance at July 31, 2001	4,125	$41	$—	$—	$208,642	$(215,645)	$(6,962)
Issuance of common stock pursuant to employee stock purchase plan and exercise of stock options	35	0	—	—	36	—	36
Conversion of CMGI convertible debt and other amounts due to CMGI	1,624	16	—	—	87,137	—	87,153
Issuance of common stock in connection with the interest on convertible debt	464	5	—	—	2,980	—	2,985
Beneficial conversion feature of debt issued to CMGI and HPFS	—	—	—	—	42,561	—	42,561
Net settlement of debt to CMGI	—	—	—	—	4,464	—	4,464
Net loss	—	—	—	—	—	(121,693)	(121,693)

Balance at July 31, 2002	6,248	62	—	—	345,820	(337,338)	8,544
Exercise of common stock options	2	—	—	—	2	—	2
Common control merger with CBTM	568	6	—	—	3,360	(515)	2,851
Common control merger with CBT	—	—	—	—	16,664	(4,259)	12,405
Conversion of CBT convertible debt and other amounts due to CBT	16,363	165	—	—	65,816	—	65,981
Issuance of common stock — Avasta acquisition	231	2	—	—	367	—	369
Issuance of stock warrants to Silicon Valley Bank	—	—	—	—	370	—	370
Currency translation adjustment	—	—	—	(16)	—	—	(16)
Net loss	—	—	—	—	—	(73,627)	(73,627)

Balance at July 31, 2003	23,412	235	—	(16)	432,399	(415,739)	16,879
Exercise of common stock options	159	1	—	—	403	—	404
Deferred stock-based compensation	—	—	(1,987)	—	1,987	—	—
Amortization of deferred stock-based compensation	—	—	473	—	—	—	473
Issuance of common stock — Avasta earn-out	179	2	—	—	741	—	743
Issuance of stock warrants to Silicon Valley Bank	—	—	—	—	213	—	213
Exercise of Silicon Valley Bank stock warrants	74	1	—	—	(1)	—	—
Issuance of common stock — common control merger with CBT	1,100	10	—	—	2,794	(2,761)	43
Issuance of common stock — Surebridge acquisition	3,000	30	—	—	13,620	—	13,650
Currency translation adjustment	—	—	—	31	—	—	31
Net loss	—	—	—	—	—	(21,354)	(21,354)

Balance at July 31, 2004	27,924	$279	$(1,514)	$15	$452,156	$(439,854)	$11,082

See accompanying notes to consolidated financial statements.

NAVISITE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended July 31,

	2004	2003	2002

	(In thousands)
Cash flows from operating activities:
Net loss	$(21,354)	$(73,627)	$(121,693)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	12,902	14,148	20,649
Amortization of beneficial conversion feature to interest expense	—	37,398	5,163
Interest on debt paid in stock	—	2,098	3,695
Impairment of long-lived assets	1,145	1,190	68,317
Impairment of goodwill and intangibles	—	1,831	186
Write-down of assets held for sale	—	—	524
Loss on disposal of assets	6	250	1,363
Gain on sale of Streaming Media assets	—	—	(524)
Costs associated with abandoned leases	5,058	6,127	—
Amortization of warrants	358	66	—
Non-cash stock compensation	473	—	—
Provision for bad debts	2,568	1,583	3,490
Accretion of debt discount	—	—	1,172
Changes in operating assets and liabilities, net of impact of acquisitions
Accounts receivable	586	(1,371)	3,600
Unbilled accounts receivable	(360)	45	—
Due from CMGI and affiliates	—	(22)	(266)
Due to CMGI	—	(3,241)	7,218
Due from CBT	(101)	—	—
Prepaid expenses and other current assets	(79)	1,775	178
Long-term assets	498	675	(379)
Accounts payable	(814)	(2,614)	(8,537)
Customer deposits	(1)	192	(19)
Long-term liabilities	(844)	163	—
Accrued expenses and deferred revenue	(4,687)	(1,215)	(11,172)

Net cash used for operating activities	(4,646)	(14,549)	(27,035)

(Continued)

	Years Ended July 31,

	2004	2003	2002

	(In thousands)
Cash flows from investing activities:
Net cash acquired in acquisitions	6	3,981	—
Cash used to acquire Interliant assets	—	(5,830)	—
Purchase of property and equipment	(4,269)	(1,067)	(4,182)
Proceeds from the sale of equipment	95	475	1,440
Purchase of debt securities	—	(1,963)	—
Loan to related party	—	(1,596)	—
Proceeds from repayment of loan to related party	—	200	—
Proceeds from the sale of Streaming Media assets	—	—	1,600
Other assets	—	—	577

Net cash used for investing activities	(4,168)	(5,800)	(565)

Cash flows from financing activities:
Restricted cash	1,676	3,878	1,201
Issuance of convertible notes payable to CMGI and HPFS	—	—	30,000
Proceeds from exercise of stock options and employee stock purchase plan	404	—	35
Proceeds from sale leaseback	120	—	—
Proceeds from note payable	450	—	—
Repayment of note payable	(2,055)	—	(1,874)
Debt repayment to the AppliedTheory estate	—	(6,100)	—
Borrowing under note to affiliate	—	5,850	—
Net borrowings (repayments) under accounts receivable line	(6,874)	6,359	—
Net proceeds from modified accounts receivable line	20,400	—	—
Payments under note to affiliates	(30)	(2,600)	—
Payoff of Surebridge line of credit and term note	(3,865)	—	—
Payments on capital lease obligations	(2,079)	(5,018)	(1,218)
Payments of software vendor obligations	—	—	(916)

Net cash provided by financing activities	8,147	2,369	27,228

Net decrease in cash	(667)	(17,980)	(372)
Cash and cash equivalents, beginning of year	3,862	21,842	22,214

Cash and cash equivalents, end of year	$3,195	$3,862	$21,842

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,898	$2,263	$3,553

See accompanying notes to consolidated financial statements.

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)	Description of Business

      NaviSite, Inc. (“Navisite”, “the Company”, “we”, “us” or “our”) provides managed application services and a broad range of outsourced hosting services for middle-market organizations, which include mid-sized companies, divisions of large multi-national companies and government agencies. Our service offerings allow our customers to outsource the hosting and management of their information technology infrastructure and applications, such as commerce systems, enterprise software applications and email. Substantially all revenues are generated from customers in the United States.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

Restatement of Previously Filed Financial Statements as of and for the Year Ended July 31, 2003

      We completed a business combination with CBT, an entity under common control, on August 8, 2003, which was after our fiscal year ending July 31, 2003 and disclosed as a subsequent event in the notes to our 2003 financial statements. As our fiscal 2004 operating results include the results of CBT, our fiscal year 2003 financial statements, as previously filed in our 2003 Form 10-K, have been restated herein to account for this business combination in a manner similar to a pooling of interests from September 11, 2002, which was the common control effective date.

One-for-fifteen Reverse Stock Split

      On December 12, 2002, our Board of Directors, pursuant to authority previously granted by our stockholders at the annual meeting on December 19, 2001, approved a reverse stock split of our common stock at a ratio of one-for-fifteen (1:15) effective January 7, 2003. All per-share amounts and number of shares outstanding have been restated to give effect to the reverse stock split.

Change in Controlling Ownership

      Through September 10, 2002, we were a majority-owned subsidiary of CMGI, Inc. (CMGI). On September 11, 2002, each of CMGI and Hewlett-Packard Financial Services Company (HPFS) sold and transferred to ClearBlue Technologies, Inc. (ClearBlue), a privately-held managed service provider based in San Francisco, California, the following equity and debt interests in NaviSite:

•	Pursuant to a Note and Stock Purchase Agreement by and between ClearBlue and CMGI (the CMGI Agreement), CMGI sold and transferred to ClearBlue 4,735,293 shares of our common stock, $0.01 par value per share, representing approximately 76% of the outstanding capital stock of NaviSite, warrants to purchase 346,883 shares of our common stock and a convertible note of NaviSite with an aggregate principal amount outstanding of $10.0 million. The $10.0 million convertible note was convertible into 2,564,103 shares of our common stock, under certain circumstances as defined therein.

•	Pursuant to a Note and Stock Purchase Agreement by and between ClearBlue and HPFS (the HPFS Agreement), HPFS sold and transferred to ClearBlue 213,804 shares of our common stock, representing approximately 3.4% of our outstanding capital stock, and convertible notes of NaviSite with an aggregate principal amount outstanding of approximately $55.0 million, convertible into 14,126,496 shares of our common stock, under certain circumstances as defined therein.

      On December 12, 2002, ClearBlue Finance, Inc., a wholly-owned subsidiary of ClearBlue (ClearBlue Finance), (i) converted in full the $10.0 million note formerly held by CMGI and (ii) converted $10.0 million of the $55.0 million notes formerly held by HPFS. We issued 5,128,205 shares of our common stock to ClearBlue Finance upon the conversion and partial conversion, respectively, of the

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$10.0 million note formerly held by CMGI and $10.0 million of the $55.0 million notes formerly held by HPFS and issued 458,943 shares of our common stock for payments of interest due under the convertible notes. A new note (New Note) in the amount of $45.0 million was issued to ClearBlue Finance with respect to the portion of the outstanding principal and interest due under the note formerly held by HPFS that was not converted.

      On December 13, 2002, ClearBlue transferred beneficial ownership of all of its shares of our common stock (except for a fractional share which it retained) to its shareholders, ClearBlue Atlantic, LLC (ClearBlue Atlantic), HPFS, CMGI and an employee of ClearBlue Technologies Management, Inc. (CBTM) on a pro rata basis according to its shareholders’ ownership of ClearBlue.

      Also, as a result of the change in ownership, the agreement between NaviSite and CMGI, whereby CMGI provided certain facilities and administrative support services for us, automatically terminated. CMGI continued to provide certain services to us pursuant to a Transition Services Agreement we entered into with CMGI on November 25, 2002 as we transitioned to a service agreement with ClearBlue or to other third-party suppliers. This transition agreement concluded during the second quarter of fiscal year 2003, and we have completely severed our administrative ties with CMGI; however, CMGI remains a third-party customer.

      On December 31, 2002, NaviSite, a majority owned subsidiary of ClearBlue and its affiliates, completed the acquisition of CBTM, a wholly-owned subsidiary of ClearBlue which, in June 2002, acquired certain assets from the bankrupt estate of AppliedTheory, Inc., in exchange for 567,978 shares of our common stock, representing 4.5% of our total then outstanding common stock, inclusive of the common stock issued as part of the acquisition. The market price of our stock at the time of the transaction was $2.25 per share. As ClearBlue had a controlling interest in both companies at the time of the combination, the transaction was accounted for as a combination of entities under common control (i.e., “as if pooling”) whereby the assets and liabilities of CBTM and NaviSite were combined at their historical amounts. Accordingly, our historical consolidated financial statements for the quarter ended October 31, 2002 have been restated to include the financial results of CBTM beginning on September 11, 2002, the initial date on which ClearBlue acquired a controlling interest in both NaviSite and CBTM. CBTM’s balance sheet has been included in our Consolidated Balance Sheet at July 31, 2003, and CBTM’s results of operations and cash flows for the eleven-months ended July 31, 2003 have been included in our Consolidated Statements of Operations and Consolidated Statements of Cash Flows for the fiscal year ended July 31, 2003 and for all subsequent periods. CBTM is operated as a wholly-owned subsidiary of NaviSite.

      On June 16, 2003, we repaid approximately $3.9 million of the $45.0 million outstanding New Note to ClearBlue Finance, Inc. by offsetting amounts due to us by ClearBlue. On June 17, 2003, we received written notice from ClearBlue Finance, Inc. stating its election to convert the remaining approximately $41.1 million of the New Note into 10,559,248 shares of common stock effective June 19, 2003. As of July 31, 2003 ClearBlue Technologies Equity, Inc., ClearBlue Finance, ClearBlue and ClearBlue Atlantic beneficially owned 19,284,994 shares of our common stock, representing approximately 78.6% of the outstanding shares of common stock on a fully converted basis. As a result of these changes in ownership since September 11, 2002 involving ClearBlue and its affiliates, the utilization of our federal and state tax net operating loss carryforwards will be severely limited pursuant to Internal Revenue Code Section 382.

Impact of Acquisitions

      During fiscal year 2004, we completed the acquisition of substantially all of the assets of Surebridge, Inc. (Surebridge) through our wholly-owned subsidiary, Lexington Acquisition Corp. (Lexington). This acquisition was accounted for using the purchase method of accounting. The results of operations and cash flows from Surebridge are included in our Consolidated Statement of Operations and Consolidated

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Statement of Cash Flows for the twelve-month period ended July 31, 2004, from its acquisition date of June 10, 2004. See Note 8 for further discussion of this fiscal year 2004 acquisition.

      In addition to the acquisition of CBTM, as discussed above, during fiscal year 2003, we acquired Avasta, Inc. (Avasta), Conxion Corporation (Conxion), and substantially all of the assets of Interliant, Inc. (Interliant Assets) through our wholly-owned subsidiary, Intrepid Acquisition Corp. (Intrepid). Each of these acquisitions was accounted for using the purchase method of accounting. The results of operations and cash flows from Avasta, Conxion, and Intrepid are included in our Consolidated Statements of Operations and Consolidated Statements of Cash Flows for the twelve-month period ended July 31, 2003 from their respective dates of acquisition, February 5, 2003, April 2, 2003, and May 16, 2003 and for all subsequent periods. See Note 8 for further discussion of our fiscal year 2003 acquisitions.

      On August 8, 2003, we completed the acquisition of certain assets and the assumption of certain liabilities of ClearBlue Technologies, Inc. (CBT) pursuant to a Stock and Asset Acquisition Agreement (the CBT Agreement). We acquired all outstanding shares of six (6) wholly-owned subsidiaries of CBT with data centers located in Chicago, Las Vegas, Los Angeles, Milwaukee, Oak Brook and Vienna. In addition, we assumed the revenue and expense, as of the date of acquisition, of four (4) additional wholly-owned subsidiaries of CBT with data centers located in Dallas, New York, San Francisco and Santa Clara (collectively the “Four Subsidiaries” or the “Deferred Entities”). Ownership of these subsidiaries transferred to NaviSite for no additional consideration in April 2004, as described below. The operational results of the Four Subsidiaries have been included herein since NaviSite exercised effective control over these subsidiaries as of August 8, 2003.

      As Atlantic Investors, LLC had a controlling interest in both NaviSite and CBT at the time of the combination, the transaction was accounted for as a combination of entities under common control (i.e., “as if pooling”) whereby the assets and liabilities of CBT and NaviSite were combined at their historical amounts. Accordingly, our consolidated financial statements have been restated for all periods prior to the business combination to include CBT’s financial results beginning on September 11, 2002, the date on which CBT acquired the controlling interest in NaviSite, after the elimination of intercompany balances. See Note 8 for further discussion of our fiscal year 2003 and 2004 acquisitions.

      On February 6, 2004, we entered into an amendment to the CBT Agreement (the “Amendment”) by and among NaviSite, CBT and certain of CBT’s wholly-owned subsidiaries. The Amendment amended the CBT Agreement dated August 8, 2003 to extend the date by which we are able to cause the transfer to us of the Deferred Entities, from February 8, 2004 to anytime on or prior to August 8, 2005 (the “Transfer Date”), under certain conditions and for no additional consideration. In consideration for such Amendment, we agreed to operate and manage the Deferred Entities in a manner consistent with the CBT Agreement. On April 12, 2004, pursuant to the Amendment, NaviSite exercised its right to acquire from CBT all of the outstanding shares of the Deferred Entities, for no additional consideration.

(b)	Principles of Consolidation

      The accompanying consolidated financial statements include the accounts of NaviSite, Inc. and our wholly owned subsidiaries, ClickHear, Inc., NaviSite Acquisition Corp., ClearBlue Technologies Management, Inc., Avasta, Inc., Conxion Corporation, Intrepid Acquisition Corp., ClearBlue Technologies/ Chicago-Wells, Inc., ClearBlue Technologies/ Las Vegas, Inc., ClearBlue Technologies/ Los Angeles, Inc., ClearBlue Technologies/ Milwaukee, Inc., ClearBlue Technologies/ Oak Brook, Inc., and ClearBlue Technologies/ Vienna, Inc., ClearBlue Technologies/ New York, Inc., ClearBlue Technologies/ Dallas, Inc., ClearBlue Technologies/ Santa Clara, Inc., ClearBlue Technologies/ San Francisco, Inc. and Lexington Acquisition Corp. after elimination of all significant intercompany balances and transactions.

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(c)	Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates made by management include the useful lives of fixed assets and intangible assets, recoverability of long-lived assets and the collectability of receivables.

(d)	Cash and Cash Equivalents and Restricted Cash

      The Company considers all highly liquid securities with original maturities of three months or less to be cash equivalents. The Company had restricted cash of $1.8 million and $3.1 million at July 31, 2004 and 2003, respectively, which represents a cash collateral requirement for standby letters of credit associated with several of the Company’s facility and equipment leases. Restricted cash declined during the year ended July 31, 2004, as the result of letters of credit that have expired, been drawn down or canceled due to lease modifications.

(e)	Revenue Recognition

      Revenue consists of monthly fees for Web site and Internet application management, hosting, colocations and professional services. The Company also derives revenue from the sale of software and related maintenance contracts. Reimbursable expenses charged to clients are included in revenue and cost of revenue. Application management, hosting and colocation revenue (other than installation fees) is billed and recognized over the term of the contract, generally one to three years, based on actual usage. Payments received in advance of providing services are deferred until the period such services are provided. Revenue from professional services, application management, hosting and colocation revenue is recognized on either a time-and material basis as the services are performed or under the percentage of completion method for fixed-price contracts. We generally sell our professional services under contracts with terms ranging from one to five years. When current contract estimates indicate that a loss is probable, a provision is made for the total anticipated loss in the current period. Contract losses are determined to be the amount by which the estimated service costs of the contract exceed the estimated revenue that will be generated by the contract. Unbilled accounts receivable represents revenue for services performed that have not been billed. Billings in excess of revenue recognized are recorded as deferred revenue until the applicable revenue recognition criteria are met. Revenue from the sale of software is recognized when persuasive evidence of an arrangement exists, the product has been delivered, the fees are fixed and determinable and collection of the resulting receivable is reasonably assured. In instances where the Company also provides application management and hosting services in conjunction with the sale of software, software revenue is deferred and recognized ratably over the expected customer relationship period. If we determine that collection of a fee is not reasonably assured, we defer the fee and recognize revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash.

(f)	Concentration of Credit Risk

      Our financial instruments include cash, accounts receivable, obligations under capital leases, software agreements, accounts payable, and accrued expenses. As of July 31, 2004, the carrying cost of these instruments approximated their fair value. The financial instruments that potentially subject us to concentration of credit risk consist primarily of accounts receivable. Concentration of credit risk with respect to trade receivables is limited due to the large number of customers across many industries that comprise our customer base. One third-party customer accounted for 12% and 21% of our total revenue for

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the fiscal year ended July 31, 2004 and 2003, respectively. During 2002, no third party customer accounted for 10% or more of our total revenue. Accounts receivable included approximately $1.5 million and $2.3 million due from this third-party customer at July 31, 2004 and 2003, respectively.

(g)	Comprehensive Income (Loss)

      Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period of time from transactions and other events and circumstances from non-owner sources. The Company reports accumulated other comprehensive income (loss), resulting from foreign currency translation adjustments, in the Consolidated Statements of Stockholders’ Equity.

(h)	Property and Equipment

      Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years. Leasehold improvements and assets acquired under capital leases are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset. Assets acquired under capital leases in which title transfers to us at the end of the agreement are amortized over the useful life of the asset. Expenditures for maintenance and repairs are charged to expense as incurred.

      Renewals and betterments, which materially extend the life of assets, are capitalized and depreciated. Upon disposal, the asset cost and related accumulated depreciation are removed from their respective accounts and any gain or loss is reflected within Other income (expense), net in our Consolidated Statements of Operations.

(i)	Long-Lived Assets, Goodwill and Other Intangibles

      The Company follows the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that long-lived assets and certain indentifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

      The Company reviews the valuation of goodwill in accordance with SFAS No. 142 “Goodwill and Other Intangible Assets.” Under the provisions of SFAS No. 142, goodwill is required to be tested for impairment annually in lieu of being amortized. This testing is done in the fourth quarter of each year. Furthermore, goodwill is required to be tested for impairment on an interim basis if an event or circumstance indicates that it is more likely than not an impairment loss has been incurred. An impairment loss shall be recognized to the extent that the carrying amount of goodwill exceeds its implied fair value. Impairment losses shall be recognized in operations. The Company’s valuation methodology for assessing impairment requires management to make judgments and assumptions based on historical experience and projections of future operating performance. Management predominantly uses third party valuation reports to assist in its determination of the fair value. If these assumptions differ materially from future results, the Company may record impairment charges in the future.

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(j)	Income Taxes

      We account for income taxes under the asset and liability method in accordance with SFAS No. 109, “Accounting for Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(k)	Advertising Costs

      We recognize advertising costs as incurred. Advertising expense was approximately $20,000, $0 and $4,000 for the fiscal years ended July 31, 2004, 2003, and 2002, respectively, and is included in the accompanying consolidated statements of operations as a component of selling and marketing expenses.

(l)	Stock-Based Compensation Plans

      We account for our stock option plans under the recognition and measurement principles of Accounting Principles Board Opinion No. 25 (“APB”), Accounting for Stock Issued to Employees, and Related Interpretations. We recorded stock compensation expense of approximately $473,000, $0 and $0 during the fiscal years ended July 31, 2004, 2003 and 2002, respectively (see Note 12). The following table illustrates the effect on net loss and net loss per common share if we had applied the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Statement No. 123, “Accounting for Stock-Based Compensation”, to stock based compensation.

	2004	2003	2002

	(In thousands, except per share data)
Net loss, as reported	$(21,354)	$(73,627)	$(121,693)
Add: Stock-based employee compensation expense from the Amended and Restated 2003 Stock Incentive Plan included in reported net loss	473	—	—
Deduct: Total stock based employee compensation expense determined under fair value based method for all awards	(5,702)	(8,062)	(24,778)

Net loss, as adjusted	$(26,583)	$(81,689)	$(146,471)

Net loss per common share:
Basic and diluted — as reported	$(0.85)	$(6.32)	$(22.30)

Basic and diluted — as adjusted	$(1.06)	$(7.01)	$(26.84)

      The fair value of each stock option grant has been estimated on the date of grant using the Black-Scholes option-pricing model, assuming no expected dividends and the following weighted average assumptions:

NaviSite:
Risk-free interest rate	2.68%	1.93%	2.23%
Expected volatility	137.34%	160.16%	250.00%
Expected life (years)	2.08	3.07	2.12
Weighted average fair value of options granted during the period	$4.58	$2.23	$4.01

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(m)	Historical and Unaudited Pro Forma Basic and Diluted Net Loss Per Share

      Basic net loss per common share is computed using the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed using the weighted average number of common and diluted common equivalent shares outstanding during the period, using either the “if-converted” method for convertible preferred stock and notes or the treasury stock method for options, unless amounts are anti-dilutive.

      For fiscal years ended July 31, 2004, 2003, and 2002, net loss per basic and diluted share is based on weighted average common shares and excludes any common stock equivalents, as they would be anti-dilutive due to the reported losses. There were 970,748, 2,741 and 29,503 of diluted shares related to employee stock options that were excluded as they have an anti-dilutive effect due to the loss for fiscal years 2004, 2003 and 2002, respectively.

(n)	Segment Reporting

      We currently operate in one segment, outsourced hosting and application management services. The Company’s chief operating decision maker reviews financial information at a consolidated level. The Company has determined that reporting revenue at a service offering level is impracticable.

(o)	New Accounting Pronouncements

      In November 2002, the Emerging Issues Task Force (“EITF”) reached a consensus on EITF Issue 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” EITF Issue 00-21 provides guidance on how to determine when an arrangement that involves multiple revenue-generating activities or deliverables should be divided into separate units of accounting for revenue recognition purposes, and if this division is required, how the arrangement consideration should be allocated among the separate units of accounting. The guidance in the consensus is effective for revenue arrangements entered into on or after January 1, 2004. The adoption of EITF Issue 00-21 did not have a material effect on the Company’s financial position or results of operations.

      In January 2003, FASB Interpretation No. (“FIN”) 46, “Consolidation of Variable Interest Entities,” was issued. FIN 46 requires certain variable interest entities (“VIE”) to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new VIEs created or acquired after January 31, 2003. During December 2003, the FASB issued a new revision to FIN 46 (“FIN 46R”).

      Under the revised provisions, public entities are required to apply the guidance if the entity has interests in VIEs commonly referred to as special-purpose entities for the periods ending after December 15, 2003. The adoption of FIN 46 and 46R did not have a material effect on our consolidated financial statements.

      In May 2003, the FASB issued SFAS No. 150, “Accounting For Certain Financial Instruments with Characteristics of Both Liabilities and Equity”, which establishes standards for how an issuer of financial instruments classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) if, at inception, the monetary value of the obligation is based solely or predominantly on a fixed monetary amount known at inception, variations in something other than the fair value of the issuer’s equity shares or variations inversely related to changes in the fair value of the issuer’s equity shares. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On November 7, 2003, the FASB deferred the classification and measurement provisions of SFAS No. 150 as they apply to certain mandatory redeemable non-controlling interests. This deferral is expected to remain in effect while these provisions are further evaluated by the FASB. We have not entered into or modified any financial instruments covered by this statement after May 31, 2003 and the application of this standard is not expected to have a material impact on our financial position or results of operations.

      In December 2003, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. (“SAB”) 104, “Revenue Recognition,” which supersedes SAB 101, “Revenue Recognition in Financial Statements.” SAB 104’s primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” The issuance of SAB 104 reflects the concepts contained in EITF 00-21; the other revenue recognition concepts contained in SAB 101 remain largely unchanged. The application of SAB 104 did not have a material impact on the Company’s financial position or results of operations.

(p)	Foreign Currency

      The functional currencies of our wholly owned subsidiaries are the local currencies. The financial statements of the subsidiaries are translated into U.S. dollars using period end exchange rates for assets and liabilities and average exchange rates during corresponding periods for revenue, cost of revenue and expenses. Translation gains and losses are deferred and accumulated as a separate component of stockholders’ equity (accumulated other comprehensive income (loss)).

(q)	Reclassifications

      Certain fiscal year 2003 balances have been reclassified to conform to the fiscal year 2004 financial statement presentation.

(3)	Liquidity

      As of July 31, 2004, our principal sources of liquidity included cash and cash equivalents and our financing agreement with Silicon Valley Bank. We had a working capital deficit of $36.7 million, including cash and cash equivalents of $3.2 million at July 31, 2004, as compared to a working capital deficit of $16.3 million, including cash and cash equivalents of $3.9 million, at July 31, 2003.

      The total net change in cash and cash equivalents for the fiscal year ended July 31, 2004 was a decrease of $0.7 million. The primary uses of cash during fiscal year 2004 included $4.6 million of cash used for operating activities, $4.3 million for purchases of property and equipment and $8.0 million in repayments on notes payable and capital lease obligations. Our primary sources of cash during fiscal year 2004 were a $1.7 million decrease in restricted cash, $0.4 million in proceeds associated with the exercise of stock options under the employee stock option plans, $13.5 million in net proceeds from our financing agreements and $0.6 million in proceeds from sale-leaseback and note payable transactions. Net cash used for operating activities of $4.6 million during the fiscal year ended July 31, 2004, resulted primarily from our $21.4 million net loss, partially offset by $22.6 million in non-cash charges, and $5.8 million used by net changes in operating assets and liabilities. At July 31, 2004, we had an accumulated deficit of $439.9 million, and have reported losses from operations since incorporation. At July 31, 2003, we had an accumulated deficit of $415.7 million.

      Prior to May 2003, our primary sources of cash to fund our operations were sales of equity and convertible debt securities. Since May 2003, our primary source of cash to fund our operations and meet our contacted obligations and commitments has been our accounts receivable financing agreement with

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Silicon Valley Bank. On January 30, 2004, we amended this agreement to, among other things, allow for future borrowing to be based on monthly recurring revenue, increase the maximum borrowings level from $10.0 million to $12.8 million, and extend the term until January 29, 2006. On April 29, 2004, we amended this agreement, among other things, to increase the maximum borrowing level from $12.8 million to $20.4 million, and extend the term until April 29, 2006. Under the amended agreement, borrowings are based on monthly recurring revenue. We are required to prepare and deliver a written request for an advance of up to three times the value of total monthly recurring revenue, calculated to be monthly revenue (including revenue from New York State Department of Labor) less professional services revenue. The bank may then provide an advance of 85% of such value (or such other percentage as the bank may determine). The interest rate under the agreement is variable and is currently calculated at the bank’s published “prime rate” plus four percent. Following completion of certain equity or debt financings, and provided we continue to meet certain ratios under the amended agreement, the interest rate shall be reduced to the bank’s prime rate plus one percent. In no event, however, will the prime rate be less than 4.25%. On July 31, 2004, we had an outstanding balance under the amended agreement of $20.4 million.

      At July 31, 2004, the Company had $1.8 million in outstanding standby letters of credit, issued in connection with facility and equipment lease agreements, which are 100% cash collateralized. Cash subject to collateral requirements has been recorded as restricted cash and is classified as non-current on our balance sheet at July 31, 2004.

      We anticipate that we will continue to incur net losses in the future. We have taken several actions we believe will allow us to continue as a going concern through July 31, 2005, including the closing and integration of strategic acquisitions, the changes to our senior management and bringing costs more in line with projected revenue. Additionally, we will need to find sources of financing in order to remain a going concern. Potential sources include our financing agreement with Silicon Valley Bank and public or private sales of equity or debt securities. We are obligated to use a significant portion of any proceeds raised in an equity or debt financing to make payments on the Surebridge notes, depending on the total net proceeds received by us in the financing (see Note 11(f)). We may also consider sales of assets to raise additional cash. If we use a significant portion of the net proceeds from an offering to acquire a company, technology or product, we will need to raise additional debt or equity capital.

      Our operating forecast incorporates material trends, such as our acquisitions, reductions in workforce, loss of related party revenue and closings of facilities. Our forecast also incorporates the future cash flow benefits expected from our continued efforts to increase efficiencies and reduce redundancies. Nonetheless, our forecast includes the need to raise additional funds. Our cash flow estimates are based upon attaining certain levels of sales, maintaining budgeted levels of operating expenses, collections of accounts receivable and maintaining our current borrowing line with Silicon Valley Bank among other assumptions, including the improvement in the overall macroeconomic environment. However there can be no assurance that we will be able to meet such assumptions. Our sales estimate includes revenue from new and existing customers, which may not be realized, and we may be required to further reduce expenses if budgeted sales are not attained. We may be unsuccessful in reducing expenses in proportion to any shortfall in projected sales and our estimate of collections of accounts receivable may be hindered by our customers’ ability to pay. In addition, we are currently involved in various pending and potential legal proceedings. While we believe that the allegations against us in each of these matters are without merit, and that we have a meritorious defense in each, we are not able to predict the final outcomes of any of these matters and the effect, if any, on our business, financial condition, results of operations or cash flows. If we are ultimately unsuccessful in any of these matters, we could be required to pay substantial amounts of cash and/or shares of our common stock to the other parties. The amount and timing of any such payments could adversely affect our business, financial condition, results of operations or cash flows.

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(4)	Impairment of Long-Lived Assets

      During fiscal year 2004, the Company recorded a $1.1 million impairment charge including, a $0.6 million impairment charge for furniture and fixtures related to abandoned leases in Houston, Syracuse and San Jose; a $0.2 million charge for capital improvements to our impaired space at 400 Minuteman Road in Andover, MA; and a $0.3 million charge related to the impairment of furniture and fixtures in our facility at 55 Francisco Street, San Francisco, CA.

      As a result of our abandoning our administrative space located on the second floor of our leased facility at 400 Minuteman Road in Andover, MA on January 31, 2003, certain long-lived assets consisting mostly of leasehold improvements and furniture and fixtures were abandoned. We took a charge against our earnings in the second quarter of fiscal 2003 of approximately $62,000 in accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

      During the third fiscal quarter of 2003, we evaluated the net realizable value of our assets held for sale and determined, based upon third party quotes for purchase of these assets, that the net fair market value of our assets held for sale was less than the carrying value. As a result, we recorded a $1.0 million charge related to the reduction in the net realizable value of our assets held for sale as a component of other expense. These assets were sold to third parties in the fourth fiscal quarter of 2003.

      During fiscal 2003, CBT evaluated the net realizable value of its long-lived assets and recorded an impairment charge of approximately $2.0 million.

      During fiscal year 2002, the Company recorded a net $1.9 million charge representing the future estimated remaining minimum lease payments related to certain idle equipment held under various operating leases. The equipment had previously been rented to former customers under operating leases, and upon the loss of the customer, the equipment became idle. Based on the Company’s forecasts, the equipment will not be utilized before the related operating leases expire and/or the equipment becomes obsolete.

      During fiscal year 2002, the Company evaluated the current and forecasted utilization of its purchased software licenses. As a result of this evaluation, during the second quarter of fiscal year 2002, the Company recorded a $365,000 impairment for software licenses that would not be utilized before the licenses expired or became obsolete.

      During fiscal year 2002, the Company finalized agreements with various equipment lessors whereby the Company purchased equipment previously held under operating lease for approximately $42.0 million, less amount owed under capital leases at that time. The fair market value of the equipment at the time of purchase, based on third party appraisal, was approximately $13.1 million. As the aggregate fair market value of the equipment, based on third party appraisal, was less than the aggregate consideration given, the Company recorded an asset impairment charge of $24.9 million, as a separate component of cost of revenue, in fiscal year 2002.

      A number of factors occurring during the fourth quarter of fiscal 2002 impacted the Company’s long-lived assets including both their expected future cash flow generation and the Company’s expected utilization of the assets within revised operating plans. These factors included the further deterioration of market conditions within the web hosting industry, excess capacity in the industry and in the Company’s two data centers, deterioration of the Company’s revenue base.

      Based on these factors and their impact on current and future projected cash flows, the Company performed an assessment of the carrying value of its long-lived assets pursuant to SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.” The conclusion of this assessment was that the decline in market conditions within the Company’s industry were significant and other than temporary. In this assessment, the Company reviewed its long-lived assets,

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

which included property and equipment and goodwill. The carrying amount of goodwill, which totaled $186,000, was considered unrecoverable and was written-off as of July 31, 2002 and was included as a component of general and administration expense.

      In accordance with SFAS No. 121, the measurement of the impairment loss of property and equipment was based on the fair value of the asset, as determined by a third party appraisal. The following is a summary of the impairment charge, by asset classification, as of July 31, 2002:

		Appraised
	Carrying Value	Fair Value	Impairment

	(In thousands)
Office furniture and equipment	$3,062	$837	$2,225
Computer equipment	8,470	5,675	2,795
Software licenses	3,720	2,158	1,562
Leasehold improvements	35,280	3,742	31,538

Total	$50,532	$12,412	$38,120

      In addition, approximately $3.0 million of other impairment charges were recorded throughout fiscal year 2002.

      Management determined that the best measure of fair value for the property and equipment was a combination of the market and cost approaches. The cost approach was utilized to determine the fair value of certain computer hardware, leasehold improvements, office furniture and equipment, and construction in progress. The cost approach utilizes estimated replacement/reproduction costs, with allowances for physical depreciation and functional obsolescence (i.e. asset utilization). For certain equipment and leasehold improvements, the market approach was used. The market approach typically includes comparing recent sales of similar assets and adjusting these comparable transactions based on factors such as age, condition, and type of sale to determine fair value.

      The following is a summary of the fiscal 2002 impairment charges described above, by asset classification:

Net impairment of fixed assets purchased from operating leases	$24,881
Impairment of software that would not be utilized before expiration of license or software became obsolete	365
Impairment of idle leased equipment	1,937
Impairment of fixed assets under SFAS 121 based on the fair value of the assets versus the carrying value	41,134

Total	$68,317

      All impairment charges were recorded in the consolidated statements of operations based upon the nature of the asset being impaired and the nature of the asset’s use. The impairments recorded as a separate component of cost of revenue related to assets that were either being utilized or had at some time been utilized to generate revenue. The determination was based upon how the assets had historically been expensed, either as lease expense or depreciation/amortization.

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(5)	Property and Equipment

      Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements and assets acquired under capital leases are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset. Assets acquired under capital leases in which title transfers to us at the end of the agreement are amortized over the useful life of the asset. Expenditures for maintenance and repairs are charged to expense as incurred. Property and equipment at July 31, 2004 and 2003 are summarized as follows:

	July 31,

	2004	2003

	(In thousands)
Office furniture and equipment	$3,625	$2,613
Computer equipment	35,117	28,368
Software licenses	10,405	9,308
Leasehold improvements	10,245	12,549

	59,392	52,838
Less: Accumulated depreciation and amortization	(38,598)	(30,673)

Property and equipment, net	$20,794	$22,165

      The estimated useful lives of our fixed assets are as follows: office furniture and equipment, 5 years; computer equipment, 3 years; software licenses, 3 years or life of the license; and leasehold improvements, 4 years or life of the lease.

      The cost and related accumulated amortization of property and equipment held under capital leases (classified as computer equipment above) are as follows:

	July 31,

	2004	2003

	(In thousands)
Cost	$6,797	$6,349
Accumulated depreciation and amortization	(4,644)	(2,181)

	$2,153	$4,168

(6)	Intangible Assets

      Intangible assets consist of customer lists resulting from our acquisitions of Avasta, Interliant and Surebridge and the “as if poolings” of CBTM and CBT. The gross carrying amount and accumulated amortization as of July 31, 2004 and 2003 for customer lists are as follows:

	July 31,

	2004	2003

	(In thousands)
Gross carrying amount	$31,026	$15,776
Accumulated amortization	7,875	3,724

Customer lists, net	$23,151	$12,052

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Intangible asset amortization expense for the years ended July 31, 2004, 2003 and 2002 aggregated $3.8 million, $2.8 million and $0, respectively. Amortization expense related to intangible assets for the next five years is as follows:

Year Ending July 31,	(In thousands)

2005	$5,630
2006	$5,133
2007	$4,189
2008	$3,292
2009	$2,064

      Customer lists are being amortized over estimated useful lives ranging from five to eight years.

(7)	Goodwill

      The changes in the carrying amount of goodwill for the fiscal years ended July 31 are as follows:

	Fiscal	Fiscal	Fiscal
	2004	2003	2002

	(In thousands)
Goodwill as of August 1,	$3,206	$—	$394
Goodwill — common control merger with CBTM	—	3,206	—
Goodwill acquired	42,714	—	—
Goodwill amortization	—	—	(208)
Goodwill impairment	—	—	(186)

Goodwill as of July 31,	$45,920	$3,206	$—

      We perform our annual impairment analysis in our fiscal fourth quarter. No goodwill impairment has been recorded during fiscal year 2004 or 2003. As part of our impairment analysis performed at July 31, 2002, it was determined that the unamortized goodwill at July 31, 2002 of $186,000 was fully impaired and was included in the accompanying consolidated statements of operations as a component of general and administrative expense.

      The impact that the adoption of SFAS 142 had on net income and earnings per share for the fiscal years ended July 31 are presented as follows:

	2004	2003	2002

	(In thousands)
Net loss	$(21,354)	$(73,627)	$(121,693)
Add back: goodwill amortization expense, net of tax	—	—	208

Adjusted net loss available to common stockholders	$(21,354)	$(73,627)	$(121,485)

Basic and diluted earnings per share:
Net loss	$(0.85)	$(6.32)	$(22.30)
Goodwill amortization expense, net of tax	—	—	0.05

Adjusted net loss	$(0.85)	$(6.32)	$(22.25)

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(8)	Acquisitions

      ClearBlue Technologies Management, Inc.(“CBTM”). We acquired CBTM in December 2002, in a transaction accounted for as a combination of entities under common control (i.e., “as if pooling”) (See Note 1). In June 2002, prior to our acquisition of CBTM, CBTM acquired substantially all of the assets used or useful in the Web hosting and Internet solutions business and assumed certain associated liabilities from the bankruptcy estate of AppliedTheory Corporation (“AppliedTheory”), which had filed for bankruptcy on April 17, 2002. On June 13, 2002, the acquisition of AppliedTheory by CBTM was consummated, effective June 6, 2002. The results of operations of AppliedTheory have been included in the financial statements of CBTM since June 6, 2002.

      The aggregate purchase price paid by CBTM for the AppliedTheory assets, excluding assumed liabilities, was $16.0 million of which $3.9 million was paid in cash and $12.1 million was paid with the issuance of four notes payable to the AppliedTheory Estate: two unsecured promissory notes totaling $6.0 million, bearing interest at 8% per annum and due June 10, 2006, a secured promissory note totaling $700,000, bearing interest at 8% per annum and due December 10, 2002 and a $5.4 million secured promissory note, non-interest bearing, due December 10, 2002. The two notes due December 10, 2002 were paid in December 2002.

      Of the $6.2 million in identifiable intangible assets, $5.8 million was assigned to customer lists which are being amortized over eight years, except for the New York State Department of Labor customer contract, which is being amortized over the remaining life on the contract of five years. The remaining $440,000 of acquired intangible assets was allocated to proprietary software, which is being amortized over five years.

      Avasta, Inc. On February 5, 2003, we acquired Avasta, a provider of remote hosting and managed service operations in an all-stock transaction valued at approximately $370,000. The acquisition was made to enhance our ability to be a full service provider of applications management services and technology to our customers. The purchase price consisted of 231,039 shares of common stock at a per share value of $1.60. The purchase price of $442,000 consists of the issuance of common stock for approximately $370,000 and approximately $72,000 in acquisition costs. The Agreement and Plan of Merger provided that up to an additional 1,004,518 shares of common stock could be issued in the event certain revenue targets are achieved through June 2003. As a result of the earnout calculation, in September 2003, we issued 179,353 shares of our common stock at a per share value of $4.14. During the third quarter of 2004, we finalized our purchase accounting for this acquisition, which resulted in the reclassification from leasehold improvements to an intangible asset allocated to customer lists in the amount of approximately $1.5 million, which is being amortized over the remaining four years.

      Subsequent to our fiscal 2004 year end, and pursuant to an arbitration decision (see Note 12(b)) whereby the arbitrator found that we breached our obligations under the Agreement and Plan of Merger and ordered us to issue to the former Avasta shareholders, or their designee, an aggregate of 321,880 shares of our common stock and reimburse related attorneys’ fees, costs and disbursements, we have recorded, as of July 31, 2004, approximately $2.4 million related to this arbitration decision in general and administrative expense.

      Conxion Corporation. On April 2, 2003, we completed the acquisition of Conxion, a provider of software distribution services and network/server security expertise for its customers, pursuant to an Agreement and Plan of Merger, dated as of March 26, 2003 (Conxion Agreement), by and between us, Union Acquisition Corp., a Delaware corporation and our wholly-owned subsidiary and Conxion. Pursuant to the Conxion Agreement, the shareholders of Conxion received an aggregate of $1.9 million in cash. The acquisition was made to enhance our ability to be a full service provider of applications management services and technology to our customers. The source of funds used for the acquisition of Conxion was our

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

cash on hand. The acquisition price was based on the parties’ determination of the fair value of Conxion and the terms of the Conxion Agreement were derived from arms-length negotiation among the parties. The purchase price of $2.0 million consisted of the $1.9 million paid to the Conxion shareholders and approximately $106,000 in acquisition costs. The negative goodwill of approximately $2.2 million reduced the recorded basis of property and equipment. This acquisition was accounted for using the purchase method of accounting.

      Interliant. On May 16, 2003, we completed the acquisition of substantially all of the assets relating to the managed infrastructure solutions business, encompassing messaging and collaboration, managed hosting, bundled-in managed security, and integrated and related professional services in the United States and in Europe of Interliant, Inc., a Delaware corporation, and several of its subsidiaries (Debtors) in the bankruptcy proceedings of the Debtors under Chapter 11 of Title 11 of the United States Bankruptcy Code pending in the Southern District of New York (White Plains), pursuant to an Asset Purchase Agreement, dated as of May 15, 2003 (the Agreement), by and between our subsidiary, Intrepid Acquisition Corp. and the Debtors, approved by order of the Bankruptcy Court on May 15, 2003. Pursuant to the Agreement, the aggregate purchase price for the Interliant assets, excluding certain assumed liabilities, was approximately $7.2 million after adjustments, based upon the Debtors’ adjusted net worth, comprised of approximately $5.8 million in cash, $0.6 million in the form of a credit of future distributions to be paid on the Interliant Notes, $0.6 million in principal amount of a non-interest bearing, 180-day promissory note, secured by the Interliant Notes and the accounts receivable acquired as part of the Interliant Assets and approximately $0.2 million in acquisition-related costs. On May 16, 2003, we closed on the purchase of all of the Interliant Assets, other than the Debtors’ accounts receivable. On June 6, 2003, we closed on the purchase of the accounts receivable. The source of funds used for the initial closing was our cash on hand combined with the funds provided from and through financing of our accounts receivable with Silicon Valley Bank (SVB), as discussed below, cash acquired with the Interliant assets, and cash receipts from the purchased accounts receivable. The acquisition price was determined through arms-length negotiations and competitive bidding for the Interliant Assets at an auction conducted under the auspices of the Bankruptcy Court. On March 8, 2004, the court approved an approximate $0.3 million net worth adjustment in favor of Intrepid and we adjusted our purchase accounting to reflect this resolution. In conjunction with this resolution, Intrepid’s approximate $0.6 million promissory note in favor of Interliant was satisfied out of the net worth adjustment and the remaining balance of $0.2 million was paid from funds Intrepid had placed in escrow (see Note 11). The acquisition was accounted for under the purchase method of accounting.

      ClearBlue Technologies. On August 8, 2003, we completed the acquisition of certain assets and the assumption of certain liabilities of CBT pursuant to a Stock and Asset Acquisition Agreement (the “CBT Agreement”). Pursuant to the CBT Agreement, we acquired all outstanding shares of six (6) wholly owned subsidiaries of CBT with data centers located in Chicago, Las Vegas, Los Angeles, Milwaukee, Oakbrook and Vienna.

      In addition, we assumed the revenue and expense, as of the date of the CBT Agreement, of four (4) additional wholly owned subsidiaries of CBT with data centers located in Dallas, New York, San Francisco and Santa Clara. Ownership of these subsidiaries was to be automatically transferred, under certain conditions, to us for no additional consideration in February 2004. On February 6, 2004, we entered into an amendment (as discussed in Note 2) to extend the date by which we are able to cause the transfer of these CBT wholly owned subsidiaries to us from February 8, 2004 to on or prior to August 8, 2005, under certain conditions and for no additional consideration. In consideration for such amendment, we agreed to operate and manage these entities in a manner consistent with the CBT Agreement.

      In exchange for these subsidiaries and certain assets and contracts relating to them, we: (i) issued 1.1 million shares of our common stock, to CBT; (ii) released CBT from certain inter-company advances

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

in an amount up to $300,000; (iii) assumed all of CBT’s obligations under certain assets and contracts relating to these subsidiaries; and (iv) released CBT from certain payment obligations owed to us pursuant to the Outsourcing Agreement in an amount not to exceed $263,000.

      As Atlantic Investors, LLC had a controlling interest in both NaviSite and CBT at the time of the CBT Agreement, the transaction was accounted for as a combination of entities under common control (i.e., “as if pooling”) whereby the assets and liabilities of CBT and NaviSite were combined at their historical amounts. Accordingly, the Company’s consolidated financial statements have been restated for all periods prior to the business combination to include CBT’s financial results beginning on September 11, 2002, the date on which CBT acquired the controlling interest in the Company.

      On April 14, 2004, pursuant to the Amendment, NaviSite exercised its right to acquire from CBT all of the outstanding shares of the Deferred Entities, for no additional consideration.

      Surebridge. On June 10, 2004, we completed the acquisition of substantially all of the assets and liabilities of Surebridge, Inc., or Surebridge, a privately held provider of managed application services for mid-market companies, in exchange for two promissory notes (see Note 11) in the aggregate principal amount of approximately $39.3 million, three million shares of our common stock and the assumption of certain liabilities of Surebridge at closing. The primary reasons for the acquisition included the addition of service offerings, specific contractual relationships with PeopleSoft and Microsoft, and established contractual revenue base, as well as potential operational savings. As the primary reasons for the acquisition were not related to the tangible net assets of Surebridge, the purchase price was significantly in excess of the fair value of the net assets acquired. The acquisition was accounted for under the purchase method of accounting. The final purchase accounting is subject to final resolution of the net worth calculation. We have included the financial results of Surebridge in our consolidated financial statements beginning June 10, 2004, the date of acquisition.

      The following table summarizes the fair value of the assets acquired and liabilities assumed at the date of acquisition:

Surebridge

(In thousands)
Accounts receivable	$5,201
Other current assets	1,745
Long-term assets	560
Property and equipment	5,725
Goodwill	42,714
Customer lists	14,000

Total assets acquired	69,945

Accounts payable and accrued expenses	9,030
Other current liabilities	6,496
Long-term liabilities	1,002

Total liabilities assumed	16,528

Net assets acquired	$53,417

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following unaudited pro forma results for the years ended July 31, 2004, 2003 and 2002 give effect to our 2004 acquisition of Surebridge as if it had taken place at the beginning of fiscal year 2003 and our 2003 acquisitions of Avasta, Conxion, Interliant and common control mergers of CBTM and CBT as if they had taken place at the beginning of fiscal year 2002. The pro forma information does not necessarily reflect the results of operations that would have occurred had the acquisitions taken place at the beginning of the fiscal periods indicated and is not necessarily indicative of results that may be obtained in the future:

	Year Ended July 31,

	2004	2003	2002

	Pro Forma (Unaudited)

	(In thousands, except for
	per share amounts)
Revenue	$129,764	$147,802	$197,726
Net loss	$(27,481)	$(98,520)	$(286,962)
Net loss per share	$(0.99)	$(6.72)	$(52.59)

(9) Investment in Debt Securities

      In a privately negotiated transaction with Fir Tree Recovery Master Fund, LP and Fir Tree Value Partners, LDC, pursuant to an Assignment Agreement dated October 11, 2002 and in a series of open market transactions from certain other third-party holders, we acquired an aggregate principal amount of approximately $36.3 million face value, 10% convertible senior notes (Interliant Notes) due in 2006 of Interliant, Inc. (Interliant) for a total consideration of approximately $2.0 million. Interliant was a provider of managed services, which filed a petition under Chapter 11 of Title 11 of the United States Bankruptcy Code in the Southern District of New York (White Plains) on August 5, 2002, and we made this investment with the intention of participating in the reorganization/sale of Interliant.

      On May 16, 2003, the Bankruptcy Court confirmed us as the successful bidder for the purchase of the Interliant Assets (see Note 8). We used $624,000 of the first projected distributions to be made on our Interliant Notes as partial payment for the assets acquired. As such, we have reduced the carrying value of the Interliant Notes by this amount. On September 30, 2004, the Third Amended Plan of Liquidation of Interliant and its affiliated debtors became effective. The final amount and timing of distributions we will receive on our Interliant Notes has not been determined. It may be greater or less than the remaining carrying value, however, we have estimated the value to approximate the $1.4 million carrying value included in other assets on our Consolidated Balance Sheet.

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(10) Accrued Expenses

      Accrued expenses consist of the following:

	July 31,

	2004	2003

	(In thousands)
Accrued payroll, benefits and commissions	$6,580	$3,088
Accrued legal	3,098	551
Accrued accounts payable	2,727	3,694
Due to AppliedTheory Estate	1,464	1,461
Accrued interest	659	351
Accrued contract termination fees	984	2,096
Accrued other	3,378	3,803

	$18,890	$15,044

(11) Debt

      Debt consists of the following:

	July 31,

	2004	2003

Accounts receivable financing line, net	$20,240	$6,358
Notes payable to Atlantic Investors	3,000	3,000
Note to the AppliedTheory Estate	6,000	6,000
Notes payable to landlord	1,908	—
Convertible notes payable to Surebridge	39,267	—
Notes payable to the Interliant Estate	—	550
Other notes payable	—	661

Total	$70,415	$16,569

Less current portion	24,791	10,569

Long-term debt	45,624	6,000

     (a) Silicon Valley Bank Financing Arrangements

      On May 27, 2003, we entered into an Accounts Receivable Financing Agreement (Financing Agreement), by and among Silicon Valley Bank (SVB), us and our wholly owned subsidiaries, ClearBlue Technologies Management, Inc., Avasta, Inc., Conxion Corporation and Intrepid Acquisition Corp., whereby we can finance up to a maximum of $12.5 million of our eligible accounts receivables with an 80% advance rate. Under the Financing Agreement, we are required to repay advances upon the earlier of our receipt of payment on the financed accounts receivables from our customers, or the financed accounts receivable being aged greater than ninety days from date of service. The Financing Agreement has a one-year term and bears an annual interest rate of prime rate plus 4.0%, with a minimum $10,000 monthly finance charge. The Financing Agreement also contains certain affirmative and negative covenants and is secured by substantially all of our assets, tangible and intangible. As part of the Financing Agreement, on May 27, 2003 we issued to SVB a warrant to purchase up to 165,000 shares of NaviSite common stock with an exercise price of $2.50 per share, the closing price of our stock on the last business day before the issuance of the warrant. We fair valued the warrants at $370,000 using the Black-Scholes option-pricing model. The value of the warrants was amortized into interest expense over the one-year term of the

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Financing Agreement. Under the conversion rights of the warrant, on May 19, 2004, SVB exercised its warrant to purchase 165,000 shares of our common stock, which resulted in a net issuance of 73,738 shares.

      On January 30, 2004, we entered into a Loan Modification Agreement with SVB. The agreement amended our accounts receivable financing agreement with SVB, among other things, to: (i) base future borrowings on monthly recurring revenue; (ii) increase the maximum borrowing level from $10.0 million to $12.8 million; and (iii) extend the term until January 29, 2006. In connection with this amended agreement, on January 30, 2004, we issued a warrant to SVB for the purchase of 50,000 shares of common stock at an exercise price of $5.75 per share. We fair valued the warrant at $213,426 using the Black-Scholes option-pricing model. The value of the warrant is being amortized into interest expense over the term of the modified Financing Agreement. The warrant is exercisable at any time on or after September 1, 2004. Pursuant to the terms of a Registration Rights Agreement, dated as of January 30, 2004, we also granted certain registration rights to SVB with respect to the shares of common stock issuable upon exercise of the warrant.

      On April 29, 2004, we entered into a Second Loan Modification Agreement with SVB. The agreement amended our account receivable financing agreement, with SVB to, among other things: (i) increase our maximum borrowing level from $12.8 million to $20.4 million; and (ii) extend the term until April 29, 2006. On July 31, 2004, we had an outstanding balance under the amended agreement of $20.4 million.

      Under the amended agreement, borrowings are based on monthly recurring revenue. We are required to prepare and deliver a written request for an advance of up to three times the value of total recurring monthly revenue, calculated to be monthly revenue (including revenue from The New York State Department of Labor) less professional services revenue. SVB may then provide an advance of 85% of such value (or such other percentage as the bank may determine). The interest rate under the amended agreement is variable and is currently calculated at the bank’s published “prime rate” plus 4.0%. Following the completion of certain equity or debt financings, and provided we continue to meet certain ratios under the amended agreement, the interest rate shall be reduced to the bank’s prime rate plus 1.0%. In no event, however, will the bank’s prime rate be less than 4.25%. The accounts receivable financing line at July 31, 2004 and 2003 is reported net of the remaining value ascribed to the related warrants of $0.2 million and $0.3 million, respectively.

     (b) Note Payable to Atlantic Investors, LLC (Atlantic)

      On January 29, 2003, we entered into a $10.0 million Loan and Security Agreement (Atlantic Loan) with Atlantic, a related party. The Atlantic Loan bears an interest rate of 8% per annum. Interest is payable upon demand or, at Atlantic’s option, interest may be added to the outstanding balance due to Atlantic by NaviSite. Atlantic may make demand for payment of amounts in excess of the minimum Atlantic Loan amount of $2.0 million (Minimum Loan Amount), with 60 days notice. Atlantic can demand payment of the Minimum Loan Amount with 90 days notice. Under the Atlantic Loan agreement, we can require Atlantic to loan us (1) up to $2.0 million to repay an amount due from CBTM to Unicorn, a related party to NaviSite and Atlantic; (2) $1.0 million for costs associated with our acquisition of Avasta; and (3) up to $500,000 for the post-acquisition working capital needs of Avasta. Atlantic, at its sole and absolute discretion, may advance other amounts to us such that the aggregate amount borrowed by NaviSite does not exceed the maximum loan amount, defined as the lesser of $10.0 million or 65% of our consolidated accounts receivables. On May 30, 2003, we repaid $2.0 million of the approximate $3.0 million outstanding under the Atlantic Loan and on June 11, 2003, we borrowed $2.0 million under the Atlantic Loan. At July 31, 2004, we had $3.0 million outstanding under the Atlantic Loan. This amount is shown as Note payable to related party on our Consolidated Balance Sheet.

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Atlantic Loan is secured by all of our receivables and is subordinated to the borrowings from Silicon Valley Bank.

      On January 16, 2004, the Atlantic Loan was amended to extend any and all Credit Advances under the Atlantic Loan made prior to, or following, January 16, 2004, to be due on or before the earlier of (i) August 1, 2004 or (ii) five (5) business days following the closing of a financing transaction or disposition pursuant to which the Borrower receives gross proceeds of $13.0 million. On July 13, 2004, the Atlantic Loan was amended to extend any and all Credit Advances under the Atlantic Loan made prior to, or following, July 13, 2004, to be due on or before the earlier of (i) November 1, 2004 or (ii) five (5) business days following the closing of a financing transaction or disposition pursuant to which the Borrower receives net proceeds of $13.0 million after satisfying the mandatory prepayment obligation under those certain Notes due to Surebridge, Inc. On October 12, 2004, the Atlantic Loan was amended to extend any and all Credit Advances under the Atlantic Loan made prior to, or following, October 12, 2004, to be due on or before the earlier of (i) February 1, 2005 or (ii) five (5) business days following the closing of a financing transaction or disposition pursuant to which the Borrower receives net proceeds of $13.0 million after satisfying the mandatory prepayment obligation under those certain Notes due to Surebridge, Inc.

     (c) Note Payable to the AppliedTheory Estate

      As part of CBTM’s acquisition of certain AppliedTheory assets, CBTM entered into two unsecured promissory notes totaling $6.0 million (Estate Liability) due to the AppliedTheory Estate on June 10, 2006. The Estate Liability bears interest at 8% per annum, which is due and payable annually. At July 31, 2004, we had approximately $80,000 in accrued interest related to this note, which is reflected within accrued expenses on our Consolidated Balance Sheet.

     (d) Notes Payable to the Interliant Estate

      As part of our acquisition of certain Interliant Assets, we entered into a promissory note with the Interliant Estate (Interliant Promissory Note) in the amount of $550,000, payable without interest on the earlier of (i) the 180th day following the Second Closing Date or (ii) the date Interliant Estate makes distributions to their general unsecured creditors. The Interliant Promissory Note was secured by the Interliant Notes. Pursuant to the terms of the Asset Purchase Agreement between Intrepid and Interliant, each party placed $300,000 in escrow as security for adjustments in the purchase price based upon changes in Interliant’s net worth at the time of the closing. On March 8, 2004, the court approved the $325,000 net worth adjustment in favor of Intrepid and we adjusted our purchase accounting to reflect this resolution by reducing intangible assets. In conjunction with this resolution, Intrepid’s $550,000 promissory note in favor of Interliant was satisfied out of the net worth adjustment and the remaining balance of $225,000 was paid from funds Intrepid had placed in escrow (see Note 8).

     (e) Notes Payable to Landlord

      As part of an amendment to our 400 Minuteman Road lease, $2.2 million of our future payments to the landlord of our 400 Minuteman Road facility were transferred into a note payable (Landlord Note). The Landlord Note bears interest at an annual rate of 11% and calls for 36 equal monthly payments of principal and interest, with the final payment due on November 1, 2006. The $2.2 million represents leasehold improvements made by the landlord, on our behalf, to the 400 Minuteman location in order to facilitate the leasing of a portion of the facility (First Lease Amendment), as well as common area maintenance and property taxes associated with the space.

      In addition, during fiscal year 2004, we paid $120,000 and we entered into a separate $150,000 note (Second Landlord Note) with the landlord for additional leasehold improvements to facilitate a subleasing transaction involving a specific section of the 400 Minuteman location. The Second Landlord Note bears

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

interest at an annual rate of 11% and calls for 36 equal monthly payments of principal and interest, with the final payment due on March 1, 2007.

     (f) Notes Payable to Surebridge

      On June 10, 2004, in connection with our acquisition of the Surebridge business, we issued two convertible promissory notes in the aggregate principal amount of approximately $39.3 million. Interest shall accrue on the unpaid balance of the notes at the annual rate of 10%, provided that if an event of default shall occur and be continuing, the interest rate shall be 15%. Notwithstanding the foregoing, no interest shall accrue or be payable on any principal amounts repaid on or prior to the nine-month anniversary of the issuance date of the notes. We must repay the outstanding principal of the notes with all interest accrued thereon, no later than June 10, 2006. In addition, if at any time during the first six months after the date of issuance of the notes we complete certain equity or debt financings, including our proposed public offering, we are obligated to use a significant portion of the proceeds to make payments on the notes, depending on the total net proceeds received by us in the financing. If we receive net proceeds of less than $20.0 million in a debt or equity financing, then we would be obligated to make a payment on the notes equal to 75% of the net proceeds. If we receive net proceeds of between $20.0 million and $30.0 million, then we would be obligated to make a payment on the notes equal to $15.0 million. If we receive net proceeds in excess of $30.0 million, then we would be obligated to make a payment on the notes equal to 50% of the net proceeds. Pursuant to the terms of the acquisition agreement, $0.8 million of the primary note is callable at anytime for a period of one year from June 10, 2004, the date of closing, and is included in Notes payable, current portion on our July 31, 2004 Consolidated Balance Sheet.

      In addition, if we realize net proceeds in excess of $1.0 million from certain equity or debt financings or sales of assets at any time after six months from the date the notes were issued, we are obligated to use a significant portion of the proceeds to make payments on the notes, depending on the total payments, if any, made on the notes during the first six months after the notes were issued. If the amount we paid on the notes during the first six months the notes were outstanding is less than $10.0 million, we would be obligated to make a payment on the notes equal to 75% of the net proceeds. If the amount we paid on the notes during the first six months the notes were outstanding was greater than $15.0 million, we would be obligated to make a payment on the notes equal to 50% of the net proceeds. If the amount we paid on the notes during the first six months the notes were outstanding is between $10.0 million and $15.0 million, we would be obligated to make a payment on the notes equal to a percentage between 50% and 75% of the net proceeds received in the financing calculated in accordance with a formula set forth in the notes.

      It shall be deemed an event of default under the notes if, among other things, we fail to pay when due any amounts under the notes, if we fail to pay when due or experience an event of default with respect to any debts having an outstanding principal amount of $500,000 or more, if we are delisted from the Nasdaq SmallCap Market, or if we are acquired and the acquiring party does not expressly agree to assume the notes. In addition, certain bankruptcy, reorganization, insolvency, dissolution and receivership actions would be deemed an event of default under the notes. If an event of default under the notes occurs, the holder shall be entitled to declare the notes immediately due and payable in full.

      The notes provide that we shall not incur any indebtedness in excess of $20.5 million in the aggregate, unless such indebtedness is unsecured and expressly subordinated to the notes, is otherwise permitted under the notes, or the proceeds are used to make payments on the notes.

      Finally, the outstanding principal of and accrued interest on the notes are convertible into shares of NaviSite common stock at a conversion price of $4.642 at the election of the holder:

•	at any time following the first anniversary of the closing if the aggregate principal outstanding under the notes at such time is greater than or equal to $20.0 million;

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

•	at any time following the 18-month anniversary of the closing if the aggregate principal outstanding under the notes at such time is greater than or equal to $10.0 million;

•	at any time following the second anniversary of the closing; and

•	at any time following an event of default thereunder.

(12)	Commitments and Contingencies

(a)	Leases

      Abandoned Leased Facilities During fiscal year 2003, we abandoned our administrative space on the second floor of our 400 Minuteman Road, Andover, MA leased location. We continue to maintain and operate our Data Center on the first floor of the building. While we remain obligated under the terms of the lease for the rent and other costs associated with the second floor of the building, we ceased to use the space on January 31, 2003. Therefore, in accordance with SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” issued in July 2002, we recorded a charge to our earnings in fiscal year 2003 of approximately $5.4 million to recognize the costs of exiting the space. The liability is equal to the total amount of rent and other direct costs for the period of time the second floor of the building was expected to remain unoccupied plus the present value of the amount by which the rent paid by us to the landlord exceeds any rent paid to us by a tenant under the terms of a sublease over the remainder of the initial lease term, which is January 2012. During fiscal year 2004 we amended our existing agreement with the landlord of our 400 Minuteman Road facility. As a result of the amendment $2.2 million of our future payments to the landlord were transferred into a note payable (see Note 11). Additionally we incurred charges totaling approximately $0.7 million related primarily to changes in common area maintenance, property taxes and other estimates in our initial calculation.

      Near the end of our fiscal year 2002, we abandoned our sales office space in La Jolla, CA. At that time we were able to sublet the space to a third party. During the second quarter of fiscal year 2003, the sublease tenant stopped making payments under the sublease and has abandoned the space. The facility is currently empty and we remain obligated under the terms of the lease for the rent and other costs associated with the building. We have no foreseeable plans to occupy the space; therefore, in accordance with SFAS No. 146, we recorded a charge to our earnings of approximately $1.4 million during fiscal year 2003 to recognize the costs of exiting the building.

      During the third quarter of fiscal year 2003, in conjunction with the Conxion acquisition, we impaired data center and office leases in Chicago, IL, Herndon, VA, and Amsterdam, as these leases provided no economic benefit to the combined company.

      During the first quarter of fiscal year 2004, we abandoned administrative office space at 55 Francisco St., San Francisco, CA and data center space and office space located at Westwood Center, Vienna, VA. While we remain obligated under the terms of these leases for the rent and other costs associated with these leases, we made the decision to cease using these spaces on October 31, 2003 and have no foreseeable plans to occupy them in the future. Therefore, in accordance with SFAS No. 146, we recorded a charge to our current earnings in the first quarter of fiscal year 2004 of approximately $1.1 million to recognize the costs of exiting the space. The liability is equal to the total amount of rent and other direct costs for the period of time space is expected to remain unoccupied plus the present value of the amount by which the rent paid by us to the landlord exceeds any rent paid to us by a tenant under a sublease over the remainder of the lease terms, which expire in January 2006 for San Francisco, CA and July 2005 for Vienna, VA.

      During the third quarter of fiscal year 2004, we recorded a $206,000 net impairment charge resulting from the write-off of $300,000 in property and equipment, net of $94,000 in recovery of impairment charges, triggered by the termination and settlement of the abandoned lease at 55 Francisco,

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

San Francisco, CA. Additional net adjustments of $69,000 were during the third quarter of fiscal year 2004 in conjunction with the final purchase accounting for Conxion.

      During the fourth quarter of fiscal year 2004, we abandoned administrative office spaces in Houston, TX, San Jose, CA and Syracuse, NY. While we remain obligated under the terms of these leases for the rent and other costs associated with these leases, we made the decision to cease using these spaces during the fourth quarter of fiscal year 2004 and have no foreseeable plans to occupy them in the future. Therefore, in accordance with SFAS No. 146, we recorded a charge to our current earnings in the fourth quarter of fiscal year 2004 of approximately $2.7 million to recognize the costs of exiting these spaces. The liability is equal to the total amount of rent and other direct costs for the period of time the spaces are expected to remain unoccupied plus the present value of the amount by which the rent paid by us to the landlord exceeds any rent paid to us by a tenant under a sublease over the remainder of the lease terms, which expire in October 2008 for Houston, TX, November 2006 for San Jose, CA and December 2007 for Syracuse, NY.

      During the fourth quarter of fiscal year 2004, we recorded a $284,000 net impairment charge to cost of revenue triggered by a change in the expected recovery from a sublease arrangement at the abandoned lease in Vienna, VA.

      Additionally, the Company recorded a $0.4 million net impairment charge related to its LaJolla, CA and Amsterdam facilities during the fourth quarter of fiscal year 2004. This net charge is primarily due to changes in sublease assumptions for the LaJolla space and the impact of a favorable settlement agreement for the Amsterdam lease.

      Also during the fourth quarter of fiscal year 2004, in conjunction with the Surebridge acquisition, we impaired administrative space in office leases in Bedford, NH and two leases in Atlanta, GA as these spaces provided no economic benefit to the combined company.

      All impairment expense amounts recorded are included in the caption “Impairment, restructuring and other” in the accompanying Consolidated Statements of Operations.

      Details of activity in the lease exit accrual for the year ended July 31, 2003 were as follows:

	Balance at				Purchase		Payments, Less	Balance at
	July 31,			Transfers/	Accounting		Accretion of	July 31,
Lease Abandonment Costs for:	2002	Expense		Reclasses	Adjustments		Interest	2003

400 Minuteman	$—	$5,409		$—	$—		$(2,069)	$3,340
La Jolla, CA	—	1,431		—	—		(322)	1,109
Chicago, IL	—	—		—	1,332	(a)	(240)	1,092
Herndon, VA	—	—		—	368	(a)	(61)	307
Amsterdam	—	—		—	164	(a)	—	164

	$—	$6,840	(b)	$—	$1,864		$(2,692)	$6,012

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Details of activity in the lease exit accrual for the year ended July 31, 2004 were as follows:

	Balance at					Purchase		Payments, Less	Balance at
	July 31,			Transfers/		Accounting		Accretion of	July 31,
Lease Abandonment Costs for:	2003	Expense		Reclasses		Adjustments		Interest	2004

400 Minuteman	$3,340	$661		$(2,200	)(c)	$—		$(761)	$1,040
La Jolla, CA	1,109	516		—		—		(489)	1,136
Chicago, IL	1,092	—		(48	)(d)	100	(a)	(222)	922
Herndon, VA	307	—		(67	)(d)	(58	)(a)	(182)	—
Amsterdam	164	(130)		115	(d)	27	(a)	(56)	120
Vienna, VA	—	917		—		—		(369)	548
San Francisco, CA	—	362		—		—		(114)	248
Houston, TX	—	946		—		—		(41)	905
Syracuse, NY	—	453		—		—		(95)	358
Syracuse, NY	—	132		—		—		(21)	111
San Jose, CA	—	1,201		—		—		(182)	1,019
Atlanta, GA	—	—		—		247	(e)	(17)	230
Atlanta, GA	—	—		—		323	(e)	(48)	275
Bedford, NH	—	—		—		340	(e)	(201)	139

	$6,012	$5,058	(f)	$(2,200)		$979		$(2,798)	$7,051

(a)	Recorded in purchase accounting for the acquisition of Conxion Corporation

(b)	Impairment, restructuring and other totaled $8.9 million for fiscal year 2003, consisting of $6.8 million related to the abandonment of leased facilities and $2.1 million related to the impairment long-lived assets (see Note 4).

(c)	Transfer of future payments to landlord into a note payable (see Note 11)

(d)	Reclassifications made between the Conxion accrued lease abandonments

(e)	Recorded in purchase accounting for the acquisition of Surebridge

(f)	Impairment, restructuring and other totaled $6.2 million for fiscal year 2004, consisting of $5.1 million related to the abandonment of leased facilities and $1.1 million related to the impairment long-lived assets (see Note 4).

      Minimum annual rental commitments under operating leases and other commitments are as follows as of July 31, 2004:

		Less than					After
Description	Total	1 Year	Year 2	Year 3	Year 4	Year 5	Year 5

	(In thousands)
Short/Long-term debt	$70,575	$24,951	$45,305	$319	$—	$—	$—
Interest on debt(a)	9,591	1,164	8,419	8	—	—	—
Capital leases	3,551	1,845	1,482	224	—	—	—
Operating leases	629	558	47	24	—	—	—
Minimum bandwidth commitments	7,821	3,781	2,569	1,267	204	—	—
Maintenance for hardware/software	1,051	731	160	160	—	—	—
Property leases(b)	63,880	13,528	11,903	9,520	8,225	6,072	14,632

	$157,098	$46,558	$69,885	$11,522	$8,429	$6,072	$14,632

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(a)	Amounts do not include interest on the accounts receivable financing line, as interest rate is variable.

(b)	Amounts exclude certain common area maintenance and other property charges that are not included within the lease payment.

      Total rent expense for property leases was $10.5 million, $11.6 million and $5.2 million for fiscal years ended July 31, 2004, 2003 and 2002, respectively.

      With respect to the property lease commitments listed above, certain cash is restricted pursuant to terms of lease agreements with landlords. At July 31, 2004, this restricted cash of $1.8 million on the balance sheet consisted of certificates of deposit and a treasury note and are recorded at cost, which approximates fair value.

(b)	Legal Matters

IPO Securities Litigation

      On or about June 13, 2001, Stuart Werman and Lynn McFarlane filed a lawsuit against us, BancBoston Robertson Stephens, an underwriter of our initial public offering in October 1999, Joel B. Rosen, our then chief executive officer, and Kenneth W. Hale, our then chief financial officer. The suit was filed in the United States District Court for the Southern District of New York. The suit generally alleges that the defendants violated federal securities laws by not disclosing certain actions allegedly taken by Robertson Stephens in connection with our initial public offering. The suit alleges specifically that Robertson Stephens, in exchange for the allocation to its customers of shares of our common stock sold in our initial public offering, solicited and received from its customers’ agreements to purchase additional shares of our common stock in the aftermarket at pre-determined prices. The suit seeks unspecified monetary damages and certification of a plaintiff class consisting of all persons who acquired shares of our common stock between October 22, 1999 and December 6, 2000. Three other substantially similar lawsuits were filed between June 15, 2001 and July 10, 2001 by Moses Mayer (filed June 15, 2001), Barry Feldman (filed June 19, 2001), and Binh Nguyen (filed July 10, 2001). Robert E. Eisenberg, our president at the time of the initial public offering in 1999, also was named as a defendant in the Nguyen lawsuit.

      On or about June 21, 2001, David Federico filed in the United States District Court for the Southern District of New York a lawsuit against us, Mr. Rosen, Mr. Hale, Robertson Stephens and other underwriter defendants including J.P. Morgan Chase, First Albany Companies, Inc., Bank of America Securities, LLC, Bear Stearns & Co., Inc., B.T. Alex. Brown, Inc., Chase Securities, Inc., CIBC World Markets, Credit Suisse First Boston Corp., Dain Rauscher, Inc., Deutsche Bank Securities, Inc., The Goldman Sachs Group, Inc., J.P. Morgan & Co., J.P. Morgan Securities, Lehman Brothers, Inc., Merrill Lynch, Pierce, Fenner & Smith, Inc., Morgan Stanley Dean Witter & Co., Robert Fleming, Inc. and Salomon Smith Barney, Inc. The suit generally alleges that the defendants violated the anti-trust laws and the federal securities laws by conspiring and agreeing to raise and increase the compensation received by the underwriter defendants by requiring those who received allocation of initial public offering stock to agree to purchase shares of manipulated securities in the after-market of the initial public offering at escalating price levels designed to inflate the price of the manipulated stock, thus artificially creating an appearance of demand and high prices for that stock, and initial public offering stock in general, leading to further stock offerings. The suit also alleges that the defendants arranged for the underwriter defendants to receive undisclosed and excessive brokerage commissions and that, as a consequence, the underwriter defendants successfully increased investor interest in the manipulated initial public offering of securities and increased the underwriter defendants’ individual and collective underwritings, compensation, and revenue. The suit further alleges that the defendants violated the federal securities laws by issuing and selling securities pursuant to the initial public offering without disclosing to investors that the underwriter

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

defendants in the offering, including the lead underwriters, had solicited and received excessive and undisclosed commissions from certain investors. The suit seeks unspecified monetary damages and certification of a plaintiff class consisting of all persons who acquired shares of our common stock between October 22, 1999 and June 12, 2001.

      Those five cases, along with lawsuits naming more than 300 other issuers and over 50 investment banks which have been sued in substantially similar lawsuits, have been assigned to the Honorable Shira A. Scheindlin (the “Court”) for all pretrial purposes (the “IPO Securities Litigation”). On September 6, 2001, the Court entered an order consolidating the five individual cases involving us and designating Werman v. NaviSite, Inc., et al., Civil Action No. 01-CV-5374 as the lead case. A consolidated, amended complaint was filed thereafter on April 19, 2002 (the “Class Action Litigation”) on behalf of plaintiffs Arvid Brandstrom and Tony Tse against underwriter defendants Robertson Stephens (as successor-in-interest to BancBoston), BancBoston, J.P. Morgan (as successor-in-interest to Hambrecht & Quist), Hambrecht & Quist and First Albany and against us and Messrs. Rosen, Hale and Eisenberg (collectively, the “NaviSite Defendants”). Plaintiffs uniformly allege that all defendants, including the NaviSite Defendants, violated the federal securities laws (i.e., Sections 11 and 15 of the Securities Act, Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5) by issuing and selling our common stock pursuant to the October 22, 1999, initial public offering, without disclosing to investors that some of the underwriters of the offering, including the lead underwriters, had solicited and received extensive and undisclosed agreements from certain investors to purchase aftermarket shares at pre-arranged, escalating prices and also to receive additional commissions and/or other compensation from those investors. At this time, plaintiffs have not specified the amount of damages they are seeking in the Class Action Litigation.

      Between July and September 2002, the parties to the IPO Securities Litigation briefed motions to dismiss filed by the underwriter defendants and the issuer defendants, including NaviSite. On November 1, 2002, the Court held oral argument on the motions to dismiss. The plaintiffs have since agreed to dismiss the claims against Messrs. Rosen, Hale and Eisenberg without prejudice, in return for their agreement to toll any statute of limitations applicable to those claims. By stipulation entered by the Court on November 18, 2002, Messrs. Rosen, Hale and Eisenberg were dismissed without prejudice from the Class Action Litigation. On February 19, 2003, an opinion and order was issued on defendants’ motion to dismiss the IPO Securities Litigation, essentially denying the motions to dismiss of all 55 underwriter defendants and of 185 of the 301 issuer defendants, including NaviSite.

      On June 30, 2003, our Board of Directors considered and authorized us to negotiate a settlement of the pending Class Action Litigation substantially consistent with a memorandum of understanding negotiated among class plaintiffs, the issuer defendants and the insurers for such issuer defendants. Among other contingencies, any such settlement would be subject to approval by the Court. Plaintiffs filed on June 14, 2004, a motion for preliminary approval of the Stipulation And Agreement Of Settlement With Defendant Issuers And Individuals (the “Preliminary Approval Motion”). As of August 13, 2004, the Preliminary Approval Motion has been fully briefed but the Court has not ruled upon or set a date for oral argument, if any, on the Preliminary Approval Motion. If completed and then approved by the Court, the settlement is expected to be covered by our existing insurance policies and is not expected to have a material effect on our business, financial condition, results of operations or cash flows.

      We believe that the allegations against us are without merit and, if the settlement is not finalized, we intend to vigorously defend against the plaintiffs’ claims. Due to the inherent uncertainty of litigation, we are not able to predict the possible outcome of the suits and their ultimate effect, if any, on our business, financial condition, results of operations or cash flows.

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Joseph Cloonan

      On or about September 27, 2002, we received a demand for a wage payment of $850,000 from our former Procurement Director, Joseph Cloonan. We rejected the demand, alleging that Mr. Cloonan’s claim is based, among other things, on a potentially fraudulent contract. Mr. Cloonan also claimed $40,300 for allegedly unpaid accrued vacation and bonuses and that he may be statutorily entitled to treble damages and legal fees. On October 11, 2002, NaviSite filed a civil complaint with the Massachusetts Superior Court, Essex County, seeking a declaratory judgment and asserting claims against Mr. Cloonan for civil fraud, misrepresentation, unjust enrichment and breach of duty of loyalty. Mr. Cloonan asserted counter claims against NaviSite seeking the payments set forth in his September 2002 demand. The discovery phase of the case has concluded and the parties may serve dispositive motions through December 2004. We believe Mr. Cloonan’s allegations are without merit and intend to vigorously defend them. Due to the inherent uncertainty of litigation, we are not able to predict the possible outcome of this matter and the effect, if any, on our business, financial condition, results of operations or cash flows.

Lighthouse International

      On October 28, 2002, CBTM, one of our subsidiaries, filed a complaint in United States District Court for the Southern District of New York against Lighthouse International, alleging six causes of action for copyright infringement, breach of contract, account stated, unjust enrichment, unfair competition, and misappropriation and/or conversion. The total claimed damages are in the amount of $1.9 million. On or about January 16, 2003, Lighthouse filed and served its answer and counterclaimed against CBTM claiming $3.1 million in damages and $5.0 million in punitive relief.

      On June 17, 2003, the U.S. Bankruptcy Court for the Southern District of New York heard oral argument on Lighthouse’s Motion for an Order Compelling the Debtor (AppliedTheory) to Assume or Reject an Agreement, filed in response to CBTM’s complaint, and the objections to Lighthouse’s motion filed by CBTM and AppliedTheory. Lighthouse made this motion on the basis that it never received notice of CBTM assuming the AppliedTheory contract for the LighthouseLink Web site. The Bankruptcy Court declined to grant Lighthouse’s motion, and instead ordered that an evidentiary hearing be conducted to determine whether Lighthouse received appropriate notice of the proposed assignment of the contract by AppliedTheory to CBTM. The Bankruptcy Court ordered that the parties first conduct discovery, and upon completion of discovery, the Bankruptcy Court would schedule an evidentiary hearing on the issues of due process and notice.

      As to the U.S. District Court matter, the exchange of written discovery and the majority of depositions of witnesses have been completed. On June 15, 2004, District Court Judge Pauley determined that both parties could proceed with their respective summary judgment motions. All motion papers were to be submitted by September 20, 2004, with oral argument scheduled for October 15, 2004.

      On August 4, 2004, however, upon the application of CBTM, Bankruptcy Court Judge Gerber preliminarily enjoined Lighthouse from asserting claims or counterclaims against CBTM relating to the Lighthouse contract or any assets acquired by CBTM from AppliedTheory pursuant to the sale order, except for the purpose and to the extent necessary to setoff claims brought by CBTM against Lighthouse relating to the Lighthouse contract. As a result, Lighthouse is limited to seeking only those pre- and post- bankruptcy counterclaims that may constitute as set-offs against the claims asserted by CBTM. Subsequent to issuing the injunction order, Bankruptcy Judge Gerber held several conferences urging the parties to submit their dispute to court-ordered mediation. In conjunction with the Bankruptcy Court’s request, District Court Judge Pauley ordered a stay of all remaining expert discovery and motion procedures pending the participation and completion of mediation as requested by Bankruptcy Court Judge Gerber. The matter was then transferred to mediation by order of the Courts.

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In September, 2004, the parties selected Harvey A. Stricken, Esq. as mediator to the dispute. On October 6, 2004, the mediation was held with no particular outcome. Mr. Stricken has asked for follow-up discussions with the parties on an individual basis to determine whether continued mediation is warranted.

      Pursuant to an October 1, 2004 Order of Judge Pauley, the parties are to advise the District Court of any disposition of the bankruptcy proceedings. A telephone status conference on December 3, 2004 will also be held by Judge Pauley. The stay of expert discovery and motion procedures shall continue until that date. Because of the uncertain outcome of such mediation, we are unable to predict the possible outcome of this matter, if any, on our business, financial condition, results of operations or cash flows.

Avasta Earnout

      On October 14, 2003, we received a letter purportedly on behalf of the former stockholders of Avasta, Inc. relating to the issuance of additional shares of common stock pursuant to the earnout calculations pursuant to the Agreement and Plan of Merger and Reorganization dated as of January 29, 2003 among Avasta Acquisition Corp., Avasta and NaviSite. On December 11, 2003, a demand for arbitration before JAMS (formerly known as Judicial Arbitration and Mediation Services) was filed by Convergence Associates, Inc. (“Convergence Associates”) on behalf of substantially all of the former shareholders of Avasta claiming among other things breach of contract, tortious conduct, fraud and other wrongful conduct. Damages sought included in excess of 782,790 shares of our common stock. On September 30, 2004, the arbitrator issued a decision with respect to the demand for arbitration. The arbitrator found that we breached our obligations under the Agreement and ordered us to issue to the former Avasta shareholders, or their designee, an aggregate of 321,880 shares of our common stock. In addition, the arbitrator determined that, as the prevailing party, Convergence Associates is entitled to recover from us its reasonable attorneys’ fees, costs and disbursements. On October 11, 2004, Convergence Associates submitted its application for reasonable attorneys’ fees, costs and disbursements in the range of approximately $750,957 to $957,000. We filed an objection to Convergence Associates proposed fees on October 25, 2004. Convergence Associates has until November 2, 2004 to respond to our objection. When the arbitrator makes the final award of fees, that order, together with the decision issued on September 30, 2004, will constitute the final, non-appealable award of the arbitrator. (See Note 8)

Engage Bankruptcy Trustee Claim

      On September 9, 2004, Don Hoy, Craig R. Jalbert and David St. Pierre, as trustees of and on behalf of the Engage, Inc. creditor trust, filed suit against us in the United States Bankruptcy Court in the District of Massachusetts. The suit generally relates to a termination agreement, dated March 7, 2002, we entered into with Engage, Inc. (a company then affiliated with CMGI, Inc.), which terminated a services agreement between us and Engage and required Engage to pay us $3.6 million. Engage made three payments to us under the termination agreement in the aggregate amount of $3.4 million. On June 19, 2003, Engage and five of its wholly owned subsidiaries filed petitions for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code. The suit generally alleges that Engage was insolvent at the time that we entered into the termination agreement with Engage and at the time Engage made the payments to us. Specifically, the suit alleges that (i) the plaintiffs are entitled to avoid and recover $1.0 million paid by Engage to us in the year prior to June 19, 2003 as a preferential transfer, (ii) the plaintiffs are entitled to avoid and recover $3.4 million (which amount includes the $1.0 million payment made prior to June 13, 2003) paid by Engage to us as a fraudulent transfer, and (iii) our acts and omissions relating to the termination agreement and the payments made by Engage to us constitute unfair and deceptive acts or practices in willful and knowing violation of Mass. Gen. Laws ch. 93A. In addition to the foregoing amounts, the plaintiffs are also seeking treble damages, attorneys’ fees and costs under Mass. Gen. Laws ch. 93A. As this matter is in the initial stage, we are not able to predict the possible outcome of this matter and the effect, if any, on our business, financial condition, results of operations or

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

cash flow, except that we believe we have certain meritorious defenses to the claims asserted in the complaint which we intend to assert vigorously.

(13)	Income Taxes

      Total income tax expense (benefit) for the periods ending July 31, 2004, July 31, 2003 and July 31, 2002, consisted of the following:

	July 31, 2004			July 31, 2004			July 31, 2004

	Current	Deferred	Total	Current	Deferred	Total	Current	Deferred	Total

	(In thousands)
Federal	$—	$—	$—	$(513)	$513	$—	$—	$—	$—
Foreign	1	—	1	—	—	—	—	—	—
State	—	—	—	153	—	153	—	—	—

	$1	$—	$1	$(360)	$513	$153	$—	$—	$—

      The actual income tax expense for the periods ending July 31, 2004, July 31, 2003, and July 31, 2002 differs from the expected tax expense for these periods as follows:

	July 31, 2004	July 31, 2004	July 31, 2004

	(In thousands)
Computed “expected” tax expense (benefit)	$(7,260)	$(24,981)	$(41,376)
State taxes, net of federal income tax benefit	—	101	—
Losses not benefited	7,261	25,033	41,376

Total	$1	$153	$—

      Temporary differences between the financial statement carrying and tax bases of assets and liabilities that give rise to significant portions of deferred tax assets (liabilities) are comprised of the following:

	July 31, 2004	July 31, 2004

	(In thousands)
Deferred tax assets:
Accruals and reserves	$6,422	$4,455
Loss carryforwards	30,943	20,709
Depreciation and amortization	25,579	33,134

Total deferred tax assets	$62,944	$58,298
Less: Valuation allowance	(62,944)	(58,298)

Net deferred tax (assets) liabilities	$—	$—

      Valuation allowance increased by $4.6 million and decreased by $84.2 million for the years ended July 31, 2004 and 2003, respectively. Reported tax benefits related to approximately $0.2 million of the valuation allowance at July 31, 2004 will be recorded as an increase to paid-in capital, if realized, as it related to tax benefits from stock-based compensation.

      The Company has recorded a full valuation allowance against its deferred tax assets since management believes that, after considering all the available objective evidence, both positive and negative, historical and prospective, with greater weight given to historical evidence, it is not more likely than not that these assets will be realized.

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      As a result of the transaction on September 11, 2002, the Company experienced a change in ownership as defined in Section 382 of the Internal Revenue Code. As a result of the change in ownership, the utilization of its federal and state tax net operating losses generated prior to the transaction is subject to an annual limitation of approximately $1.2 million. As a result of this limitation, the Company expects that a substantial portion of its federal and state net operating loss carryforwards will expire unused.

      The Company has net operating loss carryforwards for federal and state tax purposes of approximately $78.4 million, after taking into consideration net operating losses expected to expire unused due to the Section 382 limitation. The federal net operating loss carryforwards will expire from fiscal year 2011 to fiscal year 2024 and the state net operating loss carryforwards will expire from fiscal year 2008 to fiscal year 2024. The utilization of these net operating loss carryforwards may be further limited if the Company experiences additional ownership changes as defined in Section 382 of the Internal Revenue Code.

(14)	Stockholders’ Equity

Issuance of Common Stock

      On December 12, 2002, CBT cancelled warrants to purchase 346,883 shares of our common stock at exercise prices ranging from $86.55 to $103.80 per share.

      We have accounted for the 567,978 shares issued to CBT on December 31, 2002, in connection with the acquisition of CBTM, as a dividend distribution to CBT because CBT and its affiliates were considered to have controlling interest over both CBTM and NaviSite. As a result, we reported an increase to accumulated deficit of $1.3 million, which represents the number of common shares issued at the then current market value of $2.25 per share.

      On February 5, 2003, we issued 231,039 shares of our common stock at a per share value of $1.60 in connection with the acquisition of Avasta (see Note 8). In September 2003, we issued 179,353 shares of our common stock at a per share value of $4.14 (representing the market value of our common stock the day preceding the issuance of the additional shares) for the attainment of certain revenue targets in conjunction with the Avasta acquisition.

      On August 8, 2003, we issued 1,100,000 shares of our common stock to CBT at a per share value of $2.55 in connection with the acquisition of certain assets of CBT (see Note 8). The issuance of these shares has been accounted for as a dividend distribution because Atlantic Investors, LLC and its affiliates are considered to have controlling interest in both CBT and NaviSite. As a result, we reported a reduction of retained earnings of $2.8 million, which represents the number of common shares issued at the then current market value of $2.55 per share.

      During 2003, we had an insufficient number of stock options remaining within our existing shareholder approved stock option plans for grants to our independent Board of Directors and members of management. At our 2003 annual meeting of stockholders, held on December 9, 2003, our stockholders approved our Amended and Restated 2003 Stock Incentive Plan and we granted stock options to members of our independent Board of Directors and certain members of management at that time. These stock options were granted to the independent members of our Board of Directors and management at strike prices similar to the period that the stock options would have been granted had sufficient shareholder approved stock options been available for grant at that time. Because the strike price of these stock options represented a discount from the market value of our stock on the date of grant, we recorded approximately $2.0 million of deferred compensation expense, which will be amortized into compensation expense over the vesting period of the stock options. During the year ended July 31, 2004, the Company reported compensation expense of approximately $473,000 for these options. The remaining unamortized compensation charge of $1.5 million is recorded as deferred compensation, which is a component of stockholders’ equity.

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      As part of the Silicon Valley Bank Financing Agreement, on May 27, 2003 we issued to SVB a warrant to purchase up to 165,000 shares of NaviSite common stock with an exercise price of $2.50 per share, the closing price of our stock on the last business day before the issuance of the warrant. We fair valued the warrants at $370,000 using the Black-Scholes option-pricing model. The value of the warrants was amortized into interest expense over the term of the Financing Agreement. Pursuant to the terms of the warrant, on May 19, 2004, SVB fully exercised its warrant, which resulted in a net issuance of 73,738 shares (see Note 11).

      In connection with our amended Silicon Valley Bank Financing Agreement, on January 30, 2004, we issued a warrant to SVB for the purchase of 50,000 shares of common stock at an exercise price of $5.75 per share. We fair valued the warrant at $213,426 using the Black-Scholes option-pricing model. The value of the warrant is being amortized into interest expense over the term of the modified Financing Agreement. The warrant is exercisable at any time on or after September 1, 2004. Pursuant to the terms of a Registration Rights Agreement, dated as of January 30, 2004, we also granted certain registration rights to SVB with respect to the shares of common stock issuable upon exercise of the warrant (see Note 11).

      On June 10, 2004, we issued 3,000,000 shares of our common stock at a per share value of $4.55, in connection with the acquisition of certain assets and liabilities of Surebridge (see Note 8).

(15) Stock Option Plans

(a) 1999 Employee Stock Purchase Plan

      The 1999 Employee Stock Purchase Plan (the “Stock Purchase Plan”) was adopted by NaviSite’s Board of Directors and Stockholders in October 1999. The Stock Purchase Plan provides for the issuance of a maximum of 16,666 shares of our Common Stock. The Plan allows participants to purchase shares at 85% of the closing price of Common Stock on the first business day of the Plan period or the last business day of the Plan period, whichever closing price is less.

      During fiscal year 2004, no additional shares were issued under this plan. We issued a total of 16,657 shares since the plan’s inception.

(b) NaviSite 2000 Stock Option Plan

      In November 2000, NaviSite’s Board of Directors approved the 2000 Stock Option Plan (the “Plan”). Under the Plan, nonqualified stock options or incentive stock options may be granted to NaviSite’s employees, other than those who are also officers or directors, and our consultants and advisors, as defined, up to a maximum number of shares of Common Stock not to exceed 66,666 shares. The board of directors administers this plan, selects the individuals who are eligible to be granted options under the Plan and determines the number of shares and exercise price of each option. Options granted under the Plan have a five-year maximum term and typically vest over a one-year period. On December 9, 2003, the NaviSite Stockholders approved the 2003 Stock Incentive Plan and will grant no additional options under the Plan.

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table reflects stock option activity under the Plan for the years ended July 31, 2004, 2003 and 2002, respectively:

	2004		2003		2002

		Weighted		Weighted		Weighted
	Number	Average	Number	Average	Number	Average
	of	Exercise	of	Exercise	of	Exercise
	Shares	Price	Shares	Price	Shares	Price

Options outstanding, beginning of year	4,872	$128.44	16,266	$128.44	32,157	$128.44
Granted	—	—	—	—	—	—
Exercised	—	—	—	—	—	—
Cancelled	(1,164)	$128.44	(11,394)	$128.44	(15,891)	$128.44

Options outstanding, end of year	3,708	$128.44	4,872	$128.44	16,266	$128.44

Options exercisable, end of year	3,708		4,872		16,266

Options available for grant, end of year	—		61,794		50,400

     (c) NaviSite 1998 Equity Incentive Plan

      In December 1998, NaviSite’s Board of Directors and Stockholders approved the 1998 Equity Incentive Plan, as amended (the “1998 Plan”). The 1998 Plan replaced NaviSite Internet Services Corporation’s 1997 Equity Incentive Plan (the “1997 Plan”). All options outstanding under the 1997 Plan were cancelled and replaced with an equivalent amount of options issued in accordance with the 1998 Plan. Under the original 1998 Plan, nonqualified stock options or incentive stock options may be granted to NaviSite’s or its affiliates’ employees, directors, and consultants, as defined, up to a maximum number of shares of Common Stock not to exceed 333,333 shares. In August 1999, the Board of Directors approved an increase in the number of shares authorized under the 1998 Plan to 741,628. In December 2000, the Board of Directors approved an additional increase in the number of shares authorized under the 1998 Plan to 1,000,000 shares. The Board of Directors administers this plan, selects the individuals who are eligible to be granted options under the 1998 Plan and determines the number of shares and exercise price of each option. The chief executive officer, upon authority granted by the board of directors, is authorized to approve the grant of options to purchase Common Stock under the 1998 Plan to certain persons. Options are granted at fair market value. Options granted under the 1998 Plan have a five-year maximum term and typically vest over a four year period, with 25% of options granted becoming exercisable one year from the date of grant and the remaining 75% vesting monthly for the next thirty-six (36) months. On December 9, 2003, the NaviSite stockholders approved the 2003 Stock Incentive Plan and will grant no additional options under the 1998 Plan.

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table reflects activity and historical exercise prices of stock options under our 1998 Plan for the three years ended July 31, 2004, 2003 and 2002, respectively:

	2004		2003		2002

		Weighted		Weighted		Weighted
		Average		Average		Average
	Number of	Exercise	Number of	Exercise	Number of	Exercise
	Shares	Price	Shares	Price	Shares	Price

Options outstanding, beginning of year	265,969	$66.14	452,801	$149.40	522,560	$276.00
Granted	40,000	$3.53	128,164	$2.57	268,397	$4.65
Exercised	(11,006)	$2.44	(1,905)	$1.18	(34,901)	$1.05
Cancelled	(62,910)	$87.61	(313,091)	$160.79	(303,255)	$256.35

Options outstanding, end of year	232,053	$52.59	265,969	$66.14	452,801	$149.40

Options exercisable, end of year	224,005	$54.02	175,555	$84.18	131,156	$294.60

Options available for grant, end of year	—		571,661		386,606

	Options Outstanding			Options Exercisable

		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
	Number	Contractual	Exercise	Number	Exercise
Range of Exercise Prices	Outstanding	Life (Years)	Price	Outstanding	Price

$0.01 - 2.55	121,141	8.89	$2.55	120,465	$2.55
$2.56 - 3.75	40,166	9.15	$3.53	35,100	$3.53
$3.76 - 3.90	33,626	2.64	$3.90	33,626	$3.90
$3.91 - 15.47	7,854	1.67	$15.04	6,462	$15.14
$15.48 - 73.13	8,924	1.58	$34.17	8,131	$33.94
$73.14 - 182.82	6,127	0.36	$114.38	6,044	$113.72
$182.83 - 671.25	6,255	0.81	$615.24	6,217	$615.71
$671.26 and up	7,960	0.52	$835.33	7,960	$835.33

	232,053			224,005

     (d) NaviSite 2003 Stock Option Plan

      On July 10, 2003, the 2003 Stock Incentive Plan (the “2003 Plan”) was approved by the Board of Directors and was approved by the NaviSite Stockholders on December 9, 2003. The 2003 Plan provides that stock options or restricted stock awards may be granted to employees, officers, directors, consultants, and advisors or NaviSite (or any present or future parent or subsidiary corporations and any other business venture (including, without limitation, joint venture or limited liability company) in which NaviSite has a controlling interest, as determined by the Board of Directors of NaviSite). The Board of Directors authorized 2,600,000 shares of Common Stock for issuance under the 2003 Plan. On November 11, 2003, the 2003 Plan was amended to increase the number of available shares from 2,600,000 to 3,800,000. An amendment has been filed to add an additional 3,000,000 shares to the 2003 Plan. This amendment is subject to Stockholder approval. Upon approval of this amendment, there will be 6,800,000 shares authorized under the 2003 Plan.

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The 2003 Plan is administered by the Board of Directors of NaviSite or any committee to which the Board delegates its powers under the 2003 Plan. Subject to the provisions of the 2003 Plan, the Board of Directors will determine the terms of each award, including the number of shares of common stock subject to the award and the exercise thereof.

      The Board of Directors may, in its sole discretion, amend, modify or terminate any award granted or made under the 2003 Plan, so long as such amendment, modification or termination would not materially and adversely affect the participant. The Board of Directors may also provide that any stock option shall become immediately exercisable, in full or in part, or that any restricted stock granted under the 2003 Plan shall be free of some or all restrictions.

      As of July 31, 2004, stock options to purchase 3,492,287 shares of common stock at an average exercise price of $3.85 per share were outstanding under the 2003 Plan. The options are exercisable as to 25% of the original number of shares on the six month anniversary of the optionholder and thereafter in equal amounts monthly over the three year period commencing on the six month anniversary of the optionholder. Options granted under the 2003 Plan have a maximum term of ten years.

      The following table reflects activity and historical exercise prices of stock options under the 2003 Plan for the two years ended July 31, 2004, and 2003, respectively:

	2004		2003

		Weighted		Weighted
		Average		Average
	Number of	Exercise	Number of	Exercise
	Shares	Price	Shares	Price

Options outstanding, beginning of year	2,189,000	$2.55	—	$—
Granted	1,967,375	$4.92	2,272,000	$2.55
Exercised	(148,079)	$2.55	—	$—
Cancelled	(516,009)	$2.75	(83,000)	$2.55

Options outstanding, end of year	3,492,287	$3.85	2,189,000	$2.55

Options exercisable, end of year	1,340,969	$3.58	—	$—

Options available for grant, end of year	159,634		411,000

	Options Outstanding			Options Exercisable

		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
	Number	Contractual	Exercise	Number	Exercise
Range of Exercise Prices	Outstanding	Life (Years)	Price	Outstanding	Price

$0.01 - 2.55	1,835,081	8.92	$2.55	857,414	$2.55
$2.56 - 5.31	390,374	9.50	$4.52	88,448	$4.62
$5.32 - 5.42	1,004,000	9.55	$5.41	300,000	$5.41
$5.43 - 5.69	217,832	9.49	$5.69	73,550	$5.69
$5.70 and up	45,000	9.37	$7.73	21,557	$7.85

	3,492,287			1,340,969

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     (e) Other Stock Option Grants

      At July 31, 2004, we had 2,665 outstanding stock options issued outside of existing plans to certain directors at an average exercise price of $135.56. These stock options were fully vested on the grant date and have a contractual life of 10 years.

     (f) Other Disclosure

      SFAS No. 123, “Accounting for Stock-Based Compensation,” sets forth a fair-value based method of recognizing stock-based compensation expense. As permitted by SFAS No. 123, we have elected to continue to apply APB No. 25 to account for the stock-based compensation plans in which NaviSite’s employees participate.

(16) Related Party Transactions

      For the period August 1, 2002 through September 11, 2002, we classified revenue from CMGI and CMGI affiliates as revenue from related parties. For all periods subsequent to September 12, 2002, we classified revenue from CMGI and CMGI affiliates as third-party revenue.

      The consolidated financial statements for the three and twelve-month periods ended July 31, 2003 include certain allocations from CMGI for certain general and administrative expenses, such as rent, legal services, insurance, and employee benefits. Allocations are based primarily on headcount. Management believes that the method used to allocate the costs and expenses is reasonable; however, such allocated amounts may or may not necessarily be indicative of what actual expenses would have been incurred had we operated independently of CMGI. As a result of CMGI’s sale of its debt and equity interests in us to CBT, the agreement between NaviSite and CMGI whereby CMGI provided certain services to us automatically terminated. CMGI continued to provide certain services to us pursuant to a Transition Services Agreement we entered into with CMGI on November 25, 2002, as we transitioned to service offerings from CBT and other third-party suppliers. This transition agreement concluded during the second quarter of fiscal year 2003 and we have completely severed our administrative ties with CMGI; however, CMGI remains a third-party customer. During the second quarter of fiscal year 2003, we contracted with CBT and other third-party suppliers for these services. We currently rent administrative facilities from CMGI at 800 Federal Street, Andover, Massachusetts.

      On December 31, 2002, CBTM was required to pay a $6.1 million liability owed to the AppliedTheory Estate as a result of CBTM’s acquisition of AppliedTheory. In order to fund the $6.1 million payment, CBTM entered into a $6.0 million line of credit with Unicorn Worldwide Holding Limited (Unicorn), a related party to NaviSite and CBTM. CBTM drew down $4.6 million and together with cash on hand at December 31, 2002, paid the $6.1 million liability due to the AppliedTheory Estate. In January 2003, CBTM paid $2.6 million of the $4.6 million due to Unicorn, leaving a liability to Unicorn of $2.0 million at January 31, 2003. In January 2003, we entered into a Loan and Security Agreement with Atlantic and in February 2003, drew down on this facility to pay off the remaining $2.0 million due Unicorn by CBTM.

      On January 29, 2003, we entered into a $10.0 million Loan and Security Agreement (Atlantic Loan) with Atlantic, a related party. The Atlantic Loan bears an interest rate of 8% per annum. Interest is payable upon demand or, at Atlantic’s option, interest may be added to the outstanding balance due to Atlantic by NaviSite. Atlantic may make demand for payment of amounts in excess of the minimum Atlantic Loan amount of $2.0 million (Minimum Loan Amount), with 60 days notice. Atlantic can demand payment of the Minimum Loan Amount with 90 days notice. Under the Atlantic Loan agreement, we can require Atlantic to loan us (1) up to $2.0 million to repay an amount due from CBTM to Unicorn, a related party to NaviSite and Atlantic; (2) $1.0 million for costs associated with our

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

acquisition of Avasta; and (3) up to $500,000 for the post-acquisition working capital needs of Avasta. Atlantic, at its sole and absolute discretion, may advance other amounts to us such that the aggregate amount borrowed by NaviSite does not exceed the maximum loan amount, defined as the lesser of $10.0 million or 65% of our consolidated accounts receivables. At July 31, 2004 and July 31, 2003, we had $3.0 million outstanding under the Atlantic Loan. This amount is shown as a current note payable to related party on our Consolidated Balance Sheet. The Atlantic Loan is secured by all of our receivables, and is subordinate to Silicon Valley Bank. On May 30, 2003 we repaid $2.0 million of the approximate $3.0 million outstanding under the Atlantic Loan and on June 11, 2003, we borrowed $2.0 million under the Atlantic Loan (see Note 9). On January 16, 2004, the Atlantic Loan was amended to extend any and all Credit Advances under the Atlantic Loan made prior to, or following January 16, 2004 to be due on or before the earlier of (i) August 1, 2004 or (ii) five (5) business days following the closing of a financing transaction or disposition pursuant to which the Borrower receives gross proceeds of $13.0 million. On July 13, 2004, the Atlantic Loan was further amended to extend any and all Credit Advances under the Atlantic Loan to be due on or before the earlier of (i) November 1, 2004 or (ii) five (5) business days following the closing of a financing transaction or disposition pursuant to which we receive net proceeds of $13.0 million. On October 12, 2004, the Atlantic Loan was amended to extend any and all Credit Advances under the Atlantic Loan made prior to, or following, October 12, 2004, to be due on or before the earlier of (i) February 1, 2005 or (ii) five (5) business days following the closing of a financing transaction or disposition pursuant to which the Borrower receives net proceeds of $13.0 million after satisfying the mandatory prepayment obligations under those certain Notes due to Surebridge, Inc.

     ClearBlue Technologies (UK) Limited Outsourcing Agreement

      Beginning April 1, 2004, we entered into an Outsourcing Agreement with ClearBlue Technologies (UK) Limited (“ClearBlue”) whereby, the Company will provide certain management services as well as manage the day-to-day operations as required by ClearBlue’s customers’ contracts. The Company charges ClearBlue a monthly fee of £4,700, plus 20% of gross profit (gross profit is revenue collected from ClearBlue customers, less the monthly fee), but in the event such calculation is less than $0, 100% of the gross profit shall remain with ClearBlue. During the fiscal year ended July 31, 2004, the Company charged ClearBlue approximately $46,000 under this agreement, which has been included in Revenue, related parties in the Consolidated Statements of Operations. As of July 31, 2004, there are no amounts outstanding under this agreement.

(15) Selected Quarterly Financial Data (Unaudited)

      Financial information for interim periods was as follows:

	Fiscal Year Ended July 31, 2004

	Q1	Q2	Q3	Q4

	(In thousands)
Revenue	$23,473	$22,329	$20,185	$25,185
Gross profit	4,916	5,571	5,968	5,421
Net loss	(3,353)	(3,439)	(3,026)	(11,536)
Net loss per common share(a)	$(0.14)	$(0.14)	$(0.12)	$(0.43)

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Fiscal Year Ended July 31, 2003

	Q1	Q2	Q3	Q4

	(In thousands)
Revenue	$15,871	$18,761	$19,620	$22,339
Gross profit (loss)	(624)	1,747	2,308	2,379
Net loss	(10,005)	(20,231)	(11,304)	(32,087)
Net loss per common share(a)	$(1.60)	$(2.07)	$(0.88)	$(1.80)

(a)	Net loss per common share is computed independently for each of the quarters based on the weighted average number of shares outstanding during the quarter. Therefore, the aggregate per share amount for the quarters may not equal the amount calculated for the full year.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ON FINANCIAL STATEMENT SCHEDULE

The Board of Directors and Stockholders

NaviSite, Inc. and Subsidiaries:

      Under date of November 1, 2004, we reported on the consolidated balance sheets of NaviSite, Inc. as of July 31, 2004 and 2003 and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the fiscal years in the three-year period ended July 31, 2004, which are included in this Form 10-K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule of Valuation and Qualifying Accounts in this Form 10-K. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

      The audit report on the consolidated financial statements of NaviSite, Inc. referred to above contains an explanatory paragraph that states that the Company’s recurring losses since inception and accumulated deficit, as well as other factors, raise substantial doubt about the entity’s ability to continue as a going concern. The financial statement schedule does not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

Boston, Massachusetts

November 1, 2004

NaviSite, Inc. and Subsidiaries

Valuation and Qualifying Accounts

	Balance at	Additions		Deductions	Balance at
	beginning	charged to		from	end of
	of year	expense	Other(1)	reserve	year

	(In thousands)
Year ended July 31, 2002:
Allowance for doubtful accounts	$6,859	$3,490	$—	$(9,732)	$617
Year ended July 31, 2003:
Allowance for doubtful accounts	$617	$1,778	$3,119	$(3,484)	$2,030
Year ended July 31, 2004:
Allowance for doubtful accounts	$2,030	$2,568	$—	$(2,100)	$2,498

(1)	Represents allowance for doubtful accounts of CBTM (fiscal year 2003) and CBT (fiscal year 2004) which were accounted for in a manner similar to a pooling-of-interest due to common control ownership.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors
NaviSite, Inc.

      We have audited the accompanying consolidated balance sheet of Surebridge, Inc. and subsidiaries (the Company) as of December 31, 2003, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Surebridge, Inc. and subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

      As discussed in Note 1, it was announced on May 6, 2004 that the Company had signed a definitive asset purchase agreement pursuant to which substantially all of the assets of the Company would be acquired by NaviSite, Inc. for two promissory notes in the aggregate principal amount of approximately $39.3 million, three million shares of NaviSite common stock and the assumption of certain liabilities of the Company at closing. This transaction was consummated on June 10, 2004. These consolidated financial statements do not reflect the impact of this transaction.

/s/ KPMG LLP

Providence, Rhode Island

June 10, 2004

SUREBRIDGE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

March 31, 2004 (Unaudited) and December 31, 2003

	March 31,	December 31,
	2004	2003

	(Unaudited)
ASSETS (NOTE 8)
Current assets:
Cash and cash equivalents	$1,725,222	$2,520,410
Accounts receivable, net of allowance for doubtful accounts of $210,454 at March 31, 2004 and $224,837 at December 31, 2003	4,564,021	4,340,217
Costs and estimated earnings in excess of billings	970,941	279,116
Due from related party	42,770	87,076
Deferred tax asset	70,448	70,448
Prepaid expenses and other current assets	419,262	335,850

Total current assets	7,792,664	7,633,117
Restricted cash	475,122	520,122
Property and equipment, net	7,782,227	8,302,041
Goodwill	6,326,955	6,290,573
Other intangible assets, net	4,319,175	4,638,185
Other long-term assets	161,923	189,638

Total assets	$26,858,066	$27,573,676

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$4,777,734	$4,440,302
Accrued expenses and other current liabilities	1,943,324	3,006,547
Deferred revenue	936,355	947,634
Customer deposits	249,912	163,370
Current portion of long-term debt	3,617,960	2,575,539
Current portion of obligations under capital lease	138,934	308,596

Total current liabilities	11,664,219	11,441,988
Deferred tax liability	70,448	70,448
Obligations under capital lease	24,152	5,000
Long-term debt	1,019,426	1,560,659

Total liabilities	12,778,245	13,078,095
Commitments and contigencies (Note 7)
Redeemable convertible preferred stock, $0.01 par value; 45,801,302 shares authorized, 37,061,321 shares issued and outstanding at March 31, 2004; and 45,801,302 shares authorized, 37,061,321 shares issued and outstanding at December 31, 2003	62,144,214	61,705,252
Stockholders’ deficit;
Common stock, $0.01 par value; 75,000,000 shares authorized, 10,861,056 shares issued, and 9,977,444 shares outstanding at March 31, 2004; 75,000,000 shares authorized, 10,855,206 shares issued, and 9,971,594 shares outstanding at December 31, 2003	108,611	108,553
Additional paid-in capital	9,486,602	9,922,697
Accumulated deficit	(57,194,508)	(56,775,823)
Treasury stock, at cost, 883,612 shares	(465,098)	(465,098)

Total stockholders’ deficit	(48,064,393)	(47,209,671)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$26,858,066	$27,573,676

See accompanying notes to the consolidated financial statements

SUREBRIDGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2004 and 2003 (Unaudited)
and for the Year Ended December 31, 2003

	Three Months Ended
	March 31,		Year Ended
			December 31,
	2004	2003	2003

	(Unaudited)
Revenue:
Revenue	$11,712,790	$9,528,068	$41,673,247
Revenue, related parties	226,716	310,709	1,078,278

Total revenue	11,939,506	9,838,777	42,751,525
Cost of revenue	7,776,818	6,709,620	29,632,382

Gross profit	4,162,688	3,129,157	13,119,143
Operating expenses:
Sales and marketing	1,960,544	1,682,684	8,499,369
General and administrative	2,533,866	2,406,989	11,114,461

Total operating expenses	4,494,410	4,089,673	19,613,830

Loss from operations	(331,722)	(960,516)	(6,494,687)
Other income (expense):
Interest income	2,186	42,070	64,534
Interest expense	(89,149)	(52,177)	(297,293)

Other expenses, net	(86,963)	(10,107)	(232,759)
Net loss	$(418,685)	$(970,623)	$(6,727,446)
Accrued dividends on preferred stock (including accretion to redemption value of $412,338, $223,392 and $1,636,214 for the three months ended March 31, 2004 and 2003, and for the year ended December 31, 2003, respectively)	(438,962)	(225,684)	(1,734,172)

Net loss to common stockholders	$(857,647)	$(1,196,307)	$(8,461,618)

See accompanying notes to the consolidated financial statements

SUREBRIDGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

Three Months Ended March 31, 2004 (Unaudited) and Year Ended December 31, 2003

	Common Stock					Treasury Stock
			Additional		Deferred			Total
	Shares	Par	Paid-in	Accumulated	Comp-	Shares in		Stockholders’
	Issued	Value	Capital	Deficit	ensation	Treasury	Amount	Deficit

Balance, December 31, 2002	10,842,164	$108,422	$11,650,476	$(50,048,377)	$(5,603)	883,612	$(465,098)	$(38,760,180)
Issuance of common stock pursuant to the exercise of stock options	13,042	131	6,393	—	—	—	—	6,524
Accretion of dividend on Series A preferred stock	—	—	(97,958)	—	—	—	—	(97,958)
Accretion of Series E preferred stock to redemption value	—	—	(459,554)	—	—	—	—	(459,554)
Accretion of Series C preferred stock to redemption value	—	—	(1,176,660)	—	—	—	—	(1,176,660)
Amortization of deferred compensation	—	—	—	—	5,603	—	—	5,603
Net loss	—	—	—	(6,727,446)	—	—	—	(6,727,446)

Balance, December 31, 2003	10,855,206	108,553	9,922,697	(56,775,823)	—	883,612	(465,098)	(47,209,671)
Issuance of common stock pursuant to the exercise of stock options (unaudited)	5,850	58	2,867	—	—	—	—	2,925
Accretion of dividend on Series A preferred stock (unaudited)	—	—	(26,624)	—	—	—	—	(26,624)
Accretion of Series E preferred stock to redemption value (unaudited)	—	—	(118,173)	—	—	—	—	(118,173)
Accretion of Series C preferred stock to redemption value (unaudited)	—	—	(294,165)	—	—	—	—	(294,165)
Net loss (unaudited)	—	—	—	(418,685)	—	—	—	(418,685)

Balance, March 31, 2004 (unaudited)	10,861,056	$108,611	$9,486,602	$(57,194,508)	$—	883,612	$(465,098)	$(48,064,393)

See accompanying notes to the consolidated financial statements

SUREBRIDGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2004 and 2003 (Unaudited)
and for the Year Ended December 31, 2003

	Three Months Ended
	March 31,		Year Ended
			December 31,
	2004	2003	2003

	(Unaudited)
Cash flows from operating activities:
Net loss	$(418,685)	$(970,623)	$(6,727,446)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,332,397	1,227,781	6,055,588
Stock-based compensation	—	5,603	5,603
Provision for losses on accounts receivable	(14,383)	—	(169,504)
Issuance of preferred stock to settle compensation from earn-out arrangement, net of issuance costs	—	249,874	533,171
Changes in assets and liabilities, net of effects of acquisition:
(Increase) decrease in assets:
Accounts receivable	(165,115)	400,122	171,732
Costs and estimated earnings in excess of billings	(691,825)	(208,181)	42,502
Prepaid expenses and other current assets	(83,412)	136,154	380,169
Increase (decrease) in liabilities:
Accounts payable	337,432	(989,055)	1,545,923
Accrued expenses and other current liabilities	(1,019,570)	(147,451)	(2,413,434)
Deferred revenue and customer deposits	(4,772)	(841,807)	(396,967)

Net cash used in operating activities	(727,933)	(1,137,583)	(972,663)
Cash flows from investing activities:
Purchase of property and equipment	(493,573)	(551,368)	(3,943,926)
Decrease (increase) in other long-term assets	27,715	775,655	864,405
Cash expended in acquisition, net of cash acquired	—	(111,893)	(111,893)

Net cash (used in) provided by investing activities	(465,858)	112,394	(3,191,414)
Cash flows from financing activities:
Decrease (increase) in restricted cash	45,000	(298,234)	109,878
Proceeds from exercise of stock options	2,925	—	6,524
Proceeds from long-term debt	1,247,752	97,688	2,867,373
Principal payments on long-term debt	(746,564)	(490,900)	(2,278,068)
Principal payments on capital lease obligations	(150,510)	(287,129)	(1,092,990)

Net cash provided by (used in) financing activities	398,603	(978,575)	(387,283)

Net (decrease) increase in cash and cash equivalents	(795,188)	(2,003,764)	(4,551,360)
Cash and cash equivalents, beginning of period	2,520,410	7,071,770	7,071,770

Cash and cash equivalents, end of period	$1,725,222	$5,068,006	$2,520,410

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$89,149	$52,177	$297,293
Noncash investing and financing activities:
Acquisition of equipment under capital leases	$—	$—	$1,141,851
Net assets acquired in the acquisition	—	4,224,074	4,224,074
Preferred stock accretion	438,962	225,684	1,734,172

See accompanying notes to the consolidated financial statements

SUREBRIDGE, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(1)	Organization, Acquisition and Basis of Presentation

      Surebridge, Inc. (the “Company”), formerly known as Panoptic Business Networks, Inc., was incorporated in the State of Delaware to leverage the Internet to meet the needs of middle market companies seeking advanced business applications. The Company provides packaged application selection, implementation, application management and hosting, and continuous business improvement services.

      On May 6, 2004, it was announced that the Company had signed a definitive asset purchase agreement pursuant to which substantially all of the assets of the Company would be acquired by NaviSite, Inc. (“NaviSite”) for two promissory notes in the aggregate principal amount of approximately $39.3 million, three million shares of NaviSite common stock and the assumption of certain liabilities of Company at closing. This transaction was consummated on June 10, 2004. These consolidated financial statements do not reflect the impact of this transaction.

      The consolidated financial statements and notes thereto as of March 31, 2004 and for the three months ended March 31, 2004 and 2003 and the related notes are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring adjustments necessary for a fair presentation of the financial statements for the interim period) have been included. Results of operations for the interim periods presented are not necessarily indicative of the results that may be expected for a full fiscal year or any future period.

(2)	Summary of Significant Accounting Policies

      (a)     Basis of Consolidation

      The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Surebridge Services, Inc. (formerly known as Panoptic Technology Services, Inc.) and Surebridge Acquisition Corp. which was formed to consummate the acquisition of ManagedOps.com, Inc. in March 2003 as discussed in Note 3. All intercompany accounts and transactions have been eliminated.

      (b)     Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates

      (c)     Cash and Cash Equivalents and Restricted Cash

      Cash and cash equivalents consist of cash and highly liquid investments with original or remaining maturities of three months or less at the date of purchase and whose carrying amounts approximate market value due to the short maturity of the investments. Cash equivalents at March 31, 2004 and December 31, 2003 consist of money market instruments. The Company had restricted cash of approximately $475,000 and $520,000 as of March 31, 2004 and December 31, 2003, respectively, which related to security deposits on facility leases.

(d)	Financial Instruments and Concentration of Credit Risk

      Financial instruments that subject the Company to credit risk consist principally of cash and cash equivalents, accounts receivable and costs and estimated earnings in excess of billings. The Company places its cash in highly rated financial institutions. The Company periodically assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited. The Company does not require collateral and establishes reserves for doubtful accounts as

SUREBRIDGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

warranted. Bad debts are provided on the allowance method based on historical experience and management evaluation of outstanding accounts receivable. There were no single customers that accounted for over 10% of total accounts receivable or revenue as of and for the year ended December 31, 2003.

(e)	Property and Equipment

      Property and equipment are stated at cost less accumulated depreciation. Repair and maintenance costs are charged to operations when incurred, while additions and betterments are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from 1 to 7 years. Leasehold improvements are depreciated over the shorter of the estimated useful life of the asset or the lease term. Property and equipment under capital leases are stated at the lower of the present value of the minimum lease payments at the beginning of the lease term or the fair value at the inception of the lease. Amortization expense is recorded over the life of the related asset or lease term, if shorter. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the determination of net income or loss from operations.

(f)	Impairment of Long-Lived Assets

      The Company assesses the need to record impairment losses on long-lived assets used in operations when indicators of impairment are present. Although the assumptions may vary in these assessments, they generally include revenue growth, operating results, cash flows, and other indicators of value. Management then determines whether there has been a permanent impairment of the value of long-lived assets by comparing future undiscounted cash flows to the asset’s carrying value. If the estimated future undiscounted cash flows are less than the carrying value of the asset, a loss is recorded based on the excess of the asset’s carrying value over fair value.

(g)	Goodwill and Other Intangible Assets

      Goodwill represents the excess of the purchase price over the fair value of net tangible and identifiable intangible assets the Company has acquired and has accounted for under the purchase method in accordance with Statement of Financial Accounting Standards No. 141 (“SFAS No. 141”), “Business Combinations.” The Company adopted the provisions of Statement of Financial Accounting Standards No. 142 (“SFAS No. 142”), “Goodwill and Other Intangible Assets,” on January 1, 2002. Accordingly, the Company ceased the ratable amortization of goodwill on that date. SFAS No. 142 also requires the Company to perform an annual impairment test of its goodwill. The Company performs its annual impairment test of goodwill in the fourth quarter of its calendar year.

      Other intangible assets consist primarily of customer base and covenants not to compete. Such assets are being amortized on a straight-line basis over periods ranging from one to seven years.

(h)	Revenue Recognition

      The Company derives its revenue primarily from information technology consulting, software implementation services and application management and hosting services. The Company also derives revenue from the sale of software and related maintenance contracts. Reimbursable expenses charged to clients are included in revenue and costs of revenue.

Information Technology Consulting and Software Implementation Services

      The Company enters into two types of contracts for information technology and software implementation services. Revenue from time and materials contracts is recognized as services are

SUREBRIDGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

performed. The Company recognizes revenue on fixed price contracts on an efforts expended method when it can demonstrate the ability to perform under the contract. Under this method revenue is recognized based on the ratio of labor hours expended compared with the total estimated hours to complete the contract.

      When current contract estimates indicate that a loss is probable, provision is made for the total anticipated loss in the current period. Contract losses are determined to be the amount by which the estimated service costs of the contract exceed the estimated revenues that will be generated by the contract. Unbilled revenues represent revenues for services performed that have not been billed. Billings in excess of revenue recognized are recorded as deferred revenue until the applicable revenue recognition criteria are met.

      Amounts received or billed in advance of the services being provided are recorded as deferred revenue. Cost and estimated earnings in excess of billings represent amounts recognized based on services performed in advance of billings, in accordance with the contract term.

Application Management and Hosting Services

      Application management and hosting fees are for the management of application software and for access to the Company’s data center and technical infrastructure. These fees are recognized ratably over the contract term. Set-up fees related to application management and hosting services are recognized ratably over the expected customer relationship period.

Software Revenue

      The Company primarily sells or licenses software in combination with software implementation services. Revenue from the sale of software is recognized when the software is delivered to the customer. In instances where the Company also provides application management and hosting services, software revenue is recognized ratably over the expected customer relationship period.

Maintenance Contracts

      The Company sells maintenance contracts on behalf of third-party software vendors. The Company is not a party to the maintenance contracts and therefore has no continuing obligations under the contracts. Revenue from these contracts is recognized on a net basis, when the Company’s customers enter into the contracts. In addition, the Company sells phone support for software. Phone support contracts typically have one-year terms, and customers are required to prepay the contract amount, which is recorded as deferred revenue and recognized ratably over the contract term.

(i)	Income Taxes

      The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement and tax bases of assets and liabilities and operating loss and tax credit carryforwards using enacted tax rates expected to apply to the year in which the differences are expected to affect taxable income. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in operations in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be recovered.

(j)	Stock-Based Compensation

      The Company accounts for stock-based compensation granted to employees and directors using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (“APB No. 25”),

SUREBRIDGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

“Accounting for Stock Issued to Employees,” and related interpretations. Statement of Financial Accounting Standards No. 123 (“SFAS No. 123”), “Accounting for Stock-Based Compensation,” and Statement of Financial Accounting Standards No. 148 (“SFAS No. 148”), “Accounting for Stock-Based Compensation — Transition and Disclosure,” require that companies either recognize compensation expense for grants of stock, stock options, and other equity instruments based on fair value, or provide pro forma disclosures of net income (loss) in the notes to the consolidated financial statements. Accordingly, compensation cost for stock options granted to employees and directors is measured as the excess, if any, of the fair value of the Company’s stock at the date of the grant over the amount that must be paid to acquire the stock. All stock-based awards to nonemployees are accounted for at their fair value in accordance with SFAS No. 123, SFAS No. 148, and related interpretations. For all stock-based awards to employees and directors, the Company has elected the pro forma disclosure provisions of SFAS No. 123 and SFAS No. 148.

      For purposes of pro forma disclosure, the fair value of each employee option grant was estimated on the date of grant using the minimum value method with the following assumptions for grants in 2003:

Expected life	5 years
Dividend yield	None
Volatility	0%
Weighted average risk-free interest rate	3.22%

      The weighted-average fair value of stock options granted by the Company during 2003 was zero.

      The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123 and SFAS No. 148 to stock-based employee compensation:

	Three Months
	Ended	Year Ended
	March 31, 2004	December 31, 2003

Net loss, as reported	$(418,685)	$(6,727,446)
Add (deduct): Stock-based employee compensation included in net loss, net of related taxes	—	5,603
Add (deduct): Total stock-based employee compensation expense determined under the fair value based method for all awards, net of related tax effects	(11,500)	(174,795)

Pro forma net loss	$(430,185)	$(6,896,638)

(k)	Guarantees and Indemnification Obligations

      In November 2002, the FASB issued FIN No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees Including Indirect Guarantee of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34.” The interpretation requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken by issuing the guarantee. The interpretation also requires additional disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees it has issued. The accounting requirements for the initial recognition of guarantees are applicable on a prospective basis for guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for all guarantees outstanding, regardless of when they were issued or modified, during the first quarter of fiscal 2003. The adoption of FIN No. 45 did not have a material effect on the Company’s consolidated financial statements. The following is a summary of agreements that the Company has determined are within the scope of FIN No. 45.

SUREBRIDGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      As permitted by Delaware law, the Company has agreements whereby it indemnifies its officers and directors for certain events or occurrences while the officer or director is, or was serving, at the Company’s request in such capacity. The term of the indemnification period is for the officer’s or director’s lifetime. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company has a Directors and Officers insurance policy that limits its exposure and enables the Company to recover a portion of any future amounts paid. As a result of the insurance policy coverage, the Company believes the estimated fair value of these indemnification agreements is minimal. All of these indemnification agreements were grandfathered under the provisions of FIN No. 45 as they were in effect prior to December 31, 2002. Accordingly, the Company has no liabilities recorded for these agreements as of December 31, 2003.

      The Company enters into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company indemnifies, holds harmless, and agrees to reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally its business partners or customers, in connection with any U.S. patent, or copyright or other intellectual property infringement claim by any third party with respect to its products. The term of these indemnification agreements is generally perpetual after execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, the Company has no liabilities recorded for these agreements as of December 31, 2003.

      The Company enters into arrangements with its business partners, whereby the business partner(s) agrees to sublicense the Company’s services to its customers. The Company enters into standard indemnification agreements with those business partners, whereby it indemnifies them for its acts or omissions in providing the services that result in a claim against its business partner. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company has general and umbrella insurance policies that enable it to recover a portion of any amounts paid. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, the Company has no liabilities recorded for these agreements as of December 31, 2003.

      When as part of an acquisition the Company acquires all of the stock or all of the assets and liabilities of a company, it assumes the liability for certain events or occurrences that took place prior to the date of acquisition. All of these obligations were grandfathered under the provisions of FIN No. 45 as they were in effect prior to December 31, 2002. However, as a result of the Company’s acquisition of ManagedOps.com, Inc. on March 5, 2003 (see Note 3), the Company granted a $500,000 maximum guarantee related to a mortgage loan on a facility that the Company now leases and that the principals of ManagedOps.com, Inc. had personally guaranteed. Due to the fact that the Company has the option to purchase the number of its own preferred shares at nominal value in exchange for the aggregate amount it contingently may need to pay under the guarantee, the net present value of the probable weighted future cash flows to the Company is zero. Accordingly, the Company has no liabilities recorded for these guarantees as of December 31, 2003.

(l)	Recent Accounting Pronouncements

      In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146 (“SFAS No. 146”), “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, “Liability Recognition for Certain Employee Termination

SUREBRIDGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” SFAS No. 146 requires that a liability be recognized when it is incurred and should initially be measured and recorded at fair value. This statement is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No. 146 did not materially affect the consolidated financial statements.

      In November 2002, the FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others”, an interpretation of FASB Statements No. 5, 57, and 107 and a rescission of FASB Interpretation No. 34. This Interpretation elaborates on the disclosure to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of obligation undertaken. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The initial recognition and measurement provisions of the Interpretation are applicable to guarantees issued or modified after December 31, 2002. See Note 2 (k) for Company disclosures related to this pronouncement.

      In November 2002, the Emerging Issues Task Force (“EITF”) of the FASB issued a consensus on issue No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” EITF No. 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue — generating activities. EITF No. 00-21 establishes three principles: revenue should be recognized only when the arrangement consideration is reliably measurable, the earnings process is substantially complete, and consideration should be allocated among the separate units of accounting in an arrangement based on their fair values. EITF No. 00-21 is effective for all revenue arrangements entered into in fiscal periods beginning after June 15, 2003, with early adoption permitted. The adoption of this pronouncement did not have a material impact on the Company’s consolidated financial statements.

      In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 (“SFAS No. 148”), “Accounting for Stock-Based Compensation — Transition and Disclosure” which is effective for financial statements for fiscal years ending after December 15, 2002, with early adoption permitted. SFAS No. 148 enables companies that choose to adopt the preferable fair value method to report the full effect of employee stock options in their financial statements immediately upon adoption. The Company will continue to apply the disclosure only provisions of both SFAS No. 123 and SFAS No. 148.

      In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities” and, in December 2003, issued a revision to that interpretation. FIN No. 46R replaces FIN No. 46 and addresses consolidation by business enterprises of variable interest entities that possess certain characteristics. A variable interest entity (VIE) is defined as (a) an ownership, contractual or monetary interest in an entity where the ability to influence financial decisions is not proportional to the investment interest, or (b) an entity lacking the invested capital sufficient to fund future activities without a third party. FIN No. 46R establishes standards for determining under what circumstances VIEs should be consolidated with their primary beneficiary, including those to which the usual conditions for consolidation do not apply. The Company will adopt FIN No. 46 and FIN No. 46R as of January 1, 2005. The Company does not expect a material effect from adoption of FIN No. 46 or FIN No. 46R. In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150 (“SFAS No. 150”), “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments

SUREBRIDGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

entered into or modified after May 31, 2003. The adoption of SFAS 150 is not expected to have a material impact on the Company’s financial position or results of operations.

(3)	Acquisitions

     Transchannel, Inc.

      On October 27, 2002, the Company acquired all of the outstanding stock of Transchannel, Inc. (“Transchannel”), and merged Transchannel into the Company, with the Company continuing as the surviving corporation. Transchannel, a Georgia corporation, provided sales, deployment, and application support and management of Peoplesoft software throughout the United States. The Company acquired Transchannel to increase their overall market share and increase their application management and hosting customer base. The purchase consideration, aggregating $7,272,825, consisted of $1,400,000 in cash, 7,262,411 shares of the Company’s Series E Preferred Stock (“Series E”) valued at $0.58 per share, 1,815,603 shares of the Company’s Series F Preferred Stock (“Series F”) valued at $0.83 per share, 200,578 stock options to purchase the Company’s common stock, valued at $10,430 using the Black Scholes method, and acquisition costs of $162,395. The fair value of the Series E and Series F was determined with the assistance of a valuation specialist. The results of operations of Transchannel are included in the operating results of the Company from the date of acquisition.

      The acquisition was accounted for using the purchase method of accounting. Accordingly, the total purchase consideration was allocated to the assets acquired and the liabilities assumed based on their fair values at the date of acquisition. The fair value of the net assets acquired exceeded the purchase consideration by $156,579, which was allocated as a pro-rata reduction of the fair values of the noncurrent assets that were acquired (property and equipment, and identifiable intangible assets). The total purchase consideration and the allocation to the acquired assets and assumed liabilities were as follows:

Purchase consideration:
Cash paid	$1,400,000
Fair value of company stock and stock options issued (excludes issuance costs of $3,546)	5,710,430
Acquisition costs	162,395

Total purchase consideration	$7,272,825

Allocation of purchase consideration:
Cash acquired	$2,039,130
Other current assets	1,143,706
Property and equipment	1,928,000
Identifiable intangible assets	3,746,621
Goodwill	—

Total assets acquired	8,857,457
Current liabilities assumed	(1,184,632)
Liability related to an acquisition contingency	(400,000)

Net assets acquired	$7,272,825

      Current assets acquired relate primarily to accounts receivable, and current liabilities assumed primarily relate to accounts payable and accrued expenses.

      The Company was required to restrict and escrow $400,000 of cash on the date of the acquisition, which was to be paid to the former stockholders of Transchannel, after deducting the amount of acquired receivables that the Company was unable to collect within the 120 days immediately following the date of

SUREBRIDGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

acquisition. The Company recorded the $400,000 of contingent consideration as a liability as of December 31, 2002. The amount was paid in 2003.

      The terms of the acquisition also included an additional payment to the former stockholders of Transchannel, if the former stockholders were able to meet certain performance goals during the six month period following the date of acquisition. The maximum earn-out was $1.8 million payable in one third cash, one third preferred stock and one third common stock. In July 2003, the Company settled the earn-out consideration for 679,082 shares of Series E Preferred Stock and 169,995 shares of Series F Preferred Stock, with a fair value of $533,171. Payment of the earn-out was contingent upon continued employment with the Company during the six-month earn-out period. The Company had accrued $200,000 through general and administrative expense as of December 31, 2002 and recorded the remaining amount of the charge totaling $333,171 in 2003.

      The following are the identifiable intangible assets acquired and the respective periods over which the assets will be amortized on a straight-line basis:

	Weighted
	Average
	Useful Life
	(Years)	Amount

Customer base	6	$3,406,019
Noncompete agreements	2	262,750
Other intangibles	2	77,852

		$3,746,621

ManagedOps.com, Inc.

      On March 5, 2003, the Company acquired all of the shares of ManagedOps.com, Inc. (“ManagedOps”), a Delaware company with its principal place of business in New Hampshire. ManagedOps provided sales, deployment, implementation and application support of Microsoft Software throughout the United States. The consideration consisted of 6,039,909 shares of preferred stock (150,135 shares of Series A, 240,216 shares of Series B, 1,287,681 shares of Series C, 2,544,636 shares of Series D, 1,453,793 shares of Series E and 363,448 shares of Series F). The results of operations of ManagedOps are included in the operating results of the Company from the date of acquisition.

      The shares issued to the seller as consideration are subject to a repurchase agreement by the Company. In the event that the Company needs to pay cash under certain personal guarantee agreements (see Note 2(k)) and certain bonus agreements, the Company has the right to repurchase the shares at par value. The number of shares subject to repurchase is determined by the fair value of the shares at the time of the repurchase. The fair value is based on the fair value of the Company taking into account the liquidation preferences. The aggregate value of the repurchased shares cannot exceed the cash consideration paid by the Company with respect to the aforementioned obligations.

      ManagedOps had issued a warrant to a vendor to purchase 530,519 shares of its common shares at a price of $0.37 per share. Pursuant to the terms of the warrant agreement, upon the acquisition of ManagedOps, the warrants became exercisable for shares of common stock of the Company.

      The acquisition was accounted for using the purchase method of accounting. Accordingly, the total purchase consideration was allocated to the assets acquired and the liabilities assumed based on their fair

SUREBRIDGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

values at the date of acquisition. The total purchase consideration and the allocation to the acquired assets and assumed liabilities were as follows:

Purchase consideration:
Fair value of company stock	$6,305,679
Acquisition costs	136,622

Total purchase consideration	$6,442,301

Allocation of purchase consideration:
Cash acquired	$24,729
Other current assets	1,523,668
Other assets	195,239
Property and equipment	3,650,100
Identifiable intangible assets	2,330,000
Goodwill	1,894,075

Total assets acquired	9,617,811
Current liabilities assumed	(2,954,729)
Long-term liabilities assumed	(220,781)

Net assets acquired	$6,442,301

      The following are the identifiable intangible assets acquired and the respective periods over which the assets will be amortized on a straight-line basis:

	Weighted
	Average
	Useful Life
	(Years)	Amount

Customer base	5	$1,820,000
Noncompete agreements	2	50,000
Other intangibles	5	460,000

		$2,330,000

      The following unaudited pro forma results of operations for the year ended December 31, 2003 give effect to the Company’s acquisition of ManagedOps as if the transaction had occurred at the beginning of 2003. The pro forma information does not necessarily reflect the results of operations that would have occurred had the acquisitions taken place at the beginning of 2003 and is not necessarily indicative of results that may be obtained in the future.

Revenue	$44,665,170
Net loss	(6,956,171)

SUREBRIDGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(4)	Property and Equipment

      Property and equipment summarized by major category consisted of the following at:

	Estimated
	Useful Life	March 31,	December 31,
	(Years)	2004	2003

		(Unaudited)
Computer equipment	2 to 5	$14,050,083	$13,742,555
Computer software	1 to 4	2,741,022	2,554,976
Furniture and fixtures	3 to 7	1,493,788	1,493,788
Leasehold improvements	3 to 7	785,776	785,776

		19,070,669	18,577,095
Less: accumulated depreciation		(11,288,442)	(10,275,054)

Property and equipment, net		$7,782,227	$8,302,041

      The cost of equipment under capital lease and the related accumulated depreciation totaled approximately $2.5 million and $1.8 million, respectively, at March 31, 2004, and approximately $2.5 million and $1.7 million, respectively, at December 31, 2003. Depreciation expense was approximately $1.0 million for the three months ended March 31, 2004 and approximately $4.8 million for the year ended December 31, 2003.

(5)	Goodwill and Other Intangible Assets

      The Company acquired goodwill and other intangible assets through acquisitions in the years ended December 31, 2003, 2002, 2000 and 1999 (see Note 3). Under SFAS No. 142, the Company was required to complete a transitional impairment test on all goodwill effective as of January 1, 2002 on a reporting unit basis. A reporting unit is defined as an operating segment or one level below an operating segment referred to as a component. A component of an operating segment is a reporting unit if the component constitutes a business and discrete financial information is prepared and regularly reviewed by management. The Company determined that it operates in one reporting unit and, therefore, has completed the transitional goodwill impairment test on an enterprise-wide basis.

      The fair value of the reporting unit was determined with the assistance of an independent valuation specialist as of January 1, 2002. As the fair value of the reporting unit as of January 1, 2002 was in excess of the carrying amount of the net assets, the Company concluded that its goodwill was not impaired, and no impairment charge was recorded. The Company performed its annual assessment for 2002 as of September 30, 2002 and its annual assessment of 2003 as of December 31, 2003, and the fair value of the reporting unit was determined to be in excess of the carrying amount of the net assets. Therefore, no further analysis was required under SFAS No. 142.

SUREBRIDGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Other intangible assets summarized by major category consisted of the following at:

	Estimated
	Useful Life	March 31,	December 31,
	(Years)	2004	2003

		(Unaudited)
Acquired customer base	1 to 7	$6,989,864	$6,989,864
Noncompete agreements	1 to 2	585,925	585,925
Other intangibles	2 to 5	743,852	743,852

		8,319,641	8,319,641
Less: accumulated amortization		(4,000,466)	(3,681,456)

Other intangibles, net		$4,319,175	$4,638,185

      Amortization expense was approximately $0.3 million for the three months ended March 31, 2004 and approximately $1.4 million for the year ended December 31, 2003.

      The estimated future amortization of other intangible assets is as follows:

2004	$1,206,720
2005	1,021,391
2006	1,017,007
2007	718,068
2008	490,245
Thereafter	184,754

$4,638,185

(6)	Accrued Expenses and Other Current Liabilities

      Accrued expenses and other current liabilities consisted of the following at:

	March 31,	December 31,
	2004	2003

	(Unaudited)
Compensation and benefits	$1,032,755	$1,817,713
Professional fees	265,183	180,325
Consultant fees	172,716	394,425
Software costs	—	32,500
Accruals related to acquisition	91,388	146,222
Legal settlement costs	146,125	146,125
Other	235,157	289,237

	$1,943,324	$3,006,547

(7)	Commitments & Contingencies

     Leases

      The Company leases its facilities and certain computer equipment under operating and capital leases. The leases expire at various dates through December 2006. Total rent expense under these operating leases was approximately $0.6 million for the three months ended March 31, 2004 and $2.7 million for the year

SUREBRIDGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

ended December 31, 2003. Obligations under capital lease have been recorded in the accompanying financial statements at the present value of future minimum lease payments. Future commitments as of December 31, 2003 are as follows:

		Less Than					After
	Total	1 Year	Year 2	Year 3	Year 4	Year 5	5 Years

Operating leases	$3,987,224	$2,582,296	$1,056,527	$348,401	$—	$—	$—
Capital lease obligations	448,036	360,936	87,100	—	—	—	—

	$4,435,260	$2,943,232	$1,143,627	$348,401	$—	$—	$—

Legal Proceedings

      During 2002, a software vendor asserted claims against the Company for software licensing infringements and filed a complaint in federal court seeking relief for monetary damages and unspecified punitive damages. The Company settled these claims during 2002 for $375,000, of which $300,000 was paid during 2002, and the remaining $75,000 which was paid in 2003.

      During 2002, the Company began settlement discussions with another software vendor, regarding software-licensing infringements. On March 24, 2003, the Company reached a final settlement with this software vendor in the amount of $302,000. The Company accrued for this amount as of December 31, 2002 and paid the amount during 2003. In addition, in 2002 and 2003, the Company identified additional areas where it was not in compliance with software licenses. The Company purchased additional licenses in the amount of $143,432 for these software products and accrued an additional $60,000 at December 31, 2003 pursuant to an agreement with a third party software vendor to settle additional software license issues.

      During 2003, the Company settled a customer claim which requires the Company to pay the customer $65,000 in exchange for mutual contract releases. This sum was paid in 2004.

      The Company is subject to a number of other claims and legal proceedings which, in the opinion of the Company’s management, are incidental to the Company’s normal business operations. In the opinion of the Company, although final settlement of these claims and legal proceedings may impact the Company’s financial statements in a particular period, they will not, in the aggregate, have a material adverse effect on the Company’s financial position, results of operations or cash flows.

(8)	Long-Term Debt

      On February 21, 2002, the Company entered into a loan and security agreement with a commercial bank for the purpose of refinancing an existing loan. The agreement includes a term loan that replaced the existing loan and two equipment credit lines, whereby the Company could borrow up to a total of $2,500,000 under the equipment credit lines to finance certain equipment purchases through December 31, 2002. The agreement also includes certain financial covenants related to, among other things, quick-ratio and earnings. Borrowings under these loan facilities are collateralized by substantially all of the assets of the Company.

      On April 2, 2003, the Company entered into a loan modification agreement, amending certain terms of the existing loan and security agreement. The modification agreement added four additional equipment credit lines, allowing the Company to finance certain equipment purchases through March 31, 2004; the agreement did not change any of the terms related to the borrowings that were outstanding under the already existing term loan and equipment credit lines. The modification agreement also includes certain financial covenants related to quick-ratio and profitability.

SUREBRIDGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Company had the ability to borrow $1,000,000 under the third equipment line, which was available through June 30, 2003, $1,000,000 under the fourth equipment line, which was available through September 30, 2003, $750,000 under the fifth equipment line, which was available through December 31, 2003, and $750,000 under the sixth equipment line, which was available through March 31, 2004. Borrowings under these equipment lines accrue interest at the rate of prime plus 2%, and are repayable in 33 monthly installments. Borrowings under these equipment credit lines are collateralized by substantially all of the assets of the Company.

      The following summarizes the Company’s total availability and borrowings on its loan facilities during the year ended December 31, 2003. Interest on these facilities was 6.00% at December 31, 2003.

			Interest	Payment
	Availability	Borrowings	Rate	Term

Four equipment loans	$3,500,000	$2,484,123	Prime + 2%	33 mos

      The Company had no remaining borrowing availability as of December 31, 2003.

      Aggregate amounts outstanding under these borrowing arrangements totaled $4,136,198 at December 31, 2003, and future annual principal payments are as follows:

Year Ending December 31,
2004	$2,551,987
2005	1,237,728
2006	346,483

Total principal payments	4,136,198
Less: current portion	(2,575,539)

Total long-term principal obligation	$1,560,659

      In conjunction with the loan and security agreement dated February 21, 2002, the Company issued a warrant to the bank pursuant to which the bank can purchase up to 90,000 shares of the Company’s common stock at a price of $0.50 per share. At the date of issuance, the fair value of the warrant was estimated to be $36,636, using the Black Scholes method. The fair value was recorded as a discount on the term loan, and is being accreted to interest expense over the term of the loan (28 months). The unamortized portion of this discount was $7,848 at December 31, 2003.

(9)	Related Parties

      Included in revenue for the year ended December 31, 2003 was approximately $1.1 million of sales to three companies that are affiliated with a director of the Company and partially or wholly owned by Berkshire Companies Limited Partnership (BCLP), a shareholder of the Company. Accounts receivable balances related to these customers totaled $87,076 at December 31, 2003, which is stated at fair value. The Company believes that these arrangements are priced at rates consistent with sales arrangements with unrelated customers.

      The Company sublets certain office space from BCLP to house its data center. Rent expense related to this lease was $37,203 for the year ended December 31, 2003. The Company believes the rental rate approximates the fair market rate.

(10)	Redeemable Convertible Preferred Stock

      On October 25, 2002, the Company completed a Fourth Amended and Restated Certificate of Incorporation reflecting the issuance of the Series E and Series F Preferred Stock in the acquisition of

SUREBRIDGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Transchannel (see Note 3), and amending certain preferences and rights of each of the other classes of shares.

      The Company had 45,801,302 shares of $0.01 par value preferred stock authorized at December 31, 2003, of which 900,135 shares are designated as Series A Preferred Stock (“Series A”), 1,440,216 shares are designated as Series B Preferred Stock (“Series B”), 7,720,284 shares are designated as Series C Preferred Stock (“Series C”), 23,994,179 shares are designated as Series D Preferred Stock (“Series D”), 9,397,190 shares are designated as Series E Preferred Stock (“Series E”), and 2,349,298 shares are designated as Series F Preferred Stock (“Series F”).

      The following is a rollforward of redeemable convertible preferred stock for the three months ended March 31, 2004 (unaudited) and the year ended December 31, 2003:

	Shares	Amount

Balance, December 31, 2002	30,172,335	$53,132,230
Issuance of Series A, B, C, D, E and F preferred stock in connection with the ManagedOps acquisition	6,039,909	6,305,679
Accretion of dividend on Series A preferred stock	—	97,958
Accretion of Series E preferred stock to redemption value	—	459,554
Accretion of Series C preferred stock to redemption value	—	1,176,660
Series E and F earnout consideration	849,077	533,171

Balance, December 31, 2003	37,061,321	61,705,252
Accretion of dividend on Series A preferred stock (unaudited)	—	26,624
Accretion of Series E preferred stock to redemption value (unaudited)	—	118,173
Accretion of Series C preferred stock to redemption value (unaudited)	—	294,165

Balance, March 31, 2004 (unaudited)	37,061,321	$62,144,214

      Redeemable convertible preferred stock consisted of the following at December 31, 2003:

	Carrying	Redemption
	Value	Value

Series A: 900,135 issued and outstanding at December 31, 2003	$1,331,208	$1,331,208
Series B: 1,440,216 shares issued and outstanding at December 31, 2003	1,440,216	1,440,216
Series C: 7,720,284 shares issued and outstanding at December 31, 2003	40,841,008	44,421,078
Series D: 15,256,355 shares issued and outstanding at December 31, 2003	10,193,427	10,193,427
Series E: 9,395,285 shares issued and outstanding at December 31, 2003	5,958,677	6,623,703
Series F: 2,349,046 shares issued and outstanding at December 31, 2003	1,940,716	1,940,716

	$61,705,252	$65,950,348

      The Company’s various series of preferred stock have the following characteristics:

Dividends

      Holders of Series A are entitled to receive dividends equal to the greater of 8% per annum of the Series A base amount, or an amount per share equal to the dividends payable on the shares of common stock into which such shares are then convertible. Dividends on Series A accrue whether declared or not, and are cumulative. Dividends on Series A are payable quarterly and, if unpaid, increase the base amount of Series A, which was initially $1.00. At December 31, 2003, Series A had a base amount of approximately $1.47 per share, including accrued and unpaid dividends. Unpaid dividends shall be paid

SUREBRIDGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

upon the merger, sale or change of control of the Company (as defined) or in the event of a firmly underwritten public offering in which the price per share of common stock is such that the equity valuation of the Company immediately prior to the public offering is at least $173,324,000, and the net proceeds to the Company are at least $15 million. Holders of Series B, Series C, Series D, Series E and Series F are entitled to receive dividends equal to the amount that the holder would have received if the shares were converted to common stock. Unpaid dividends, whether declared or not, on Series A, and declared but unpaid dividends on Series B, Series C, Series D, Series E and Series F are also paid upon liquidation or redemption.

Liquidation

      Holders of Series D and Series F have preference in liquidation to holders of common stock and holders of Series A, Series B, Series C and Series E in the amount of $0.64599 per share and $0.70486 per share, respectively, (adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus all unpaid dividends declared on the Series D and Series F.

      Holders of Series C and Series E have preference in liquidation to holders of common stock and holders of Series A and Series B in the amount of $0.70486 per share and $5.753814 per share, respectively, (adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus all unpaid dividends declared on the Series C and Series E.

      Holders of Series A and B have preference to holders of common stock in the amount of $1.00 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus any unpaid dividends declared on the Series B and any unpaid dividends, whether or not declared, on the Series A.

      Holders of Series C, Series D, Series E and Series F, along with the holders of common stock, participate in any remaining distribution upon liquidation, on an as-if-converted basis, immediately prior to any such liquidation.

      If the payment to the holders of Series C (assuming conversion of all Preferred Stock to common stock and no payment of the Series A, Series B, Series C, Series D, Series E and Series F liquidation amounts) equals or exceeds $17.2624 per share (adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), the liquidation protection terminates and the holders of the Series C, Series D and Series E shall participate pro rata along with the holders of common stock on an as-if-converted basis without payment of the Series C, Series D and Series E liquidation amounts. If the payment to the holders of Series A and Series B, assuming conversion to common stock, exceeds the Series A and Series B liquidation amount, respectively, then in addition to the accrued dividends (whether or not declared in the case of the Series A) the holders of Series A and Series B shall participate pro rata along with the holders of common stock, and depending on whether there is any pro rata participation of the holders of Series C, Series D, Series E and Series F, in the remaining distribution in all liquidation proceeds as if the Series A and the Series B had been converted into common stock. A sale of the Company or a merger with or into another entity is considered a deemed liquidation.

Conversion

      Holders of Series E and Series F have the right to convert their shares into common stock at a conversion ratio of one common share for each Series E or Series F share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares).

      Holders of Series D have the right to convert their shares into common stock at a conversion ratio of 0.916479 common shares for each Series D share (adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). Holders of Series C have the right to convert

SUREBRIDGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

their shares into common stock at a conversion ratio of 2.511935 common shares for each Series C share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares).

      Holders of Series A and Series B also have the right to convert their shares into common stock at a conversion ratio of 2.002962 common shares for each Series A or Series B share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares).

      Each share of preferred stock automatically converts into common stock at any time upon the election of 66 2/3% of the outstanding Series C shares or immediately upon a firmly underwritten public offering in which the price per share of common stock is such that the equity valuation of the Company immediately prior to the public offering is at least $173,324,000, and the net proceeds to the Company are at least $15 million.

      If the Company issues additional common shares below the conversion price of the Series A, Series B, Series C, Series D, Series E and Series F ($0.4992605, $0.4992605, $2.29059, $0.64599, $0.70486 and $0.70486, respectively, at December 31, 2003), other than as a dividend or other distribution on the Company’s common stock (as defined), then the existing Series A, Series B, Series C, Series D, Series E and Series F conversion price shall be reduced accordingly. This may result in the recording of a beneficial conversion feature in future periods.

Voting

      Preferred stockholders are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote. Directors appointed by the Series D shareholders have certain special voting rights related to matters such as changes in the certificate of incorporation, incurring indebtedness, sale of the corporation, acquisition of assets and liabilities other than in the normal course of business and authorization or issuance of any additional class or series of capital stock.

Redemption

      Between February 11, 2007 and February 11, 2009, the holders of at least fifty percent of the outstanding shares of any series of preferred stock have the right to require the Company to redeem the shares of preferred stock owned by such holders. The redemption price is equal to the greater of $0.70486 per share for the Series F and Series E, $0.64599 per share for the Series D, $5.753814 per share for the Series C and $1.00 per share for the Series A and B, plus all unpaid dividends accrued on such shares (whether or not earned or declared in the case of the Series A), or the then current fair market value per share.

      The holders of Series D and Series F have redemption preference over all other classes of shares and the holders of Series C and Series E have redemption preference over all other classes of shares, with the exception of Series D and Series F.

(11)	Stockholders’ Deficit

     Common Stock

      The Company had 75,000,000 shares of $0.01 par value common stock authorized, of which 9,971,594 shares were outstanding as of December 31, 2003. Each share of common stock is entitled to one vote. The holders of common stock are entitled to receive dividends whenever funds are legally available, and when and if declared by the Board of Directors, subject to the prior rights of holders of all

SUREBRIDGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

classes of stock outstanding. Upon the liquidation, dissolution or winding up of the Company, holders of common stock will be entitled to receive all available assets, subject to any preferential rights of any then outstanding preferred stock. The Company has never declared or paid dividends on its common stock.

      As of December 31, 2003, the Company has reserved 1,502,222, 2,403,554, 16,158,281, 11,650,023, 7,262,411 and 1,815,603 shares of common stock for the conversion of the Series A, Series B, Series C, Series D, Series E and Series F preferred stock, respectively. Additionally, the Company has reserved 6,618,940 shares of common stock for issuance pursuant to the Company’s 1998 Stock Plan (see Note 12), and 90,000 shares of common stock for the outstanding warrants, as of December 31, 2003.

Warrants

      In connection with the loan and security agreement that the Company entered into during 2002 (see Note 8), the Company granted a warrant to purchase 90,000 shares of common stock at an exercise price of $0.50. The warrant may be exercised at any time before February 21, 2009, at which time it expires.

(12)	Stock Option Plan

      In May 1998, the Company adopted the 1998 Stock Incentive Plan (the “Stock Plan”) that provides for the issuance of restricted common stock, and incentive and nonstatutory common stock options to employees, directors and consultants of the Company. The Board of Directors determines the term of each option, option price, number of shares for which each option is granted, whether restrictions will be imposed on the shares subject to options and the rate at which each option is exercisable. The exercise price for incentive stock options may not be less than the fair market value per share of the underlying common stock on the date granted (110% of fair market value in the case of holders of more than 10% of the voting stock of the Company) and the term of incentive stock options may not exceed ten years (five years in the case of holders of more than 10% of the voting stock of the Company). The Board of Directors reserved 6,714,000 shares of common stock to be issued in conjunction with the Stock Plan. There were 6,618,940 shares available for issuance under the Stock Plan as of December 31, 2003.

      Consistent with the provisions of APB No. 25, the Company recognizes compensation expense for the excess of the fair value of the shares optioned over the exercise price, determined as of the grant date. The Company recognizes compensation cost on an accelerated basis over the periods in which the services being compensated are performed, generally the vesting period (three years).

      The following table summarizes the activity of the Company’s stock option plan for the year ended December 31, 2003:

		Weighted
	Number of	Average	Range of
	Options	Exercise Price	Exercise Prices

Balances — beginning of year	4,945,513	$0.64	$0.125 - $4.50
Granted	1,500,400	$0.50	$0.50
Exercised	(13,042)	$0.50	$0.50
Canceled/forfeited	(742,452)	$1.03	$0.50 - $4.50

Balances — end of year	5,690,419	$0.55	$0.125 - $2.87

SUREBRIDGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table summarizes information about stock options outstanding at December 31, 2003:

	Options Outstanding			Options Exercisable

		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
		Contractual	Exercise		Exercise
Exercise Price	Shares	Life (Years)	Price	Shares	Price

$0.12	48,000	4.59	$0.125	48,000	$0.125
$0.50	5,492,134	8.30	$0.50	2,978,280	$0.50
$0.65	24,350	7.05	$0.65	23,292	$0.65
$2.25	2,000	5.80	$2.25	2,000	$2.25
$2.87	123,935	6.63	$2.87	116,435	$2.87

$0.125 - $2.87	5,690,419	8.22	$0.55	3,168,007	$0.58

(13)	Income Taxes

      The Company had no income tax expense for the year ended December 31, 2003.

      Income tax benefit for the year ended December 31, 2003 differed from the amount computed by applying the U.S. Federal income tax rate of 34% to pretax income as a result of the following:

Computed “expected” income tax benefit	$(2,536,211)
Increase (decrease) in income taxes resulting from:
State income taxes, net of federal benefit	(467,707)
Change in valuation allowance	3,068,590
Other	(64,672)

$—

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2003 are presented below:

Deferred Tax Assets:
Bad debts	$65,172
Accruals and reserves	580,416
Amortization	1,553,705
Depreciation	280,125
Net operating loss and tax credit carryforwards	19,154,031
Others	13,389

Total gross deferred tax assets	21,646,838
Less valuation allowance	(19,284,673)

Net deferred tax assets	$2,362,165

Deferred Tax Liabilities:
Intangible assets	2,362,165

Total gross deferred tax liabilities	2,362,165

Net deferred tax asset	$—

SUREBRIDGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      At December 31, 2003, the Company had federal and state net operating loss carryforwards available to offset future taxable income of approximately $47,290,000. The federal and state net operating loss carryforwards will begin to expire in years 2020 and 2005, respectively. The Company also had certain research tax credit carryforwards available to reduce future regular income taxes of approximately $276,000 which expire in year 2020. Utilization of the net operating losses and tax credits may be subject to an annual limitation imposed by change in ownership provisions of Section 382 of the Internal Revenue Code and similar state provisions. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company has recorded a valuation allowance against its deferred tax assets because management believes that, after considering all of the available objective evidence, historical and prospective, with greater weight given to historical evidence, it is more likely than not that the asset will not be realized.

      The total valuation allowance for deferred tax assets as of December 31, 2003 was $19,284,673 of which $14,415,802 was charged against income tax expense while $4,868,871 was charged against acquisition goodwill and/or intangible assets. If the valuation allowance is fully realized, $4,868,871 will reduce goodwill and noncurrent acquisition-related intangible assets and the balance of $14,415,802 will reduce income tax expense.

(14)	Employee Benefit Plan

      In 1998, the Company established a savings plan (the “Plan”) which was designed to be qualified under Section 401(k) of the Internal Revenue Code, covering substantially all of its employees. Eligible employees are permitted to contribute to the Plan through payroll deductions, within statutory and plan limits. The Plan provides for a discretionary employer matching contribution. The Company authorized matching contributions of approximately $372,000 for the year ended December 31, 2003.

(15)	Subsequent Events

     Loan Facility

      On March 4, 2004, the Company entered into a second loan modification agreement and loan and security agreement, amending certain terms of the modified loan agreements, which the Company entered into on April 2, 2003. The second modification agreements establish an additional loan facility, which allows the Company to borrow a maximum of $2,500,000 through March 3, 2005. Borrowings under this loan facility accrue interest at the rate of prime plus 2%, interest is payable monthly, and any unpaid principal balance is due on March 3, 2005. Borrowings are collateralized by substantially all of the assets of the Company, although the agreements also require the Company to pledge three certificates of deposit totaling $750,000. The second modification agreements also include certain financial covenants related to profitability and capital expenditures. As of March 31, 2004, the Company was in default of its debt covenants under this loan facility. However, the Company received a waiver for the debt covenants in default from the lending institution that was dated May 13, 2004. The Company expects to be in compliance with its debt covenants in the future.

      At April 30, 2004, the Company had approximately $4.0 million outstanding and $0.2 million available under its loan facilities.

SUREBRIDGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Acquisition

      As discussed in Note 1, it was announced on May 6, 2004 that the Company had signed a definitive asset purchase agreement pursuant to which substantially all of the assets of the Company would be acquired by NaviSite, Inc. for two promissory notes in the aggregate principal amount of approximately $39.3 million, three million shares of NaviSite common stock and the assumption of certain liabilities of Company at closing. This transaction was consummated on June 10, 2004.

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of

Surebridge, Inc.

      In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders’ deficit and cash flows, present fairly, in all material respects, the financial position of Surebridge, Inc. and its subsidiaries at December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      As discussed in Notes 2 and 5 to the consolidated financial statements, the Company changed its method of accounting for goodwill and other intangible assets upon adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, on January 1, 2002.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

May 6, 2004

SUREBRIDGE, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2002 and 2001

	2002	2001

ASSETS
Current assets:
Cash and cash equivalents	$7,071,770	$6,361,796
Restricted cash	400,000	2,410,000
Accounts receivable, net of allowance for doubtful accounts of $269,130 and $444,059 at December 31, 2002 and 2001, respectively	3,176,255	2,933,600
Unbilled receivables	314,394	200,476
Prepaid expenses and other current assets	452,842	368,417

Total current assets	11,415,261	12,274,289

Restricted cash	230,000	230,000
Property and equipment, net	5,345,149	3,913,778
Goodwill	4,396,498	3,663,184
Other intangible assets, net	3,726,639	1,719,930
Other long-term assets	692,397	563,523

Total assets	$25,805,944	$22,364,704

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,204,871	$1,153,279
Accrued expenses	2,877,306	1,885,778
Other current liabilities	1,519,563	994,927
Deferred revenue	1,020,526	1,024,663
Current portion of long-term debt	1,920,950	938,263
Current portion of obligations under capital lease	246,236	339,901

Total current liabilities	9,789,452	6,336,811

Obligations under capital lease	18,499	133,567
Long-term debt	1,625,943	1,397,258
Commitments and contingencies (Notes 8 and 15)
Redeemable convertible preferred stock, $0.01 par value; 42,306,030 and 32,376,782 shares authorized, 30,172,335 and 21,094,321 shares issued and outstanding at December 31, 2002 and 2001, respectively	53,132,230	47,290,965
Stockholders’ deficit
Common stock, $0.01 par value; 65,000,000 shares authorized; 10,842,164 and 10,059,668 shares issued; 9,958,552 and 9,901,056 shares outstanding at December 31, 2002 and 2001, respectively	108,422	100,597
Additional paid-in capital	11,650,476	11,415,094
Accumulated deficit	(50,048,377)	(44,175,857)
Treasury stock, at cost, 883,612 and 158,612 shares at December 31, 2002 and 2001, respectively	(465,098)	(103,098)
Deferred compensation	(5,603)	(30,633)

Total stockholders’ deficit	(38,760,180)	(32,793,897)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$25,805,944	$22,364,704

The accompanying notes are an integral part of the consolidated financial statements.

SUREBRIDGE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2002 and 2001

	2002	2001

Revenue	$23,893,128	$25,258,332
Operating expenses:
Cost of revenue	14,736,506	16,450,942
Selling and marketing	5,923,012	13,326,967
General and administrative	7,933,025	11,053,557
Amortization of intangible assets	531,301	3,424,345
Impairment charge	—	4,168,306

Total operating expenses	29,123,844	48,424,117

Loss from operations	(5,230,716)	(23,165,785)
Other income(expense):
Interest income	109,604	430,785
Interest expense	(276,111)	(234,961)

Loss before income taxes	(5,397,223)	(22,969,961)
Income tax provision	475,297	—

Net loss	$(5,872,520)	$(22,969,961)
Accrued dividends on preferred stock (including accretion to redemption value of $65,642 for the year ended December 31, 2002)	(141,265)	(69,865)

Net loss to common shareholders	$(6,013,785)	$(23,039,826)

The accompanying notes are an integral part of the consolidated financial statements.

SUREBRIDGE, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the Years Ended December 31, 2002 and 2001

	Common Stock			Note
			Additional	Receivable		Treasury Stock			Total
	Shares	Par	Paid-in	From	Accumulated	Shares in		Deferred	Stockholders’
	Issued	Value	Capital	Stockholder	Deficit	Treasury	Amount	Compensation	Deficit

Balance, December 3, 2000	9,454,898	$94,549	$13,737,850	$—	$(21,205,896)	—	$—	$(3,953,690)	$(11,327,187)
Issuance of Series D preferred stock			(884,137)						(884,137)
Issuance of common stock to employees	585,254	5,853	374,563						380,416
Issuance of common stock pursuant to the exercise of stock options	19,516	195	30,699						30,894
Accretion of dividend on Series A preferred stock			(69,865)						(69,865)
Acquisition of shares of common stock for treasury						(158,612)	(103,098)		(103,098)
Amortization and reversal of deferred compensation			(1,784,314)					3,923,057	2,138,743
Stock options granted to nonemployees			10,298						10,298
Net loss					(22,969,961)				(22,969,961)

Balance, December 31,2001	10,059,668	100,597	11,415,094	—	(44,175,857)	(158,612)	(103,098)	(30,633)	(32,793,897)
Issuance of Series E and Series F preferred stock in conjuction with the acquisition of Transchannel			(3,546)						(3,546)
Issuance of stock options in the acquisition			10,430						10,430
Sale of restricted stock	725,000	7,250	354,750	(362,000)					—
Issuance of common stock pursuant to the exercise of stock options	57,496	575	14,877						15,452
Accretion of dividend on Series A preferred stock			(75,623)						(75,623)
Accretion of Series E preferred stock to redemption value			(65,642)						(65,642)
Issuance of warrants			36,636						36,636
Purchase of restricted stock				362,000		(725,000)	(362,000)		—
Amortization and reversal of deferred compensation			(36,500)					25,030	(11,470)
Net loss					(5,872,520)				(5,872,520)

Balance, December 31, 2002	10,842,164	$108,422	$11,650,476	$—	$(50,048,377)	(883,612)	$(465,098)	$(5,603)	$(38,760,180)

The accompanying notes are an integral part of the consolidated financial statements.

SUREBRIDGE,INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2002 and 2001

	2002	2001

Cash flows from operating activities:
Net loss	$(5,872,520)	$(22,969,961)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,934,880	5,422,469
Stock-based compensation	(11,470)	2,529,457
Provision for losses on accounts receivable	10,300	683,912
Accretion of interest on long-term debt	13,084	—
Impairment charge	—	4,168,306
Provision for deferred income taxes	475,297	—
Changes in assets and liabilities, net of effects of acquisition:
Decrease in accounts receivable	759,088	195,674
(Increase) decrease in unbilled receivables	(72,487)	273,420
(Increase) decrease in prepaid expenses and other current assets	(34,284)	112,254
(Increase) decrease in other long-term assets	(88,783)	85,118
Increase in accounts payable	653,785	368,183
Increase (decrease) in accrued expenses	248,121	(2,617,032)
Increase in other current liabilities	124,636	622,783
Decrease in deferred revenue	(4,137)	(109,694)

Net cash used in operating activities	(864,490)	(11,235,111)

Cash flows from investing activities:
Purchases of property and equipment	(1,906,950)	(1,813,698)
Increase in restricted cash related to the acquisition	(400,000)	—
Net cash acquired in acquisition	639,130	—

Net cash used in investing activities	(1,667,820)	(1,813,698)

Cash flows from financing activities:
(Increase) decrease in restricted cash	2,410,000	(2,640,000)
Proceeds from issuance of preferred stock, net of issuance costs	—	7,327,505
Payment of issuance costs for preferred stock issued in the acquisition	(3,546)	—
Proceeds from exercise of employee stock options	15,452	30,894
Proceeds from long-term debt	4,663,057	2,674,228
Principal payments on long-term debt	(3,428,133)	(338,707)
Principal payments on notes payable	—	(2,145,814)
Principal payments on capital lease obligations	(414,546)	(395,832)

Net cash provided by financing activities	3,242,284	4,512,274

Net increase (decrease) in cash and cash equivalents	709,974	(8,536,535)
Cash and cash equivalents, beginning of year	6,361,796	14,898,331

Cash and cash equivalents, end of year	$7,071,770	$6,361,796

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$263,027	$374,960
Noncash investing and financing activities:
Acquisition of equipment under capital leases	$—	$104,320
Issuance of restricted stock in exchange for a note	$362,000	$—
Acquisition of treasury stock	$362,000	$103,098
Net assets acquired in the acquisition	$7,272,825	$—
Issuance of preferred stock in conjunction with the acquisition	$5,700,000	$—
Accrual for minimum purchase commitment included in property and equipment	$—	$246,927

The accompanying notes are an integral part of the consolidated financial statements.

SUREBRIDGE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     Nature of Business

      Surebridge, Inc. (the “Company”), formerly known as Panoptic Business Networks, Inc., was incorporated in the State of Delaware to leverage the Internet to meet the needs of middle market companies seeking advanced business applications. The Company provides packaged application selection, implementation, application management and hosting, and continuous business improvement services.

      The Company is subject to a number of risks similar to other companies in the industry, including rapid technological change, competition from other companies, and dependence on key individuals. The Company incurred net losses in 2002 and 2001 of $5,872,520 and $22,969,961, respectively, as it expanded its operations. The Company has an accumulated deficit of $50,048,377 at December 31, 2002.

      The Company’s future beyond 2003 is dependent upon its ability to achieve break-even or positive operating cash flow, or raise additional financing. There can be no assurances that the Company will be able to do so.

2.	Summary of Significant Accounting Policies

      The following is a summary of significant accounting policies followed in the preparation of these financial statements.

Basis of Consolidation

      The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Surebridge Services, Inc. (formerly known as Panoptic Technology Services, Inc.) and Surebridge Acquisition Corp. All intercompany accounts and transactions have been eliminated.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

      Cash and cash equivalents consist of cash and highly liquid investments with original or remaining maturities of three months or less at the date of purchase and whose carrying amounts approximate market value due to the short maturity of the investments. Cash equivalents at December 31, 2002 and 2001 consist of money market instruments.

      The Company had restricted cash of $630,000 and $2,640,000 as of December 31, 2002 and 2001, respectively. As of December 31, 2002, restricted cash consisted of an acquisition contingency totaling $400,000 related to the 2002 acquisition of Transchannel, Inc. (see Note 3), and $230,000 related to a security deposit on a facilities lease. $2,350,000 of the restricted cash as of December 31, 2001 related to a bank financing that the Company refinanced on February 21, 2002 (see Note 7), at which time the restriction was lifted.

Financial Instruments and Concentration of Credit Risk

      Financial instruments that subject the Company to credit risk consist principally of cash and cash equivalents and accounts receivable. The Company places its cash in highly rated financial institutions. The Company periodically assesses the financial strength of its customers and, as a consequence, believes

SUREBRIDGE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —  (Continued)

that its accounts receivable credit risk exposure is limited. The Company does not require collateral and establishes reserves for doubtful accounts as warranted. There were no single customers that accounted for over 10% of total accounts receivable at December 31, 2002, and one customer accounted for 11% of total accounts receivable at December 31, 2001.

Property and Equipment

      Property and equipment are stated at cost less accumulated depreciation. Repair and maintenance costs are charged to operations when incurred, while additions and betterments are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the shorter of the estimated useful life of the asset or the lease term. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the determination of net income or loss.

      The Company periodically evaluates the recoverability of long-lived assets whenever events and changes in circumstances indicate that the carrying value of an asset or class of assets may not be fully recoverable and exceeds its fair value. For long-lived assets the Company intends to hold and use, if the carrying amount of the asset exceeds the sum of undiscounted cash flows expected to result from the use of the asset over its useful life, an impairment loss is recorded. The amount of the impairment loss is measured as the amount by which the carrying amount of the long-lived asset exceeds its fair value.

Goodwill and Other Intangible Assets

      Goodwill represents the excess of the purchase price over the fair value of net tangible and identifiable intangible assets the Company has acquired and has accounted for under the purchase method in accordance with Statement of Financial Accounting Standards No. 141 (“SFAS No. 141”), “Business Combinations.” The Company adopted the provisions of Statement of Financial Accounting Standards No. 142 (“SFAS No. 142”), “Goodwill and Other Intangible Assets,” on January 1, 2002. Accordingly, the Company ceased the ratable amortization of goodwill on that date. SFAS No. 142 also requires the Company to perform an annual impairment test of its goodwill.

      Other intangible assets consist primarily of customer base and covenants not to compete. Such assets are being amortized on a straight-line basis over periods ranging from two months to seven years.

Revenue Recognition

      The Company derives its revenue primarily from information technology consulting, software implementation services and application management and hosting services. The Company also derives revenue from the sale of software and related maintenance contracts. Reimbursable expenses charged to clients are included in revenue and costs of revenue. To conform to the current year presentation, the Company has adjusted its 2001 revenue and costs of revenue to include $743,873 of reimbursable expenses.

Information Technology Consulting and Software Implementation Services

      The Company enters into two types of contracts for information technology and software implementation services. Revenue from time and materials contracts is recognized as services are performed. The Company recognizes revenue on fixed price contracts on an efforts expended method when it can demonstrate the ability to perform under the contract. Under this method, revenue is recognized based on the ratio of labour hours expended compared with the total estimated hours to complete the contract. When current contract estimates indicate that a loss is probable, provision is made for the total

SUREBRIDGE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —  (Continued)

anticipated loss in the current period. Contract losses are determined to be the amount by which the estimated service costs of the contract exceed the estimated revenues that will be generated by the contract. Unbilled revenues represent revenues for services performed that have not been billed. Billings in excess of revenue recognized are recorded as deferred revenue until the applicable revenue recognition criteria are met.

      Amounts received or billed in advance of the services being provided are recorded as deferred revenue. Unbilled receivables represent amounts recognized based on services performed in advance of billings, in accordance with the contract term.

Application Management and Hosting Services

      Application management and hosting fees are for the management of application software and for access to the Company’s data center and technical infrastructure. These fees are recognized ratably over the contract term. Set-up fees related to application management and hosting services are recognized ratably over the expected customer relationship period.

Software Revenue

      The Company primarily sells or licenses software in combination with software implementation services. Revenue from the sale of software is recognized when the software is delivered to the customer. In instances where the Company also provides application management and hosting services, software revenue is recognized ratably over the expected customer relationship period.

Maintenance Contracts

      The Company sells maintenance contracts on behalf of third-party software vendors. The Company is not a party to the maintenance contracts and therefore has no continuing obligations under the contracts. Revenue from these contracts is recognized on a net basis, when the Company’s customers enter into the contracts.

      In addition, the Company sells phone support for software. Phone support contracts typically have one-year terms, and customers are required to prepay the contract amount, which is recorded as deferred revenue and recognized ratably over the contract term.

Income Taxes

      Deferred tax assets and liabilities are recognized based on temporary differences between the financial statement and tax bases of assets and liabilities using current enacted tax rates in effect for the year in which the difference is expected to reverse. Valuation allowances are provided if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Advertising

      Advertising costs are expensed as incurred and are charged to selling and marketing expenses.

Accounting for Stock-Based Compensation

      The Company accounts for stock-based compensation granted to employees and directors using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (“APB No. 25”), “Accounting for Stock Issued to Employees,” and related interpretations. Statement of Financial Accounting Standards No. 123 (“SFAS No. 123”), “Accounting for Stock-Based Compensation,” and Statement of Financial Accounting Standards No. 148 (“SFAS No. 148”), “Accounting for Stock-Based

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —  (Continued)

Compensation — Transition and Disclosure,” require that companies either recognize compensation expense for grants of stock, stock options, and other equity instruments based on fair value, or provide pro forma disclosures of net income (loss) in the notes to the consolidated financial statements. Accordingly, compensation cost for stock options granted to employees and directors is measured as the excess, if any, of the fair value of the Company’s stock at the date of the grant over the amount that must be paid to acquire the stock. All stock-based awards to nonemployees are accounted for at their fair value in accordance with SFAS No. 123, SFAS No. 148, and related interpretations. For all stock-based awards to employees and directors, the Company has elected the pro forma disclosure provisions of SFAS No. 123 and SFAS No. 148.

      The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123 and SFAS No. 148 to stock-based employee compensation.

	Year Ended December 31,

	2002	2001

Net loss, as reported	$(5,872,520)	$(22,969,961)
Stock-based employee compensation included in net loss, net of related tax effects	(11,470)	2,474,723
Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	152,931	(2,100,808)

Pro forma net loss	$(5,731,059)	$(22,596,046)

      Because options vest over several years and additional option grants are expected to be made in future years, the above pro forma results are not representative of pro forma results for future years.

Guarantees and Indemnification Obligations

      In November 2002, the FASB issued FIN No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees Including Indirect Guarantee of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34.” The interpretation requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken by issuing the guarantee. The interpretation also requires additional disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees it has issued. The accounting requirements for the initial recognition of guarantees are applicable on a prospective basis for guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for all guarantees outstanding, regardless of when they were issued or modified, during the first quarter of fiscal 2003. The adoption of FIN No. 45 did not have a material effect on our consolidated financial statements. The following is a summary of our agreements that we have determined are within the scope of FIN No. 45.

      As permitted by Delaware law, the Company has agreements whereby it indemnifies its officers and directors for certain events or occurrences while the officer or director is, or was serving, at the Company’s request in such capacity. The term of the indemnification period is for the officer’s or director’s lifetime. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company has a Directors and Officers insurance policy that limits its exposure and enables the Company to recover a portion of any future amounts paid. As a result of our insurance policy coverage, we believe the estimated fair value of these indemnification agreements is minimal. All of these indemnification agreements were grandfathered under the provisions of FIN No. 45 as they were in effect prior to December 31, 2002. Accordingly, we have no liabilities recorded for these agreements as of December 31, 2002.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —  (Continued)

      We enter into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, we indemnify, hold harmless, and agree to reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally our business partners or customers, in connection with any patent, or any copyright or other intellectual property infringement claim by any third party with respect to our products. The term of these indemnification agreements is generally perpetual anytime after execution of the agreement. The maximum potential amount of future payments we could be required to make under these indemnification agreements is unlimited. We have never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, we believe the estimated fair value of these agreements is minimal. Accordingly, we have no liabilities recorded for these agreements as of December 31, 2002.

      We enter into arrangements with our business partners, whereby the business partner agrees to sublicense our services to its customers. We enter into standard indemnification agreements with those business partners, whereby we indemnify them for our acts or omissions in providing the services that result in a claim against our business partner. The maximum potential amount of future payments we could be required to make under these indemnification agreements is unlimited; however, we have general and umbrella insurance policies that enable us to recover a portion of any amounts paid. We have never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, we believe the estimated fair value of these agreements is minimal. Accordingly, we have no liabilities recorded for these agreements as of December 31, 2002.

      When as part of an acquisition we acquire all of the stock or all of the assets and liabilities of a company, we assume the liability for certain events or occurrences that took place prior to the date of acquisition. The maximum potential amount of future payments we could be required to make for such obligations is undeterminable at this time. Accordingly, we have no liabilities recorded for these liabilities as of December 31, 2002.

New Accounting Pronouncements

      In July 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141 and SFAS No. 142. SFAS No. 141 replaces Accounting Principles Board Opinion No. 16, “Business Combinations,” and eliminates pooling-of-interests accounting prospectively. It also provides guidance on purchase accounting related to the recognition of intangible assets and accounting for negative goodwill. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Under SFAS No. 142, goodwill is required to be tested annually and whenever events or circumstances occur indicating that goodwill might be impaired. SFAS No. 142 was adopted by the Company on January 1, 2002. Upon adoption of SFAS No. 142, amortization of goodwill recorded for business combinations ceased. In addition, acquired workforce assets were reclassified to goodwill as they did not meet the criteria set forth in SFAS No. 141 for recognition apart from goodwill. In connection with the adoption of SFAS No. 142, the Company performed transitional and annual goodwill impairment assessments and determined that the fair value exceeded net assets (see Note 5).

      In August 2001, the FASB issued Statement of Financial Accounting Standards No. 143 (“SFAS No. 143”), “Accounting for Asset Retirement Obligations,” which provides the accounting requirements for retirement obligations associated with tangible long-lived assets. This Statement requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. This Statement is effective for the Company’s 2003 fiscal year, and early adoption is permitted. The Company is evaluating the impact, if any, that this pronouncement will have on the consolidated financial statements.

      In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144 (“SFAS No. 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets,” which excludes

SUREBRIDGE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —  (Continued)

from the definition of long-lived assets, goodwill and other intangibles that are not amortized in accordance with SFAS No. 142. SFAS No. 144 requires that long-lived assets to be disposed of by sale be measured at the lower of carrying amount or fair value less cost to sell. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001, and generally its provisions are to be applied prospectively. The Company adopted this standard effective January 1, 2002.

      In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146 (“SFAS No. 146”), “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” SFAS No. 146 requires that a liability be recognized when it is incurred and should initially be measured and recorded at fair value. This statement is effective for exit or disposal activities that are initiated after December 31, 2002.

      In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 (“SFAS No. 148”), “Accounting for Stock-Based Compensation — Transition and Disclosure” which is effective for financial statements for fiscal years ending after December 15, 2002, with early adoption permitted. SFAS No. 148 enables companies that choose to adopt the preferable fair value method to report the full effect of employee stock options in their financial statements immediately upon adoption. The Company will continue to apply the disclosure only provisions of both SFAS No. 123 and SFAS No. 148.

      In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150 (“SFAS No. 150”), “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003. The Company is evaluating the impact, if any, that this pronouncement will have on the consolidated financial statements.

      In November 2002, the Emerging Issues Task Force (“EITF”) of the FASB issued a consensus on Issue No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” EITF No. 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. EITF No. 00-21 establishes three principles: revenue should be recognized only when the arrangement consideration is reliably measurable, the earnings process is substantially complete, and consideration should be allocated among the separate units of accounting in an arrangement based on their fair values. EITF No. 00-21 is effective for all revenue arrangements entered into in fiscal periods beginning after June 15, 2003, with early adoption permitted. The Company is evaluating the impact, if any, that this issue will have on the consolidated financial statements.

      In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities” and, in December 2003, issued a revision to that interpretation. FIN No. 46R replaces FIN No. 46 and addresses consolidation by business enterprises of variable interest entities that possess certain characteristics. A variable interest entity (VIE) is defined as (a) an ownership, contractual or monetary interest in an entity where the ability to influence financial decisions is not proportional to the investment interest, or (b) an entity lacking the invested capital sufficient to fund future activities without the support of a third party. FIN No. 46R establishes standards for determining under what circumstances VIEs should be consolidated with their primary beneficiary, including those to which the usual conditions for consolidation do not apply. The Company will adopt FIN No. 46 and FIN No. 46R as of January 1, 2005. The Company does not expect a material effect from the adoption of FIN No. 46 or FIN No. 46R.

SUREBRIDGE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —  (Continued)

Reclassifications

      Certain reclassifications have been made to prior year statements to conform to the current year presentation.

3.	Acquisition

      On October 27, 2002, the Company acquired all of the outstanding stock of Transchannel, Inc. (“Transchannel”), and merged Transchannel into the Company, with the Company continuing as the surviving corporation. Transchannel, a Georgia corporation, provided sales, deployment, and application support and management of Peoplesoft software throughout the United States. The Company acquired Transchannel to increase their overall market share and increase their application management and hosting customer base. The purchase consideration, aggregating $7,272,825, consisted of $1,400,000 in cash, 7,262,411 shares of the Company’s Series E Preferred Stock (“Series E”) valued at $0.58 per share, 1,815,603 shares of the Company’s Series F Preferred Stock (“Series F”) valued at $0.83 per share, 200,578 stock options to purchase the Company’s common stock, valued at $10,430 using the Black Scholes method, and acquisition costs of $162,395. The fair value of the Series E and Series F was determined with the assistance of a valuation specialist. The results of operations of Transchannel is included in the operating results of the Company from the date of acquisition.

      The acquisition was accounted for using the purchase method of accounting. Accordingly, the total purchase consideration was allocated to the assets acquired and the liabilities assumed based on their fair values at the date of acquisition. The fair value of the net assets acquired exceeded the purchase consideration by $156,579, which was allocated as a pro-rata reduction of the fair values of the noncurrent assets that were acquired (property and equipment, and identifiable intangible assets). The total purchase consideration and the allocation to the acquired assets and assumed liabilities was as follows:

Purchase consideration:
Cash paid	$1,400,000
Company stock and stock options issued	5,710,430
Acquisition costs	162,395

Total purchase consideration	$7,272,825

Allocation of purchase consideration:
Cash acquired	$2,039,130
Other current assets	1,143,706
Property and equipment	1,928,000
Identifiable intangible assets	3,746,621
Goodwill	—

Total assets acquired	8,857,457
Current liabilities assumed	(1,184,632)
Liability related to an acquisition contingency	(400,000)

Net assets acquired	$7,272,825

      Current assets acquired relate primarily to accounts receivable, and current liabilities assumed primarily relate to accounts payable and accrued expenses.

      The Company was required to restrict and escrow $400,000 of cash on the date of the acquisition, which was to be paid to the former stockholders of Transchannel, after deducting the amount of acquired

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —  (Continued)

receivables that the Company was unable to collect within the 120 days immediately following the date of acquisition. The Company recorded the $400,000 of contingent consideration as a liability as of December 31, 2002. The amount was paid in 2003.

      The terms of the acquisition also included an additional payment to the former stockholders of Transchannel, if the former stockholders were able to meet certain performance goals during the six month period following the date of acquisition. The maximum earnout was $1.8 million payable in one third cash, one third preferred stock and one third common stock. In July 2003, the Company settled the earnout consideration for 679,083 shares of Series E Preferred Stock and 169,996 shares of Series F Preferred Stock, with an estimated fair value of $600,000. Payment of the earnout was contingent upon continued employment with the Company during the six-month earnout period. The Company accrued $200,000 through general and administrative expense as of December 31, 2002.

      The following are the identifiable intangible assets acquired and the respective periods over which the assets will be amortized on a straight-line basis:

	Weighted
	Average
	Useful Life
	(Months)	Amount

Customer base	75	$3,406,019
Noncompete agreements	24	262,750
Other intangibles	24	77,852

		$3,746,621

      The weighted average useful life of all identifiable intangible assets acquired is 71 months.

      The following unaudited pro forma results of operations for the years ended December 31, 2002 and 2001 give effect to the Company’s acquisition of Transchannel as if the transaction had occurred at the beginning of 2001. The pro forma information does not necessarily reflect the results of operations that would have occurred had the acquisitions taken place at the beginning of 2001 and is not necessarily indicative of results that may be obtained in the future.

	2002	2001

Revenue	$32,439,172	$34,742,164
Net loss	(6,503,831)	(24,883,056)

4.	Property and Equipment

      Property and equipment consist of the following:

	Estimated	December 31,
	Useful Life
	(Years)	2002	2001

Computer equipment	2 to 5	$8,169,602	$5,526,321
Computer software	1 to 4	1,322,096	695,635
Furniture and fixtures	3 to 7	978,487	723,971
Leasehold improvements	3 to 7	512,885	202,193

		10,983,070	7,148,120
Less: accumulated depreciation		(5,637,921)	(3,234,342)

Property and equipment, net		$5,345,149	$3,913,778

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —  (Continued)

      The cost of equipment under capital lease and the related accumulated depreciation totaled $1,670,304 and $1,206,228, respectively, at December 31, 2002 and $1,244,298 and $835,457, respectively, at December 31, 2001.

      Depreciation expense was $2,403,579 and $1,998,124 in 2002 and 2001, respectively.

5.	Goodwill and Other Intangible Assets

      The Company acquired goodwill and other intangible assets through acquisitions in the years ended December 31, 2002, 2000 and 1999.

      In June 2001, the FASB issued SFAS No. 142. SFAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets, including how goodwill and other intangible assets should be accounted for after they have been initially recognized. SFAS No. 142 provides that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment; intangible assets with finite useful lives continue to be amortized over their useful lives.

      The Company adopted SFAS No. 142 on January 1, 2002 and discontinued the amortization of goodwill (including acquired workforce) of $4,396,498. Upon adoption, the Company reclassified $1,208,611 of previously amortizable acquired workforce to goodwill, with an offsetting reversal associated with the deferred tax liability of $475,297. Goodwill and acquired workforce amortization were $2,231,303 and $694,643, respectively, for the year ended December 31, 2001. The Company estimates that goodwill and acquired workforce amortization expense would have been approximately $1,430,405 and $411,310, respectively for the year ended December 31, 2002. The following table presents a reconciliation of net loss for the exclusion of goodwill and acquired workforce amortization for the years ended December 31, 2002 and 2001, as if SFAS No. 142 had been adopted by the Company as of the beginning of each year:

	Year Ended December 31,

	2002	2001

Net loss, as reported	$(5,872,520)	$(22,969,961)
Goodwill amortization	—	2,231,303
Acquired workforce amortization	—	694,643

Pro forma net loss	$(5,872,520)	$(20,044,015)

      Under SFAS No. 142, the Company was required to complete a transitional impairment test on all goodwill effective as of January 1, 2002 on a reporting unit basis. A reporting unit is defined as an operating segment or one level below an operating segment referred to as a component. A component of an operating segment is a reporting unit if the component constitutes a business and discrete financial information is prepared and regularly reviewed by management. The Company determined that it operates in one reporting unit and, therefore, has completed the transitional goodwill impairment test on an enterprise-wide basis.

      The fair value of the reporting unit was determined with the assistance of an independent valuation specialist as of January 1, 2002. As the fair value of the reporting unit as of January 1, 2002 was in excess of the carrying amount of the net assets, the Company concluded that its goodwill was not impaired, and no impairment charge was recorded. The Company performed its annual assessment for 2002 as of September 30, 2002, and the fair value of the reporting unit was determined to be in excess of the carrying amount of the net assets. Therefore, no further analysis was required under SFAS No. 142.

      Other intangible assets are amortized on a straight-line basis over their estimated useful lives of two months to seven years. As required, upon the adoption of SFAS No. 142, the Company reassessed the

SUREBRIDGE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —  (Continued)

useful lives of its intangible assets and determined that no adjustments were required. The following tables summarize other intangible assets by major intangible asset class as of December 31, 2002 and 2001, respectively:

	Estimated
	Useful Life		Accumulated
	(Months)	Gross	Amortization	Net

December 31, 2002
Acquired customer base	2 to 84	$5,169,863	$(1,761,902)	$3,407,961
Noncompete agreements	18 to 24	535,925	(295,071)	240,854
Other intangibles	24 to 36	283,852	(206,028)	77,824

		$5,989,640	$(2,263,001)	$3,726,639

December 31, 2001
Acquired customer base	3 to 54	$1,763,844	$(1,386,900)	$376,944
Acquired workforce	48 to 72	2,255,357	(1,046,746)	1,208,611
Noncompete agreements	18 to 24	273,175	(203,196)	69,979
Other intangibles	24 to 36	206,000	(141,604)	64,396

		$4,498,376	$(2,778,446)	$1,719,930

      The estimated future amortization of other intangible assets is as follows:

2003	$876,273
2004	656,425
2005	514,507
2006	514,507
2007 and thereafter	1,164,927

$3,726,639

      The Company recorded an impairment charge of $4,068,306 during 2001, to adjust the carrying amount of goodwill and other intangible assets to their fair value as of December 31, 2001.

6.	Accrued Expenses and Other Current Liabilities

      Accrued expenses consist of the following:

	December 31,

	2002	2001

Compensation and benefits	$1,561,495	$1,390,280
Professional fees	813,289	97,058
Consultant fees	253,378	20,618
Software costs	115,756	229,085
Other	133,388	148,737

	$2,877,306	$1,885,778

      As of December 31, 2002, other current liabilities consisted of $600,000 of payments related to the acquisition (see Note 3) that were paid in 2003, $467,099 of various legal settlement costs (see Note 15), $246,927 related to a minimum purchase commitment with a hardware supplier, and $205,537 for internal-

SUREBRIDGE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —  (Continued)

use software licenses. As of December 31, 2001, other current liabilities consisted of $748,000 of various legal settlement costs, the majority of which were paid during 2002 and 2003, and $246,927 related to a minimum purchase commitment with a hardware supplier.

7.	Long-Term Debt

      On February 21, 2002, the Company entered into a loan and security agreement with a commercial bank for the purpose of refinancing an existing loan. The agreement includes a term loan that replaced the existing loan and two equipment credit lines, whereby the Company could borrow up to a total of $2,500,000 under the equipment credit lines to finance certain equipment purchases through December 31, 2002. The agreement also includes certain financial covenants related to, among other things, quick-ratio and earnings. Borrowings under these loan facilities are collateralized by substantially all of the assets of the Company.

      The Company borrowed $2,500,000 under the term loan, repayable in 28 monthly installments, which began on March 1, 2002. Interest on this loan is prime plus 2% (5.25% as of December 31, 2002).

      During 2002, the Company borrowed $1,198,523 on the first equipment line. This credit line is repayable in 30 monthly installments, which began on August 1, 2002. Interest on this credit line is prime plus 2% (5.25% as of December 31, 2002).

      During 2002, the Company borrowed $964,534 on the second equipment line. This credit line is repayable in 30 monthly installments, which begin on January 1, 2003. Interest on this credit line is prime plus 2% (5.25% as of December 31, 2002).

      Amounts outstanding under these borrowing arrangements totaled $3,570,446 at December 31, 2002 and future annual principal payments are as follows:

Year Ending December 31,
2003	$1,936,651
2004	1,400,937
2005	232,858

Total principal payments	3,570,446
Less: current portion	(1,936,651)

Total long-term principal obligation	$1,633,795

      In conjunction with the loan and security agreement, the Company issued a warrant to the bank pursuant to which the bank can purchase up to 90,000 shares of the Company’s common stock at a price of $0.50 per share. At the date of issuance, the fair value of the warrant was estimated to be $36,636, using the Black Scholes method. The fair value was recorded as a discount on the term loan, and is being accreted to interest expense over the term of the loan (28 months). The unamortized portion of this discount was $23,553 at December 31, 2002.

8.	Commitments

Leases

      The Company leases its facilities and certain computer equipment under operating and capital leases. The leases expire at various dates through December 1, 2006. Total rent expense under these operating leases was $1,883,815 and $1,476,841 for the years ended December 31, 2002 and 2001, respectively.

SUREBRIDGE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —  (Continued)

      Future minimum lease payments under noncancelable leases are as follows:

	Operating	Capital
Year Ending December 31,	Leases	Leases

2003	$2,535,916	$269,456
2004	1,910,761	14,849
2005	566,401	5,500
2006	215,193	—

Total payments	$5,228,271	289,805

Less: portion representing interest		(25,070)

Total principal obligation		264,735
Less: current portion		(246,236)

Total long-term principal obligation		$18,499

9.	Redeemable Convertible Preferred Stock

      On October 25, 2002, the Company completed a Fourth Amended and Restated Certificate of Incorporation reflecting the issuance of the Series E and Series F Preferred Stock in the acquisition of Transchannel (see Note 3), and amending certain preferences and rights of each of the other classes of shares.

      The Company has 42,306,030 shares of $0.01 par value preferred stock authorized, of which 750,000 shares are designated as Series A Preferred Stock (“Series A”), 1,200,000 shares are designated as Series B Preferred Stock (“Series B”), 6,432,603 shares are designated as Series C Preferred Stock (“Series C”), 23,994,179 shares are designated as Series D Preferred Stock (“Series D”), 7,943,398 shares are designated as Series E, and 1,985,850 shares are designated as Series F.

      The following is a rollforward of Redeemable Convertible Preferred Stock for the years ended December 31, 2002 and 2001:

	Shares	Amount

Balance, December 31, 2000	8,382,603	$39,009,458
Issuance of Series D preferred stock	12,711,718	8,211,642
Accretion of dividend on Series A preferred stock		69,865

Balance, December 31, 2001	21,094,321	47,290,965
Issuance of Series E and Series F preferred stock in conjunction with the acquisition of Transchannel	9,078,014	5,700,000
Accretion of dividend on Series A preferred stock		75,623
Accretion of Series E preferred stock to redemption value		65,642

Balance, December 31, 2002	30,172,335	$53,132,230

SUREBRIDGE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —  (Continued)

      Redeemable Convertible Preferred Stock consisted of the following:

		December 31,

		2002	2001

Series A:	750,000 shares issued and outstanding at December 31, 2002 and 2001 (at liquidation value)	$993,033	$917,410
Series B:	1,200,000 shares issued and outstanding at December 31, 2002 and 2001 (at liquidation value)	1,200,000	1,200,000
Series C:	6,432,603 shares issued and outstanding at December 31, 2002 and 2001 (at liquidation value)	36,961,913	36,961,913
Series D:	12,711,718 shares issued and outstanding at December 31, 2002 and 2001 (at liquidation value)	8,211,642	8,211,642
Series E:	7,262,411 shares issued and outstanding at December 31, 2002 (liquidation value $5,118,983)	4,265,642	—
Series F:	1,815,603 shares issued and outstanding at December 31, 2002 (liquidation value $1,279,746)	1,500,000	—

		$53,132,230	$47,290,965

      The Company’s various series of preferred stock have the following characteristics:

Dividends

      Holders of Series A are entitled to receive dividends equal to the greater of 8% per annum of the Series A base amount, or an amount per share equal to the dividends payable on the shares of common stock into which such shares are then convertible. Dividends on Series A accrue whether declared or not, and are cumulative. Dividends on Series A are payable quarterly and, if unpaid, increase the base amount of Series A, which was initially $1.00. At December 31, 2002, Series A had a base amount of approximately $1.32 per share, including accrued and unpaid dividends. Unpaid dividends shall be paid upon the merger, sale or change of control of the Company (as defined) or in the event of a firmly underwritten public offering in which the price per share of common stock is such that the equity valuation of the Company immediately prior to the public offering is at least $173,324,000, and the net proceeds to the Company are at least $15 million. Holders of Series B, Series C, Series D, Series E and Series F are entitled to receive dividends equal to the amount that the holder would have received if the shares were converted to common stock. Unpaid dividends, whether declared or not, on Series A, and declared but unpaid dividends on Series B, Series C, Series D, Series E and Series F are also paid upon liquidation or redemption.

Liquidation

      Holders of Series D and Series F have preference in liquidation to holders of common stock and holders of Series A, Series B, Series C and Series E in the amount of $0.64599 per share and $0.70486 per share, respectively, (adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus all unpaid dividends declared on the Series D and Series F.

      Holders of Series C and Series E have preference in liquidation to holders of common stock and holders of Series A and Series B in the amount of $0.70486 per share and $5.753814 per share, respectively, (adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus all unpaid dividends declared on the Series C and Series E.

      Holders of Series A and B have preference to holders of common stock in the amount of $1.00 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect

SUREBRIDGE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —  (Continued)

to such shares), plus any unpaid dividends declared on the Series B and any unpaid dividends, whether or not declared, on the Series A.

      Holders of Series C, Series D, Series E and Series F, along with the holders of common stock, participate in any remaining distribution upon liquidation, on an as-if-converted basis, immediately prior to any such liquidation.

      If the payment to the holders of Series C (assuming conversion of all Preferred Stock to common stock and no payment of the Series A, Series B, Series C, Series D, Series E and Series F liquidation amounts) equals or exceeds $17.2624 per share (adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), the liquidation protection terminates and the holders of the Series C, Series D and Series E shall participate pro rata along with the holders of common stock on an as-if-converted basis without payment of the Series C, Series D and Series E liquidation amounts. If the payment to the holders of Series A and Series B, assuming conversion to common stock, exceeds the Series A and Series B liquidation amount, respectively, then in addition to the accrued dividends (whether or not declared in the case of the Series A) the holders of Series A and Series B shall participate pro rata along with the holders of common stock, and depending on whether there is any pro rata participation of the holders of Series C, Series D, Series E and Series F, in the remaining distribution in all liquidation proceeds as if the Series A and the Series B had been converted into common stock. A sale of the Company or a merger with or into another entity is considered a deemed liquidation.

Conversion

      Holders of Series E and Series F have the right to convert their shares into common stock at a conversion ratio of one common share for each Series E or Series F share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares).

      Holders of Series D have the right to convert their shares into common stock at a conversion ratio of 0.916479 common shares for each Series D share (adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares).

      Holders of Series C have the right to convert their shares into common stock at a conversion ratio of 2.511935 common shares for each Series C share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares).

      Holders of Series A and Series B also have the right to convert their shares into common stock at a conversion ratio of 2.002962 common shares for each Series A or Series B share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares).

      Each share of preferred stock automatically converts into common stock at any time upon the election of 66 2/3% of the outstanding Series C shares or immediately upon a firmly underwritten public offering in which the price per share of common stock is such that the equity valuation of the Company immediately prior to the public offering is at least $173,324,000, and the net proceeds to the Company are at least $15 million.

      If the Company issues additional common shares below the conversion price of the Series A, Series B, Series C, Series D, Series E and Series F ($0.4992605, $0.4992605, $2.29059, $0.64599, $0.70486 and $0.70486 at December 31, 2002, respectively), other than as a dividend or other distribution on the Company’s common stock (as defined), then the existing Series A, Series B, Series C, Series D, Series E and Series F conversion price shall be reduced accordingly. This may result in the recording of a beneficial conversion feature in future periods.

SUREBRIDGE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —  (Continued)

Voting

      Preferred stockholders are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote. Directors appointed by the Series D shareholders have certain special voting rights related to matters such as changes in the certificate of incorporation, incurring indebtedness, sale of the corporation, acquisition of assets and liabilities other than in the normal course of business and authorization or issuance of any additional class or series of capital stock.

Redemption

      Between February 11, 2007 and February 11, 2009, the holders of at least fifty percent of the outstanding shares of any series of preferred stock have the right to require the Company to redeem the shares of preferred stock owned by such holders. The redemption price is equal to the greater of $0.70486 per share for the Series F and Series E, $0.64599 per share for the Series D, $5.753814 per share for the Series C and $1.00 per share for the Series A and B, plus all unpaid dividends accrued on such shares (whether or not earned or declared in the case of the Series A), or the then current fair market value per share.

      The holders of Series D and Series F have redemption preference over all other classes of shares and the holders of Series C and Series E have redemption preference over all other classes of shares, with the exception of Series D and Series F.

10.	Common Stock

      The Company has 65,000,000 shares of $0.01 par value common stock authorized, of which 9,958,552 and 9,901,056 shares were outstanding as of December 31, 2002 and 2001, respectively. Each share of common stock is entitled to one vote. The holders of common stock are entitled to receive dividends whenever funds are legally available, and when and if declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding (see Note 9). Upon the liquidation, dissolution or winding up of the Company, holders of common stock will be entitled to received all available assets, subject to any preferential rights of any then outstanding preferred stock. The Company has never declared or paid dividends on its common stock.

      As of December 31, 2002, the Company has reserved 1,502,222, 2,403,554, 16,158,281, 11,650,023, 7,262,411 and 1,815,603 shares of common stock for the conversion of the Series A, Series B, Series C, Series D, Series E and Series F preferred stock, respectively. Additionally, the Company has reserved 6,631,982 shares of common stock for issuance pursuant to the Company’s 1998 Stock Plan (see Note 11), and 90,000 shares of common stock for the outstanding warrants, as of December 31, 2002.

Restricted Stock and Treasury Stock

      On July 1, 2002, the Company sold 725,000 shares of restricted common stock, with a purchase price of $0.50 per share, to the Chief Executive Officer (“CEO”) of the Company. As consideration for this restricted stock, the CEO executed and delivered a promissory note in the amount of $362,000 to the Company.

      On September 9, 2002, the CEO executed his right to sell all of these restricted shares back to the Company at the $0.50 per share purchase price, and the Company canceled the indebtedness under the promissory note. These shares are held in treasury at December 31, 2002.

SUREBRIDGE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —  (Continued)

      The Company acquired 158,612 shares of its common stock from an employee during 2001 in exchange for the cancellation of a noncompete agreement. These shares are held in treasury at December 31, 2002 and 2001.

Warrants

      In connection with the loan and security agreement that the Company entered into during 2002 (see Note 7), the Company granted a warrant to purchase 90,000 shares of common stock at an exercise price of $0.50. The warrant may be exercised at any time before February 21, 2009, at which time it expires.

11.	Stock Plan

      In May 1998, the Company adopted the 1998 Stock Incentive Plan (the “Stock Plan”) that provides for the issuance of restricted common stock, and incentive and nonstatutory common stock options to employees, directors and consultants of the Company. The Board of Directors determines the term of each option, option price, number of shares for which each option is granted, whether restrictions will be imposed on the shares subject to options and the rate at which each option is exercisable. The exercise price for incentive stock options may not be less than the fair market value per share of the underlying common stock on the date granted (110% of fair market value in the case of holders of more than 10% of the voting stock of the Company) and the term of incentive stock options may not exceed ten years (five years in the case of holders of more than 10% of the voting stock of the Company). The Board of Directors reserved 6,714,000 shares of common stock to be issued in conjunction with the Stock Plan. There were 6,631,982 and 6,689,478 shares available for issuance under the Stock Plan as of December 31, 2002 and 2001, respectively.

      Consistent with the provisions of APB No. 25, the Company recognizes compensation expense for the excess of the fair value of the shares optioned over the exercise price, determined as of the grant date. The Company recognizes compensation cost on an accelerated basis over the periods in which the services being compensated are performed, generally the vesting period (three years).

      For purposes of pro forma disclosure, the fair value of each employee option grant was estimated on the date of grant using the minimum value method with the following assumptions for grants in 2002 and 2001: no dividend yield; weighted average risk-free interest rates of 3.40% for 2002 and 4.64% for 2001; and an expected life of five years.

      During the year ended December 31, 2001, the Company also granted fully vested options to nonemployees. The fair value of each nonemployee grant was estimated on the date of grant using the Black Scholes method with the following assumptions: no dividend yield; weighted average risk-free interest rate of 4.88%; volatility of 100%; and a contractual life of three years. The Company recorded a compensation charge of $10,298 during the year ended December 31, 2001 for these nonemployee stock option grants.

      In 2001, the Company made an offer to employees to cancel their employee stock options in return for a replacement grant of stock options, with an exercise price at the then current fair market value, six months and one day after the cancellation date. On June 22, 2001 the Company canceled 2,316,500 stock options and recorded a compensation charge to recognize the unamortized deferred compensation previously recorded for stock options issued below fair market value. This charge plus partially offsetting reductions to stock-based compensation for stock options forfeited prior to June 22, 2001 totaled $2,138,743. On December 26, 2001 the Company issued 1,676,950 replacement options with an exercise price of $0.50 per share.

SUREBRIDGE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —  (Continued)

      The following table summarizes the activity of the Company’s stock option plan:

	Year Ended December 31, 2002			Year Ended December 31, 2001

		Weighted			Weighted
		Average	Range of		Average	Range of
	Number of	Exercise	Exercise	Number of	Exercise	Exercise
	Options	Price	Prices	Options	Price	Prices

Outstanding — beginning of year	3,690,935	$0.75	$0.01 - $4.50	4,230,085	$2.59	$0.01 - $4.50
Granted	3,019,078	$0.50	$0.50	2,965,300	$0.58	$0.50 - $2.87
Exercised	(57,496)	$0.27	$0.125 - $0.65	(19,516)	$1.56	$0.01 - $4.50
Canceled/forfeited	(1,707,004)	$0.61	$0.01 - $2.87	(3,484,934)	$2.84	$0.125 - $4.50

Outstanding — end of year	4,945,513	$0.64	$0.125 - $4.50	3,690,935	$0.75	$0.01 - $4.50

      The following table summarizes information about stock options granted during the years ended December 31, 2002 and 2001:

	Year Ended December 31, 2002			Year Ended December 31, 2001

		Weighted	Weighted		Weighted	Weighted
		Average	Average		Average	Average
	Number of	Exercise	Grant Date	Number of	Exercise	Grant Date
	Options	Price	Fair Value	Options	Price	Fair Value

Granted with an exercise price equal to the fair market value of the stock	3,019,078	$0.50	$0.08	2,920,300	$0.54	$0.10
Granted with an exercise price above the fair market value of the stock	—	—	—	45,000	$2.87	$0.23

Total granted	3,019,078	$0.50	$0.08	2,965,300	$0.58	$0.11

      During 2002, 375,000 stock options with an original exercise price of $0.65 were repriced to an exercise price of $0.50, and are therefore subject to a variable accounting model.

      The following table summarizes information about stock options outstanding at December 31, 2002:

	Options Outstanding			Options Exercisable

		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
		Contractual	Exercise		Exercise
Exercise Price	Shares	Life (Years)	Price	Shares	Price

$0.125	48,000	5.59	$0.125	48,000	$0.125
$0.50	4,435,228	9.32	$0.50	1,458,334	$0.50
$0.65	181,350	1.66	$0.65	168,925	$0.65
$2.25	2,000	6.80	$2.25	2,000	$2.25
$2.87	276,935	0.85	$2.87	274,685	$2.87
$4.50	2,000	7.86	$4.50	1,333	$4.50

$0.125 — $4.50	4,945,513	8.52	$0.64	1,953,277	$0.84

12.	Significant Customers

      During 2002 and 2001, the Company did not have any customers that individually accounted for 10% or more of revenue. The Company had a total of five customers that accounted for 19% and 28% of total revenue in 2002 and 2001, respectively.

SUREBRIDGE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —  (Continued)

13.	Employee Benefit Plan

      In 1998, the Company established a savings plan (the “Plan”) which was designed to be qualified under Section 401(k) of the Internal Revenue Code, covering substantially all of its employees. Eligible employees are permitted to contribute to the Plan through payroll deductions, within statutory and plan limits. The Plan provides for a discretionary employer matching contribution. The Company authorized matching contributions of $206,189 and $529,513 for the years ended December 31, 2002 and 2001, respectively.

14.	Income Taxes

      For the year ended December 31, 2002, the total income tax provision of $475,297 consists of a federal deferred provision of $366,476 and a state deferred provision of $108,821. There is no tax provision or benefit for the year ended December 31, 2001.

      The Company’s deferred tax assets and (liabilities) are comprised of the following as of December 31, 2002 and 2001:

	2002	2001

Net operating loss carryforwards	$14,354,891	$10,371,563
Amortization/intangibles	1,090,812	1,166,577
Bad debts	82,559	152,623
Accruals and reserves	442,604	388,014
Other	8,870	442
Depreciation	150,297	(127,779)
Cash to accrual differences	—	(32,245)
Intangibles	(1,490,272)	(678,922)

	14,639,761	11,240,273
Valuation allowance	(14,639,761)	(11,240,273)

Net deferred tax asset	$—	$—

      The table below reconciles the expected U.S. federal statutory income tax rate to the effective tax rate for 2002 and 2001:

	2002	2001

U.S. statutory tax rate	(34.0)%	(34.0)%
State taxes	(6.0)	(4.3)
Change in valuation allowance	47.2	28.6
Other	1.6	9.7

Effective tax rate	8.8%	—%

      As of December 31, 2002, the Company had a federal net operating loss (“NOL”) carryforward of approximately $35,840,000 which may be available to offset future federal income tax liabilities through 2022. This net operating loss includes approximately $5,877,000 of net operating losses acquired through the acquisition of Transchannel. The usage of this net operating loss will be subject to limitations due to the ownership change rules. As required by Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets, and has determined that it is more likely

SUREBRIDGE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —  (Continued)

than not that the Company will not be able to recognize the benefits of federal and state deferred tax assets and, as a result, a valuation allowance of $14,639,761 has been established at December 31, 2002.

      Ownership changes, as defined in the Internal Revenue Code, may limit the amount of net operating loss carryforwards that can be utilized annually to offset future taxable income. Subsequent ownership changes could further affect the limitation in future years.

15.	Legal Proceedings

      During 2002, a software vendor asserted claims against the Company for software licensing infringements and filed a complaint in federal court seeking relief for monetary damages and unspecified punitive damages. The Company settled these claims during 2002 for $375,000, of which $300,000 was paid during 2002, and the remaining $75,000 was paid in 2003.

      During 2002, the Company began settlement discussions with another software vendor, regarding software-licensing infringements. On March 24, 2003, the Company reached a final settlement with this software vendor in the amount of $302,000. In addition, in 2002 and 2003, the Company purchased additional licenses in the amount of $205,537 for other software products, where the Company was not in compliance with software licenses.

      For these matters, amounts included in other current liabilities in the consolidated balance sheet totaled $582,537 and $712,000 at December 31, 2002 and 2001, respectively.

      The Company is subject to a number of other claims and legal proceedings which, in the opinion of the Company’s management, are incidental to the Company’s normal business operations. In the opinion of the Company, although final settlement of these claims and legal proceedings may impact the Company’s financial statements in a particular period, they will not, in the aggregate, have a material adverse effect on the Company’s financial position, results of operations or cash flows.

16.	Related Party Transactions

      Included in revenue for the years ended December 31, 2002 and 2001 is $1,247,086 and $1,336,558, respectively, of sales to three companies that are affiliated with a director of the Company and partially or fully owned by Berkshire Companies Limited Partnership (BCLP), a shareholder of the Company. Accounts receivable balances related to these customers totaled $24,797 and $17,184 at December 31, 2002 and 2001, respectively.

      The Company sublets certain office space from BCLP to house its data center. Rent expense related to this lease was $40,524 and $206,080 for the years ended December 31, 2002 and 2001, respectively.

17.	Subsequent Events

Acquisition

      On March 5, 2003, the Company acquired all of the shares of ManagedOps.com, Inc. (“ManagedOps”), a Delaware company with its principal place of business in New Hampshire. The consideration consisted of 6,039,909 shares of preferred stock (150,135 shares of Series A, 240,216 shares of Series B, 1,287,681 shares of Series C, 2,544,636 shares of Series D, 1,453,792 shares of Series E and 363,448 shares of Series F).

      The shares issued to the seller as consideration are subject to a repurchase agreement by the Company. In the event that Surebridge needs to pay cash under certain personal guarantee agreements and certain bonus agreements, Surebridge has the right to repurchase the shares at par value. The number of shares subject to repurchase is determined by the fair value of the shares at the time of the repurchase.

SUREBRIDGE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS —  (Continued)

The fair value is based on the fair value of the Company taking into account the liquidation preferences. The aggregate value of the repurchased shares cannot exceed the cash consideration paid by the Company with respect to the aforementioned obligations.

      ManagedOps had issued a warrant to a vendor to purchase 530,519 shares of its common shares at a price of $0.37 per share. Pursuant to the terms of the warrant agreement, upon the acquisition of the ManagedOps, the warrants become exercisable for shares of common stock of Surebridge.

      ManagedOps provided sales, deployment, implementation and application support of Microsoft Software throughout the United States, and as such, complements the business of the Company.

Loan Facility

      On April 2, 2003, the Company entered into a loan modification agreement, amending certain terms of the existing loan and security agreement (see Note 7). The modification agreement added four additional equipment credit lines, allowing the Company to finance certain equipment purchases through March 31, 2004; the agreement did not change any of the terms related to the borrowings that were outstanding under the already existing term loan and equipment credit lines (see Note 7). The modification agreement also includes certain financial covenants related to quick-ratio and profitability.

      The Company had the ability to borrow $1,000,000 under the first equipment line, which was available through June 30, 2003, $1,000,000 under the second equipment line, which was available through September 30, 2003, $750,000 under the third equipment line, which was available through December 31, 2003, and $750,000 under the fourth equipment line, which was available through March 31, 2004. Borrowings under these equipment lines accrue interest at the rate of prime plus 2%, and are repayable in 33 monthly installments. Borrowings under these equipment credit lines are collateralized by substantially all of the assets of the Company.

      On March 4, 2004, the Company entered into a second loan modification agreement and loan and security agreement, amending certain terms of the modified loan agreements, which the Company entered into on April 2, 2003. The second modification agreements establish an additional loan facility, which allows the Company to borrow a maximum of $2,500,000 through March 3, 2005. Borrowings under this loan facility accrue interest at the rate of prime plus 2%, interest is payable monthly, and any unpaid principal balance is due on March 3, 2005. Borrowings are collateralized by substantially all of the assets of the Company, although the agreements also require the Company to pledge three certificates of deposit totaling $750,000. The second modification agreements also include certain financial covenants related to profitability and capital expenditures.

Acquisition by Navisite, Inc.

      On May 6, 2004, NaviSite, Inc. (“NaviSite”) and the Company announced the execution of a definitive asset purchase agreement, pursuant to which NaviSite will acquire substantially all of the assets and liabilities of the Company. Under the terms of the agreement, NaviSite will acquire the assets of the Company in exchange for two promissory notes in the aggregate principal amount of $39.5 million (subject to certain adjustments), 3 million shares of NaviSite common stock and the assumption of certain liabilities at the time of closing. The closing of the acquisition is expected to occur by the end of May 2004, and is subject to the satisfaction of customary closing conditions.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

      The following is the unaudited pro forma financial information included in this Information Statement:

•	Pro Forma Condensed Combined Balance Sheet as of April 30, 2004 (unaudited)

•	Pro Forma Condensed Combined Statement of Operations for the three months ended April 30, 2004 (unaudited)

•	Pro Forma Condensed Combined Statement of Operations for the nine months ended April 30, 2004 (unaudited)

•	Pro Forma Condensed Combined Statement of Operations for the year ended July 31, 2003 (unaudited)

      The unaudited pro forma condensed combined balance sheet as of April 30, 2004 combines the unaudited condensed consolidated balance sheet of NaviSite as of April 30, 2004 with the condensed consolidated balance sheet of Surebridge as of March 31, 2004.

      The unaudited pro forma condensed combined statement of operations for the year ended July 31, 2003 combines the unaudited pro forma condensed consolidated statement of operations of NaviSite for the fiscal year ended July 31, 2003 with the unaudited condensed consolidated results of operations of Surebridge for the twelve months ended June 30, 2003. As required under Article 11(c)(3) of Regulation S-X, Surebridge’s December 31, 2002 fiscal year end has been conformed to be within 93 days of NaviSite’s July 31, 2003 fiscal year end by using Surebridge’s results of operations for the twelve months ended June 30, 2003. In addition, the unaudited pro forma condensed combined statements of operations for the three and nine months ended April 30, 2004 combine the unaudited condensed consolidated statements of operations of NaviSite for the three and nine months ended April 30, 2004 with the unaudited condensed consolidated statements of operations of Surebridge for the three and nine months ended March 31, 2004.

      The unaudited pro forma condensed combined statement of operations for the year ended July 31, 2003 also gives pro forma effect to NaviSite’s other recent acquisitions of ClearBlue Technologies, Inc., or CBT, Interliant, Inc., or Interliant, Conxion Corporation, or Conxion, and ClearBlue Technologies Management, Inc., or CBTM, as if they had occurred as of August 1, 2002.

      The following is a summary of the additional acquisitions noted above for which pro forma effect is given in the unaudited pro forma condensed combined statement of operations for the year ended July 31, 2003 for the portion of the fiscal year ended July 31, 2003 that each respective company was not owned by NaviSite:

•	In August 2003, NaviSite acquired all of the outstanding shares of six wholly-owned subsidiaries of CBT with data centers in various U.S. locations and assumed the revenue and expense of four additional wholly-owned subsidiaries of CBT. Pursuant to the acquisition agreement, as amended, NaviSite had the right to acquire the four additional subsidiaries for no additional consideration at any time on or prior to August 8, 2005. In April 2004, NaviSite exercised its right to acquire the additional four subsidiaries and thereby acquired all of the outstanding shares of the additional four wholly-owned subsidiaries of CBT. This transaction was accounted for as a combination of entities under common control, similar to a pooling-of-interests, whereby the assets and liabilities of the ten wholly-owned subsidiaries of CBT (as described above) and NaviSite were combined at their historical amounts as of the date CBT had control of both entities (September 11, 2002). CBT’s results of operations and cash flows for the eleven months ended July 31, 2003 are included in NaviSite’s consolidated statement of operations and consolidated statement of cash flows for the year ended July 31, 2003. The subsidiaries of CBT that NaviSite acquired are now operated as wholly-owned subsidiaries of NaviSite.

•	In May 2003, NaviSite acquired assets of Interliant related to managed messaging, application hosting and application development services. Interliant’s results of operations and cash flows for the two-and-one-half months ended July 31, 2003 are included in NaviSite’s consolidated statement of operations and consolidated statement of cash flows for the year ended July 31, 2003. The Interliant business is now operated as a wholly-owned subsidiary of NaviSite.

•	In April 2003, NaviSite acquired Conxion, a provider of application hosting, content and electronic software distribution and security services. Conxion’s results of operations and cash flows for the four months ended July 31, 2003 are included in NaviSite’s consolidated statement of operations and consolidated statement of cash flows for the year ended July 31, 2003. Conxion is operated as a wholly-owned subsidiary of NaviSite.

•	In December 2002, NaviSite acquired all of the issued and outstanding stock of CBTM, a wholly-owned subsidiary of CBT, NaviSite’s then parent company which previously had acquired assets from the bankrupt estate AppliedTheory Corporation related to application management and application hosting services. As CBT had a controlling interest in both companies at the time of the combination, the transaction was accounted for as a combination of entities under common control, similar to a pooling-of-interests, whereby the assets and liabilities of CBTM and NaviSite were combined at their historical amounts as of the date CBT had control of both entities (September 11, 2002). CBTM’s results of operations and cash flows for the eleven months ended July 31, 2003 are included in NaviSite’s consolidated statement of operations and consolidated statement of cash flows for the year ended July 31, 2003. CBTM is operated as a wholly-owned subsidiary of NaviSite.

      The unaudited pro forma financial information is not necessarily indicative of the results of operations or financial position of NaviSite had the transactions assumed therein occurred, nor are they necessarily indicative of the results of operations or financial position, which may be expected to occur in the future. Furthermore, the unaudited pro forma financial information is based on assumptions that NaviSite believes are reasonable and should be read in conjunction with NaviSite’s Form 10-K for the fiscal year ended July 31, 2004, Form 10-K for the fiscal year ended July 31, 2003, Forms 10-Q for the fiscal quarters ended October 31, 2003, January 31, 2004 and April 30, 2004 and Form 8-K dated June 10, 2004 (filed June 14, 2004) previously filed.

NAVISITE, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED BALANCE SHEET

	Consolidated		Pro Forma		Pro Forma
	NaviSite	Surebridge	Adjustments		Total
	April 30, 2004	March 31, 2004	April 30, 2004		April 30, 2004

	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$7,630	$1,725	$—		$9,355
Accounts receivable, net	13,583	4,564	—		18,147
Due from related party	12	43	—		55
Prepaid expenses and other current assets	4,224	1,461	—		5,685

Total current assets	25,449	7,793	—		33,242
Property and equipment, net	15,388	7,782	—		23,170
Intangible assets, net	10,279	4,319	—		14,598
Goodwill	3,206	6,327	40,090	(a)	49,623
Other assets	5,913	162	—		6,075
Restricted cash	1,253	475	—		1,728

Total assets	$61,488	$26,858	$40,090		$128,436

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts receivable financing line	$15,786	$—	$—		$15,786
Current notes payable	1,048	3,618	—		4,666
Capital lease obligations, current portion	2,418	139	—		2,557
Current note payable to related party	3,000	—	—		3,000
Accounts payable	3,856	4,778	—		8,634
Accrued expenses	13,628	1,943	500	(b)	16,071
Deferred revenue	2,196	936	—		3,132
Customer deposits	135	250	—		385

Total current liabilities	42,067	11,664	500		54,231
Capital lease obligations, less current portion	830	24	—		854
Accrued impairment, less current portion	1,782	—	—		1,782
Note to AppliedTheory Estate	6,000	—	—		6,000
Notes payable	1,352	1,019	39,300	(b)	41,671
Other long-term liabilities	737	71	—		808

Total liabilities	52,768	12,778	39,800		105,346

Redeemable convertible preferred stock	—	62,144	(62,144	)(b)	—
Stockholders’ equity (deficit):
Treasury stock	—	(465)	465	(b)	—
Common stock	249	109	(79	)(b)	279
Deferred compensation	(1,699)	—	—		(1,699)
Accumulated other comprehensive income	9	—	—		9
Additional paid-in capital	438,482	9,487	4,853	(b)	452,822
Accumulated deficit	(428,321)	(57,195)	57,195	(b)	(428,321)

Total stockholders’ equity (deficit)	8,720	(48,064)	62,434		23,090

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$61,488	$26,858	$40,090		$128,436

NAVISITE, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Consolidated
	NaviSite	Surebridge			Pro Forma
	Three Months Ended	Three Months Ended	Pro Forma		Three Months Ended
	April 30, 2004	March 31, 2004	Adjustments		April 30, 2004

	(Unaudited)
	(In thousands, except per share data)
Total revenue	$20,185	$11,940	$—		$32,125

Cost of revenue:
Cost of revenue	14,217	7,777	—		21,994
Impairment, restructuring and other	—	—	—		—

Total cost of revenue	14,217	7,777	—		21,994

Gross profit	5,968	4,163	—		10,131

Operating expenses:
Product development	230	—	—		230
Selling and marketing	1,848	1,961	—		3,809
General and administrative	6,097	2,534	—		8,631
Impairment, restructuring and other	206	—	—		206

Total operating expenses	8,381	4,495	—		12,876

Loss from operations	(2,413)	(332)	—		(2,745)

Other income (expense):
Interest income	18	2	—		20
Interest expense	(656)	(89)	(983	)(c)	(1,728)
Other income (expense), net	25	—	—		25

Net loss	$(3,026)	$(419)	$(983)		$(4,428)

Basic and diluted net loss per share	$(0.12)				$(0.16)

Weighted average basic and diluted shares used in computing net loss per share	24,809		3,000	(b)	27,809

NAVISITE, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Consolidated
	NaviSite	Surebridge			Pro Forma
	Nine Months Ended	Nine Months Ended	Pro Forma		Nine Months Ended
	April 30, 2004	March 31, 2004	Adjustments		April 30, 2004

	(Unaudited)
	(In thousands, except per share data)
Total revenue	$65,987	$33,079	$—		$99,066

Cost of revenue:
Cost of revenue	48,899	22,925	—		71,824
Impairment, restructuring and other	633	—	—		633

Total cost of revenue	49,532	22,925	—		72,457

Gross profit	16,455	10,154	—		26,609

Operating expenses:
Product development	890	—	—		890
Selling and marketing	5,724	6,533	—		12,257
General and administrative	16,342	8,633	—		24,975
Impairment, restructuring and other	1,608	—	—		1,608

Total operating expenses	24,564	15,166	—		39,730

Loss from operations	(8,109)	(5,012)	—		(13,121)
Other income (expense):
Interest income	115	10	—		125
Interest expense	(1,935)	(250)	(2,948	)(c)	(5,133)
Other income (expense), net	111	—	—		111

Net loss	$(9,818)	$(5,252)	$(2,948)		$(18,018)

Basic and diluted net loss per share	$(0.40)				$(0.65)

Weighted average basic and diluted shares used in computing net loss per share	24,685		3,000	(b)	27,685

NAVISITE, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Consolidated
	NaviSite	Surebridge							Pro Forma
	Twelve Months	Twelve Months	CBT	CBTM	Conxion	Interliant			Year Ended
	Ended	Ended	8/1/02 -	8/1/02 -	8/1/02 -	8/1/02 -	Pro Forma		July 31,
	July 31, 2003	June 30, 2003	8/31/02	8/31/02	3/31/03	5/15/03	Adjustments		2003

	(Unaudited)
	(In thousands, except per share data)
Total revenue	$76,591	$34,343	$1,437	$2,536	$12,241	$20,654	$—		$147,802
Total cost of revenue	70,781	22,386	1,263	1,850	19,057	11,517	—		126,854

Gross profit (deficit)	5,810	11,957	174	686	(6,816)	9,137	—		20,948

Operating expenses:
Product development	950	—	—	—	—	958	—		1,908
Selling and marketing	5,960	6,702	9	157	4,104	1,853	—		18,785
General and administrative	20,207	9,728	237	500	1,590	16,479	—		48,741
Impairment, restructuring and other	8,882	—	—	—	(4,135)	—	—		4,747

Total operating expenses	35,999	16,430	246	657	1,559	19,290	—		74,181

(Loss) income from operations	(30,189)	(4,473)	(72)	29	(8,375)	(10,153)	—		(53,233)
Other income (expense):
Interest income	851	102	—	—	99	32	—		1,084
Interest expense	(43,403)	(299)	—	(140)	—	(3,284)	(3,930	)(c)	(51,056)
Other income (expense), net	(733)	(111)	—	(21)	(209)	6,149	—		5,075

Loss before income tax expense	(73,474)	(4,781)	(72)	(132)	(8,485)	(7,256)	(3,930)		(98,130)
Income tax expense	(153)	(237)	—	—	—	—	—		(390)

Net loss	$(73,627)	$(5,018)	$(72)	$(132)	$(8,485)	$(7,256)	$(3,930)		$(98,520)

Basic and diluted net loss per share	$(6.32)								$(6.72)

Weighted average basic and diluted shares used in computing net loss per share	11,654						3,000	(b)	14,654

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Unaudited)

Pro Forma Adjustments and Assumptions

(a)	Purchase Price Allocation

      The following represents the preliminary allocation of the estimated purchase price for NaviSite’s acquisition of Surebridge over the historical net book values of the acquired assets and assumed liabilities of Surebridge as of the date of the pro forma balance sheet, and is for illustrative purposes only. Assuming the transaction occurred on April 30, 2004, the estimated purchase price allocation for the acquisition of Surebridge would have been as follows (in thousands):

Working capital, including cash acquired	$(3,871)
Property & equipment, net	7,782
Other non-current assets	4,956
Long-term debt	(1,019)
Non-current liabilities	(95)
Goodwill	46,417

Purchase price	$54,170

      The goodwill adjustment in the pro forma condensed combined balance sheet was determined as follows (in thousands):

Elimination of pre-existing Surebridge goodwill	$(6,327)
Goodwill resulting from the acquisition (see above)	46,417

Goodwill adjustment	$40,090

      The purchase price allocation for the acquisition of Surebridge is preliminary and is subject to adjustment upon finalization of the purchase accounting as of the date of consummation of the acquisition. NaviSite has engaged a third party to conduct a valuation of the intangible assets acquired. The third-party valuation firm has not yet completed its valuation, but NaviSite anticipates that, upon completion of the valuation, a substantial amount of the $46.4 million of preliminary goodwill will be assigned to an amortizable customer list with an identifiable useful life. Assuming a five-year useful life, every $1.0 million of identifiable intangible assets recorded would result in approximately $200,000 of annual amortization expense in the pro forma statements of operations. The final allocation of the excess of the purchase price over the book value of the net assets acquired could differ materially.

      The primary reasons for the acquisition included the addition of service offerings, specific contractual relationships with PeopleSoft and Microsoft, and established contractual revenue base, as well as potential operations savings. As the primary reasons for the acquisition were not related to the tangible net assets of Surebridge, the purchase price was significantly in excess of the fair value of the net assets acquired.

(b)	Components of the Estimated Purchase Consideration

      The pro forma financial information reflects NaviSite’s acquisition of substantially all the assets and liabilities of Surebridge for consideration valued at approximately $54.2 million. The pro forma adjustments reconcile the historical balance sheet of NaviSite to the allocated purchase price above and

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO THE PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION — (Continued)

include the purchase consideration. The description of the components of the estimated purchase price consideration is as follows (in thousands):

Two promissory notes payable	$39,300
Fair value of 3 million shares of NaviSite common stock	14,370
Estimated direct acquisition costs	500

Total estimated purchase price	$54,170

      The fair value of the shares of NaviSite common stock noted in the table above was determined as follows (in thousands, except per share value):

Issuance of 3 million shares	3,000
Per share price of NaviSite common stock at closing	$4.79

Fair value of the common stock issued	$14,370

      The equity components of the common stock issued which is noted in the table above are as follows (in thousands):

Common stock (assumes $.01 par value)	$30
Additional paid-in capital	14,340

Fair value of the common stock issued	$14,370

      For pro forma purposes, all equity accounts of Surebridge were eliminated. The adjustments to both common stock and additional paid-in capital in the pro forma condensed combined balance sheet were determined as follows (in thousands):

Elimination of pre-existing Surebridge common stock	$(109)
Common stock (at par value) resulting from Navisite shares issued	30

Common stock adjustment	$(79)

Elimination of pre-existing Surebridge additional paid-in capital	$(9,487)
Additional paid-capital resulting from NaviSite shares issued	14,340

Additional paid-in capital adjustment	$4,853

      In connection with the acquisition, NaviSite did not assume any obligations related to the redeemable convertible preferred stock of Surebridge.

(c)	Interest Expense on the Promissory Notes

      Interest expense on the two promissory notes payable is calculated at 10% annually. The pro forma statements of operations assume interest will be paid in full. However, the promissory notes provide that no interest shall accrue or be payable on any principal paid within nine months. The interest expense

NAVISITE, INC. AND SUBSIDIARIES

NOTES TO THE PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION — (Continued)

recorded in the pro forma condensed combined statements of operations was calculated as follows (in thousands):

	Three Months	Nine Months	Year
	Ended	Ended	Ended
	April 30,	April 30,	July 31,
	2004	2004	2003

Promissory notes principal	$39,300	$39,300	$39,300
Interest rate	10%	10%	10%
Interest expense recorded	$983	$2,948	$3,930

      We must repay the outstanding principal of the promissory notes, with all accrued interest thereon, no later than June 10, 2006. In addition, if at any time during the first six months after the date of issuance of the notes we complete certain equity or debt financings, we are obligated to use a significant portion of the proceeds to make payments on the notes, depending on the total net proceeds received by us in the financing. If we receive net proceeds of less than $20 million in a debt or equity financing, then we would be obligated to make a payment on the notes equal to 75% of the net proceeds. If we receive net proceeds of between $20 million and $30 million, then we would be obligated to make a payment on the notes equal to $15 million. If we receive net proceeds in excess of $30 million, then we would be obligated to make a payment on the notes equal to 50% of the net proceeds.

      In addition, if we realize net proceeds in excess of $1.0 million from certain equity or debt financings or sales of assets at any time after six months from the date the notes were issued, we are obligated to use a significant portion of the proceeds to make payments on the notes, depending on the total payments, if any, made on the notes during the first six months after the notes were issued. If the amount we paid on the notes during the first six months the notes were outstanding is less than $10 million, we would be obligated to make a payment on the notes equal to 75% of the net proceeds. If the amount we paid on the notes during the first six months the notes were outstanding was greater than $15 million, we would be obligated to make a payment on the notes equal to 50% of the net proceeds. If the amount we paid on the notes during the first six months the notes were outstanding is between $10 million and $15 million, we would be obligated to make a payment on the notes equal to a percentage between 50% and 75% of the net proceeds received, such percentage to be calculated in accordance with a formula set forth in the notes.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion and analysis of our financial condition and results of operations should be read together with our consolidated financial statements and related notes included in this Information Statement. This discussion and analysis contains forward-looking statements that involve risks and uncertainties. Words such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” or similar words are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Although we believe that our opinions and expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements, and our actual results may differ substantially from the views and expectations set forth below. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations.

      Readers are urged to carefully review and consider the various disclosures made by us which attempt to advise interested parties of the factors which affect our business including, but not limited to, those discussed in reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.

Overview

      We provide our services to customers typically pursuant to agreements with a term of one to three years and monthly payment installments. As a result, these agreements provide us with a base of recurring revenue. Our revenue increases by adding new customers or additional services to existing customers. Our overall base of recurring revenue is affected by new customers, renewals or terminations of agreements with existing customers.

      A large portion of the costs to operate our data centers, such as rent, product development and general and administrative expenses, does not depend strictly on the number of customers or the amount of services we provide. As we add new customers or new services to existing customers, we generally incur limited additional expenses relating to telecommunications, utilities, hardware and software costs, and payroll expenses. We have substantial capacity to add customers to our data centers. Our relatively fixed cost base, sufficient capacity for expansion and limited incremental variable costs provide us with the opportunity to grow profitably. However, these same fixed costs present us with the risk that we may incur losses if we are unable to generate sufficient revenue.

      In recent years, we have grown through acquisitions of new businesses and have restructured our historical operations. Specifically, in December 2002, we acquired ClearBlue Technologies Management, Inc. (a wholly-owned subsidiary of our majority stockholder at the time of the acquisition and therefore was accounted for as a common control merger), adding application management and development capabilities to our Managed Application Services; in February 2003, we acquired Avasta, adding capabilities to our Managed Application Services; in April 2003, we acquired Conxion, providing key services to our Managed Application Services and Managed Infrastructure Services; in May 2003, we acquired assets of Interliant, forming the core of our Managed Messaging Services; and in August 2003 and April 2004, we acquired assets of CBT (which was our majority stockholder at that time and therefore was accounted for as a common control merger) related to colocation, bandwidth, security and disaster recovery services, enhancing our Managed Infrastructure Services. In June 2004, we acquired substantially all of the assets and liabilities of Surebridge adding significant capabilities to our Managed Application and Professional Services. Prior to September 2002, substantially all of our services were managed application services, and we have added managed infrastructure and managed messaging services and increased managed applications and professional services since that time. This transformation in our business will result in our recent results being more relevant to an understanding of our business than our historical results. We also expect to make additional acquisitions to take advantage of our available capacity, which will have significant effects on our financial results in the future.

      Our acquisitions of CBTM and assets of CBT were accounted for in a manner similar to a pooling-of-interest due to common control ownership. The assets and the liabilities of CBT, CBTM and NaviSite were combined at their historical amounts beginning on September 11, 2002, the date on which CBT obtained a majority ownership of NaviSite. Our acquisitions of Avasta and Conxion and selected assets of Interliant were accounted for using the purchase method of accounting and as such, the results of operations and cash flows relating to these acquisitions were included in our Consolidated Statement of Operations and Consolidated Statement of Cash Flows from their respective dates of acquisition of February 5, 2003, April 2, 2003 and May 16, 2003. Our acquisition of substantially all of the assets and liabilities of Surebridge was accounted for using the purchase method of accounting and the results of operations and cash flows relating to this acquisition have been included in our Consolidated Statement of Operations and Consolidated Statement of Cash Flows from its acquisition date of June 10, 2004.

      The audit report on our fiscal year 2004 consolidated financial statements from KPMG LLP, our independent auditors, contains KPMG’s opinion that our recurring losses from operations since inception and accumulated deficit, as well as other factors, raise substantial doubt about our ability to continue as a going concern. While we cannot assure you that we will continue as a going concern, we believe that we have developed and are implementing an operational plan that aligns our cost structure with our projected revenue growth.

Results of Operations

      The following table sets forth the percentage relationships of certain items from our Consolidated Statements of Operations as a percentage of total revenue.

	Year Ended July 31,

	2004	2003	2002

Revenue	99.9%	98.3%	68.9%
Revenue, related parties	0.1%	1.7%	31.1%

Total revenue	100.0%	100.0%	100.0%

Cost of revenue	75.0%	92.4%	112.8%
Impairment, restructuring and other	1.0%	0.0%	115.0%

Total cost of revenue	76.0%	92.4%	227.8%

Gross profit (loss)	24.0%	7.6%	(127.8)%

Operating expenses:
Product development	1.2%	1.2%	8.9%
Selling and marketing	10.5%	7.8%	16.3%
General and administrative	27.1%	26.4%	32.4%
Impairment, restructuring and other	5.8%	11.6%	(4.4)%

Total operating expenses	44.6%	47.0%	53.2%

Loss from operations	(20.6)%	(39.4)%	(181.0)%
Other income (expense):
Interest income	0.1%	1.1%	1.8%
Interest expense	(3.4)%	(56.7)%	(24.8)%
Other income (expense), net	0.5%	(1.0)%	(0.9)%

Loss before income tax expense	(23.4)%	(96.0)%	(204.9)%
Income tax expense	0.0%	(0.2)%	0.0%

Net loss	(23.4)%	(96.2)%	(204.9)%

Comparison of the Years 2004, 2003 and 2002

Revenue

      We derive our revenue from outsourced managed hosting, colocation and application services comprised of a variety of service offerings, including providing related professional and consulting services, to mid-sized enterprises, divisions of large multi-national companies and government agencies.

      Total revenue for fiscal year 2004 increased 19% to approximately $91.2 million from approximately $76.6 million in fiscal year 2003. The overall growth in revenue was mainly due to the full year impact of the revenue resulting from our fiscal year 2003 acquisitions and revenue resulting from our fiscal year 2004 acquisitions which combined contributed approximately $33.8 million in revenue during the year ended July 31, 2004. The increased revenue during fiscal year 2004 was partially offset by net lost customer revenue of approximately $19.6 million. Revenue from related parties decreased 96% during the year ended July 31, 2004 to approximately $46,000 from approximately $1.3 million during the year ended July 31, 2003.

      Total revenue for fiscal year 2003 increased 29% to approximately $76.6 million from approximately $59.4 million in fiscal year 2002. The overall growth in revenue was mainly due to revenue resulting from an increased number of customers gained pursuant to our acquisitions, which contributed approximately $48.7 million in revenue during fiscal year 2003, offset by net lost customer revenue of approximately

$31.5 million. Revenue from non-related parties increased by 84% to approximately $75.3 million in fiscal year 2003 from approximately $41.0 million in fiscal year 2002 but was offset by a decline in revenue from related parties. Revenue from related parties decreased by 93% to approximately $1.3 million in fiscal year 2003 from approximately $18.5 million in 2002. Revenue from related parties principally consisted of sales of services to CMGI and its affiliates until September 2002 when CMGI sold its equity and debt interests in us to CBT, and then this related party revenue was recorded as revenue. The decrease in related party revenue for fiscal year 2003 as compared to fiscal year 2002 was primarily attributable to CMGI’s affiliates terminating their relationships with us upon the completion of their contracts.

      Included in fiscal year 2002 revenue is approximately $2.9 million in non-recurring revenue from early contract termination settlements, primarily from related parties, including $2.4 million from the termination of a web hosting agreement with Engage, Inc.

      In fiscal year 2004, one unrelated customer accounted for 12% of our revenue. In fiscal year 2003, one unrelated customer accounted for 21% of our revenue and in fiscal year 2002 one CMGI affiliate accounted for approximately 11% of our revenue.

Gross Profit (Loss)

      Cost of revenue consists primarily of salaries and benefits for operations personnel, bandwidth fees and related Internet connectivity charges, equipment costs and related depreciation and costs to run our data centers, such as rent and utilities.

      Gross profit of $21.9 million for the year ended July 31, 2004 increased approximately $16.1 million, or 277%, from a gross profit of approximately $5.8 million for the year ended July 31, 2003. Gross profit for fiscal year 2004 represented 24% of total revenue, as compared to 8% of total revenue for fiscal year 2003. Total cost of revenue decreased approximately 2% to $69.3 million in fiscal year 2004 from approximately $70.8 million in fiscal year 2003. The decrease in cost of revenue of $1.5 million resulted primarily from cost reductions relating to the integration of our acquisitions, the scaling of our fixed infrastructure costs over a larger revenue/customer base, and the reduction of depreciation expense due to lower levels of capital equipment purchases, partially offset by an increase in amortization of intangible assets related to our fiscal 2003 and 2004 acquisitions. Included in total cost of revenue for fiscal year 2004 are impairment and restructuring charges totaling $917,000.

      Gross profit of $5.8 million for the year ended July 31, 2003 increased approximately $81.7 million, from a gross loss of $75.9 million for the year ended July 31, 2002. Total cost of revenue decreased 48% to approximately $70.8 million in fiscal year 2003 from approximately $135.3 million in fiscal year 2002. An impairment charge of $68.3 million is included in total cost of revenue for fiscal year 2002. The increase in cost of revenue, net of the impairment charge, of $3.8 million resulted primarily from the addition of approximately $14.2 million in cost of revenue from the acquisitions of subsidiaries of CBT netted with a $10.4 million reduction in our cost of revenue. The $10.4 million reduction in our cost of revenue consisted primarily of reductions in depreciation of $11.1 million, equipment lease and related costs of $6.4 million due to restructuring that took place in fiscal year 2002 partially offset by increases in labor costs of $4.0 million, bandwidth costs of $1.6 million and software licenses of $1.4 million related to acquisitions made in fiscal year 2003.

Cost of Revenue — Impairment, Restructuring and Other

      Costs associated with impairment, restructuring and other were $0.9 million in fiscal year 2004, and relate to the abandonment of data center space at our Vienna, Virginia facility.

      In fiscal year 2002, we recorded a $68.3 million impairment charge related to leased and owned equipment and long-lived assets. The components of this charge are as follows:

•	As a result of a physical inventory of our customer-dedicated equipment, we recorded an impairment charge of $1.5 million for obsolete equipment and for equipment no longer on hand and identified certain excess assets not in use.

•	We modified the payment amounts and terms of operating leases with three equipment vendors such that the modified leases qualify as capital leases. One of the resulting capital leases is payable in 24 equal monthly payments of $38,000, starting in December 2001. The second capital lease has total payments of $2.6 million, of which $1.0 million was paid in the second quarter of fiscal year 2002 and $1.6 million was paid in fiscal year 2003. The third capital lease is payable in 28 monthly payments of $4,700 for the first four months and $20,400 for the remaining 24 months, starting in April 2002. The equipment under all resulting capital leases was capitalized at the fair market value of the equipment at the time of the modification, determined to be $1.1 million, which was lower than the present value of the future minimum lease payments based on our estimated incremental borrowing rate of 12%. Because the fair market value of the equipment was less than the consideration given, based on a third-party appraisal, we recorded an asset impairment charge of approximately $1.0 million. In addition, we returned some equipment held under operating leases with one of the above lessors and incurred and paid a breakage fee of $397,000.

•	We recorded a net $1.9 million charge representing the future estimated remaining minimum lease payments related to certain idle equipment held under various operating leases. The equipment had previously been rented to former customers under operating leases, and upon the loss of the customer, the equipment became idle. Based on our then forecasts, the equipment would not be utilized before the related operating leases expired and/ or the equipment became obsolete.

•	We evaluated the current and forecasted utilization of our purchased software licenses. As a result of this evaluation, during the second quarter of fiscal year 2002, we recorded a $365,000 impairment for software licenses that would not be utilized before the licenses expired and/or became obsolete.

•	We finalized agreements with various equipment lessors whereby we purchased equipment previously held under operating leases for approximately $42.0 million. The fair market value of the equipment at the time of purchase, based on third-party appraisal, was approximately $14.3 million. As the aggregate fair market value of the equipment, based on third-party appraisal, was less than the aggregate consideration given, we recorded an asset impairment charge of approximately $24.9 million, as a separate component of cost of revenue, in fiscal year 2002.

•	A number of factors occurring during the fourth quarter of fiscal year 2002 impacted our long-lived assets including both our expected future cash flow generation and our expected utilization of the assets within revised operating plans. These factors included the further deterioration of market conditions within our industry, excess capacity in the industry and in our two data centers, our anticipated data center utilization and our revised business model.

      Based on these factors and their impact on current and future projected cash flows, we performed an assessment of the carrying value of our long-lived assets pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.” The conclusion of this assessment was that the decline in market conditions within our industry was significant and other than temporary. In this assessment, we reviewed our long-lived assets, which included property, equipment and goodwill. The carrying amount of goodwill, which totaled $186,000, was considered unrecoverable and was written-off as of July 31, 2002 and was included as a component of general and administrative expense.

      In accordance with SFAS No. 121, the measurement of the impairment loss of property and equipment was based on the fair value of the asset, as determined by third-party appraisal. Management determined that the best measure of fair value for the property and equipment was a combination of the market and cost approaches. The cost approach was utilized to determine the fair value of certain computer hardware, leasehold improvements, office furniture and equipment and construction in progress. The cost approach utilizes estimated replacement/reproduction cost, with allowances for physical depreciation and functional obsolescence (i.e. asset utilization). For certain equipment and leasehold improvements, the market approach was used. The market approach typically includes comparing recent sales of similar assets and adjusting these comparable transactions based on factors such as age, condition, and type of sale to determine fair value. Based on the appraised fair value of the property and equipment, we recorded an impairment charge of approximately $38.1 million during the fourth quarter of fiscal year 2002.

Operating Expenses

      Product Development. Product development expense consists primarily of salaries and related costs.

      Product development expense increased 13% to approximately $1.1 million in fiscal year 2004 from approximately $950,000, in fiscal year 2003 and represented approximately 1.2% of total revenue in both fiscal years. The increase in product development expense of approximately $125,000 is primarily related to increased salary expense resulting from an increased headcount.

      Product development expense decreased 82% to approximately $950,000, or 1.2% of total revenue, in fiscal year 2003 from approximately $5.3 million, or 8.9% of total revenue, in fiscal year 2002. The decrease in product development expenses is primarily related to reduced headcount and related costs resulting from the decrease in product development personnel in fiscal year 2003 from fiscal year 2002, combined with a reduction in allocated depreciation and equipment rental expense.

      Selling and Marketing. Selling and marketing expense consists primarily of salaries and related benefits, commissions and marketing expenses such as advertising, product literature, trade show, and marketing and direct mail programs.

      Selling and marketing expense increased 61% to approximately $9.6 million, or 10.5% of total revenue, in fiscal year 2004 from approximately $6.0 million, or 7.8% of total revenue, in fiscal year 2003. The increase of approximately $3.6 million resulted primarily from increased salary expense resulting from an increased headcount of selling personnel as well as an increase in marketing program costs.

      Selling and marketing expense decreased 39% to approximately $6.0 million, or 7.8% of total revenue, in fiscal year 2003 from approximately $9.7 million, or 16.3% of total revenue, in fiscal year 2002. The decrease of approximately $3.7 million resulted primarily from a reduction in salary and related costs of approximately $2.6 million, a reduction of allocated rent of approximately $800,000 and a reduction in marketing program costs of approximately $300,000.

      General and Administrative. General and administrative expense includes the costs of financial, human resources, IT and administrative personnel, professional services, bad debt and corporate overhead.

      General and administrative expense increased 22% to approximately $24.7 million, or 27.1% of total revenue, in fiscal year 2004 from approximately $20.2 million, or 26.4% of total revenue, in fiscal year 2003. The increase of approximately $4.5 million was primarily the result of increased salary expense resulting from an increased headcount, as well as increases in legal expenses and bad debt expense partially offset by decreases in severance, consulting, insurance and accounting fees.

      General and administrative expense increased 4.9% to approximately $20.2 million, or 26.4% of total revenue, in fiscal year 2003 from approximately $19.3 million, or 32.4% of total revenue, in fiscal year 2002. The increase of approximately $935,000 was mainly the result of the addition of approximately $1.3 million in CBT general and administrative expense, offset by a net decrease in expenses of approximately $400,000. The $400,000 is primarily comprised of a reduction in bad debt expense of $2.5 million, partially offset by increases in headcount related expenses of $1.2 million, increased accounting and legal fees of $800,000 and increased expense for amortization of intangibles related to the CBTM acquisition during the fiscal year.

Operating Expenses — Impairment, Restructuring and Other

      Costs associated with impairment, restructuring and abandonment of leased facilities included in operating expenses were approximately $5.3 million in fiscal year 2004, as compared to costs associated with impairment, restructuring and abandonment of lease facilities of approximately $8.9 million in fiscal year 2003. The costs incurred during fiscal year 2004 relate primarily to the abandonment of administrative space at our San Jose, California; Houston, Texas; and Syracuse, New York facilities.

      Costs associated with impairment, restructuring and other increased to approximately $8.9 million in fiscal year 2003 compared to a reversal of a portion of a previous impairment and restructuring charge of approximately $2.6 million in fiscal year 2002. The increase is due primarily to abandonment of administrative space at our 400 Minuteman Road, Andover, Massachusetts facility and the abandonment of administrative space at our La Jolla, California office and approximately $2.0 million impairment of intangible assets by CBT. We recorded a charge equal to the amount of rent and other direct costs for the period the space is expected to remain unoccupied plus the present value of the amount by which the rent paid by us to the landlord exceeds any rent paid to us by a subtenant under a sublease over the remainder of the lease term.

Interest Income

      Interest income decreased 85% to approximately $126,000, or 0.1% of total revenue, in fiscal year 2004 from approximately $851,000, or 1.1% of total revenue, in fiscal year 2003. The decrease is due primarily to the reduced levels of average cash on hand.

      Interest income decreased 20% to approximately $851,000, or 1.1% of total revenue, in fiscal year 2003 from approximately $1.1 million, or 1.8% of total revenue, in fiscal year 2002. The decrease is due primarily to the reduced levels of average cash on hand.

Interest Expense

      Interest expense decreased 93% to approximately $3.2 million, or 3.4% of total revenue, in fiscal year 2004 from approximately $43.4 million, or 56.7% of total revenue, in fiscal year 2003. The decrease of $40.2 million is due mainly to the non-cash write-off of the unamortized beneficial conversion feature related to the conversion of the $65 million of convertible notes during fiscal year 2003.

      Interest expense increased 195% to approximately $43.4 million, or 56.7% of total revenue, in fiscal year 2003 from approximately $14.7 million, or 24.8% of total revenue, in fiscal year 2002. The increase of $28.7 million is due mainly to the non-cash write-off of the unamortized beneficial conversion feature related to the conversion of the $65.0 million of convertible notes during fiscal year 2003.

Other Income (Expense), Net

      Other income was approximately $468,000 in fiscal year 2004, as compared to other expense of approximately $733,000 in fiscal year 2003. The other income recorded during fiscal year 2004 includes a $350,000 settlement related to a sublease agreement.

      Other expense increased 42% to an expense of approximately $733,000 in fiscal year 2003 from an expense of $516,000 in fiscal year 2002. This increase is mainly due to increased fees related to the accounts receivable financing agreement with Silicon Valley Bank.

Liquidity and Capital Resources

      As of July 31, 2004, our principal sources of liquidity included cash and cash equivalents and our financing agreement with Silicon Valley Bank. We had a working capital deficit of $36.7 million, including cash and cash equivalents of $3.2 million at July 31, 2004, as compared to a working capital deficit of $16.3 million, including cash and cash equivalents of $3.9 million, at July 31, 2003.

      The total net change in cash and cash equivalents for the fiscal year ended July 31, 2004 was a decrease of $0.7 million. The primary uses of cash during fiscal year 2004 included $4.6 million of cash used for operating activities, $4.3 million for purchases of property and equipment, and $8.0 million in repayments on notes payable and capital lease obligations. Our primary sources of cash during fiscal year 2004 were a $1.7 million decrease in restricted cash, $0.4 million in proceeds associated with the exercise of stock options under the employee stock option plans, $13.5 million in net proceeds from our financing agreements and $0.6 million in proceeds from sale-leaseback and note payable transactions. Net cash used for operating activities of $4.6 million during the fiscal year ended July 31, 2004, resulted primarily from our $21.4 million net loss, partially offset by $22.6 million in non-cash charges, and $5.8 million used by net changes in operating assets and liabilities. At July 31, 2004, we had an accumulated deficit of $439.9 million, and have reported losses from operations since incorporation. At July 31, 2003, we had an accumulated deficit of $415.7 million.

      Prior to May 2003, our primary sources of cash to fund our operations were sales of equity and convertible debt securities. Since May 2003, our primary source of cash to fund our operations and meet our contacted obligations and commitments has been our accounts receivable financing agreement with Silicon Valley Bank. On January 30, 2004, we amended this agreement to, among other things, allow for future borrowing to be based on monthly recurring revenue, increase the maximum borrowings level from $10.0 million to $12.8 million, and extend the term until January 29, 2006. On April 29, 2004, we amended this agreement, among other things, to increase the maximum borrowing level from $12.8 million to $20.4 million, and extend the term until April 29, 2006. Under the amended agreement, borrowings are based on monthly recurring revenue. We are required to prepare and deliver a written request for an advance of up to three times the value of total monthly recurring revenue, calculated to be monthly revenue (including revenue from New York State Department of Labor) less professional services revenue. The bank may then provide an advance of 85% of such value (or such other percentage as the bank may determine). The interest rate under the agreement is variable and is currently calculated at the bank’s published “prime rate” plus four percent. Following completion of certain equity or debt financings, and provided we continue to meet certain ratios under the amended agreement, the interest rate shall be reduced to the bank’s prime rate plus one percent. In no event, however, will the prime rate be less than 4.25%. Further, the amended agreement requires that we achieve EBITDA of at least $1.00 on a quarterly basis. The agreement defines EBITDA as earnings before interest, taxes, depreciation and amortization in accordance with generally accepted accounting principles and excluding acquisition-related costs and one-time extraordinary charges. A default under the agreement could result in, among other things, us not being able to borrow additional amounts from Silicon Valley Bank and all or a portion of our outstanding amounts may become due and payable on an accelerated basis, which would adversely affect our liquidity and our ability to manage our business. On July 31, 2004, we had an outstanding balance under the amended agreement of $20.4 million.

      At July 31, 2004, the Company had $1.8 million in outstanding standby letters of credit, issued in connection with facility and equipment lease agreements, which are 100% cash collateralized. Cash subject to collateral requirements has been recorded as restricted cash and is classified as non-current on our balance sheet at July 31, 2004.

      On June 10, 2004, in connection with our acquisition of the Surebridge business, we issued two convertible promissory notes in the aggregate principal amount of approximately $39.3 million. Interest shall accrue on the unpaid balance of the notes at the annual rate of 10%, provided that if an event of default shall occur and be continuing, the interest rate shall be 15%. Notwithstanding the foregoing, no interest shall accrue or be payable on any principal amounts repaid on or prior to the nine-month anniversary of the issuance date of the notes. We must repay the outstanding principal of the notes with all interest accrued thereon, no later than June 10, 2006. In addition, if at any time during the first six months after the date of issuance of the notes we complete certain equity or debt financings, including our proposed public offering, we are obligated to use a significant portion of the proceeds to make payments on the notes, depending on the total net proceeds received by us in the financing. If we receive net proceeds of less than $20.0 million in a debt or equity financing, then we would be obligated to make a payment on the notes equal to 75% of the net proceeds. If we receive net proceeds of between $20.0 million and $30.0 million, then we would be obligated to make a payment on the notes equal to $15.0 million. If we receive net proceeds in excess of $30.0 million, then we would be obligated to make a payment on the notes equal to 50% of the net proceeds. Pursuant to the terms of the acquisition agreement, $0.8 million of the primary note is callable at any time for a period of one year from June 10, 2004, the date of the

Surebridge acquisition closing. During the first quarter of fiscal year 2005, the noteholder requested payment of $0.8 million and the Company expects to pay this amount during the second quarter of fiscal year 2005.

      In addition, if we realize net proceeds in excess of $1.0 million from certain equity or debt financings or sales of assets at any time after six months from the date the notes were issued, we are obligated to use a significant portion of the proceeds to make payments on the notes, depending on the total payments, if any, made on the notes during the first six months after the notes were issued. If the amount we paid on the notes during the first six months the notes were outstanding is less than $10.0 million, we would be obligated to make a payment on the notes equal to 75% of the net proceeds. If the amount we paid on the notes during the first six months the notes were outstanding was greater than $15.0 million, we would be obligated to make a payment on the notes equal to 50% of the net proceeds. If the amount we paid on the notes during the first six months the notes were outstanding is between $10.0 million and $15.0 million, we would be obligated to make a payment on the notes equal to a percentage between 50% and 75% of the net proceeds received in the financing calculated in accordance with a formula set forth in the notes.

      It shall be deemed an event of default under the notes if, among other things, we fail to pay when due any amounts under the notes, if we fail to pay when due or experience an event of default with respect to any debts having an outstanding principal amount of $500,000 or more, if we are delisted from the Nasdaq SmallCap Market, or if we are acquired and the acquiring party does not expressly agree to assume the notes. In addition, certain bankruptcy, reorganization, insolvency, dissolution and receivership actions would be deemed an event of default under the notes. If an event of default under the notes occurs, the holder shall be entitled to declare the notes immediately due and payable in full.

      The notes provide that we shall not incur any indebtedness in excess of $20.5 million in the aggregate, unless such indebtedness is unsecured and expressly subordinated to the notes, is otherwise permitted under the notes, or the proceeds are used to make payments on the notes.

      Finally, the outstanding principal of and accrued interest on the notes are convertible into shares of NaviSite common stock at a conversion price of $4.642 at the election of the holder:

•	at any time following the first anniversary of the closing if the aggregate principal outstanding under the notes at such time is greater than or equal to $20.0 million;

•	at any time following the 18-month anniversary of the closing if the aggregate principal outstanding under the notes at such time is greater than or equal to $10.0 million;

•	at any time following the second anniversary of the closing; and

•	at any time following an event of default thereunder.

      We anticipate that we will continue to incur net losses in the future. We have taken several actions we believe will allow us to continue as a going concern through July 31, 2005, including the closing and integration of strategic acquisitions, the changes to our senior management and bringing costs more in line with projected revenue. We will need to find sources of financing in order to remain a going concern. Potential sources include our financing agreement with Silicon Valley Bank and public or private sales of equity or debt securities. We may also consider sales of assets to raise additional cash. If we use a significant portion of the net proceeds from an offering to acquire a company, technology or product, we will need to raise additional debt or equity capital.

      Our operating forecast incorporates material trends, such as our acquisitions, reductions in workforce, loss of related party revenue and closings of facilities. Our forecast also incorporates the future cash flow benefits expected from our continued efforts to increase efficiencies and reduce redundancies. Nonetheless, our forecast includes the need to raise additional funds. Our cash flow estimates are based upon attaining certain levels of sales, maintaining budgeted levels of operating expenses, collections of accounts receivable and maintaining our current borrowing line with Silicon Valley Bank among other assumptions, including the improvement in the overall macroeconomic environment. However there can be no assurance that we will be able to meet such assumptions. Our sales estimate includes revenue from new and existing customers, which may not be realized, and we may be required to further reduce expenses if budgeted sales are not attained. We may be unsuccessful in reducing expenses in proportion to any shortfall in projected sales and our estimate of collections of accounts receivable may be hindered by our customers’ ability to pay. In addition, we are currently involved in various pending and potential legal proceedings. While we believe that the allegations against us in each of these matters are without merit, and that we have a meritorious defense in each, we are not able to predict the final outcomes of any of these matters and the effect, if any, on our financial condition. If we are ultimately unsuccessful in any of these matters, we could be required to pay substantial amounts of cash and/or shares of our common stock to the other parties. The amount and timing of any such payments could adversely affect our financial condition.

Contractual Obligations and Commercial Commitments

      We are obligated under various capital and operating leases for facilities and equipment. Minimum annual rental commitments under operating leases and other commitments are as follows:

		Less than			After
Description	Total	1 Year	1-3 Years	4-5 Years	5 Years

	(In thousands)
Short/Long-term debt	$70,575	$24,951	$45,624	$—	$—
Interest on debt(a)	9,591	1,164	8,427	—	—
Capital leases	3,551	1,845	1,706	—	—
Operating leases	629	558	71	—	—
Minimum bandwidth commitments	7,821	3,781	3,836	204	—
Maintenance for hardware/ software	1,051	731	320	—	—
Property leases(b)	63,880	13,528	21,423	14,297	14,632

	$157,098	$46,558	$81,407	$14,501	$14,632

(a)	Amounts do not include interest on the accounts receivable financing line, as interest rate is variable.

(b)	Amounts exclude certain common area maintenance and other property charges that are not included within the lease payment.

Critical Accounting Policies

      We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. As such, management is required to make certain estimates, judgments and assumptions that it believes are reasonable based on the information available. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the periods presented. The significant accounting policies which management believes are the most critical to aid in fully understanding and evaluating our reported financial results include revenue recognition, allowance for doubtful accounts and impairment of long-lived assets. Management reviews the estimates on a regular basis and makes adjustments based on historical experiences, current conditions and future expectations. The reviews are performed regularly and adjustments are made as required by current available information. We believe these estimates are reasonable, but actual results could differ from these estimates.

      Revenue Recognition. Revenue consists of monthly fees for Web site and Internet application management, hosting, colocations and professional services. The Company also derives revenue from the sale of software and related maintenance contracts. Reimbursable expenses charged to clients are included in revenue and cost of revenue. Application management, hosting and colocation revenue (other than installation fees) is billed and recognized over the term of the contract, generally one to three years, based on actual usage. Payments received in advance of providing services are deferred until the period such services are provided. Revenue from professional services, application management, hosting and colocation revenue is recognized on either a time-and material basis as the services are performed or under the percentage of completion method for fixed-price contracts. We generally sell our professional services under contracts with terms ranging from one to five years. When current contract estimates indicate that a loss is probable, a provision is made for the total anticipated loss in the current period. Contract losses are determined to be the amount by which the estimated service costs of the contract exceed the estimated revenue that will be generated by the contract. Unbilled accounts receivable represents revenue for services performed that have not been billed. Billings in excess of revenue recognized are recorded as deferred revenue until the applicable revenue recognition criteria are met. Revenue from the sale of software is recognized when persuasive evidence of an arrangement exists, the product has been delivered, the fees are fixed and determinable and collection of the resulting receivable is reasonably assured. In instances where the Company also provides application management and hosting services in conjunction with the sale of software, software revenue is deferred and recognized ratably over the expected customer relationship period. If we determine that collection of a fee is not reasonably assured, we defer the fee and recognize revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash.

      Existing customers are subject to ongoing credit evaluations based on payment history and other factors. If it is determined subsequent to our initial evaluation and at any time during the arrangement that collectability is not reasonably assured, revenue is recognized as cash is received. Due to the nature of our service arrangements, we provide written notice of termination of services, typically 10 days in advance of disconnecting a customer. Revenue for services rendered during this notification period is generally recognized on a cash basis as collectability is not considered probable at the time the services are provided.

      Allowance for Doubtful Accounts. We perform periodic credit evaluations of our customers’ financial conditions and generally do not require collateral or other security against trade receivables. We make estimates of the uncollectability of our accounts receivables and maintain an allowance for doubtful accounts for potential credit losses. We specifically analyze accounts receivable and consider historical bad debts, customer and industry concentrations, customer credit-worthiness, current economic trends and changes in our customer payment patterns when evaluating the adequacy of the allowance for doubtful accounts. We specifically reserve for 100% of the balance of customer accounts deemed uncollectible. For all other customer accounts, we reserve for 20% of the balance over 90 days old and 2% of all other customer balances. Changes in economic conditions or the financial viability of our customers may result in additional provisions for doubtful accounts in excess of our current estimate.

      Impairment of Long-lived Assets. We review our long-lived assets, subject to amortization and depreciation, including customer lists and property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. Factors we consider important that could trigger an interim impairment review include:

•	significant underperformance relative to expected historical or projected future operating results;

•	significant changes in the manner of our use of the acquired assets or the strategy of our overall business;

•	significant negative industry or economic trends;

•	significant declines in our stock price for a sustained period; and

•	our market capitalization relative to net book value.

      Recoverability is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If the assets were considered to be impaired, the impairment to be recognized would be measured by the amount by which the carrying value of the assets exceeds their fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the asset. Assets to be disposed of are valued at the lower of the carrying amount or their fair value less disposal costs. Property and equipment is primarily comprised of leasehold improvements, computer and office equipment and software licenses. Intangible assets consist of customer lists.

      We review the valuation of our goodwill in the fourth quarter of each fiscal year. If an event or circumstance indicates that it is more likely than not an impairment loss has been incurred, we review the valuation of Goodwill on an interim basis. An impairment loss is recognized to the extent that the carrying amount of goodwill exceeds its implied fair value. Impairment losses are recognized in operations.

New Accounting Pronouncements

      In November 2002, the Emerging Issues Task Force (“EITF”) reached a consensus on EITF Issue 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” EITF Issue 00-21 provides guidance on how to determine when an arrangement that involves multiple revenue-generating activities or deliverables should be divided into separate units of accounting for revenue recognition purposes, and if this division is required, how the arrangement consideration should be allocated among the separate units of accounting. The guidance in the consensus is effective for revenue arrangements entered into on or after January 1, 2004. The adoption of EITF Issue 00-21 did not have a material effect on the Company’s financial position or results of operations.

      In January 2003, Financial Accounting Standards Board (“FASB”) Interpretation No. (“FIN”) 46, “Consolidation of Variable Interest Entities,” was issued. FIN 46 requires certain variable interest entities (“VIE”) to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new VIEs created or acquired after January 31, 2003. During December 2003, the FASB issued a new revision to FIN 46 (“FIN 46R”).

      Under the revised provisions, public entities are required to apply the guidance if the entity has interests in VIEs commonly referred to as special-purpose entities for the periods ending after December 15, 2003. The adoption of FIN 46 and 46R did not have a material effect on our consolidated financial statements.

      In May 2003, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 150, “Accounting For Certain Financial Instruments with Characteristics of Both Liabilities and Equity”, which establishes standards for how an issuer of financial instruments classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) if, at inception, the monetary value of the obligation is based solely or predominantly on a fixed monetary amount known at inception, variations in something other than the fair value of the issuer’s equity shares or variations inversely related to changes in the fair value of the issuer’s equity shares. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. On November 7, 2003 the FASB deferred the classification and measurement provisions of SFAS No. 150 as they apply to certain mandatory redeemable non-controlling interests. This deferral is expected to remain in effect while these provisions are further evaluated by the FASB. We have not entered into or modified any financial instruments covered by this statement after May 31, 2003 and the application of this standard is not expected to have a material impact on our financial position or results of operations.

      In December 2003, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. (“SAB”) 104, “Revenue Recognition,” which supersedes SAB 101, “Revenue Recognition in Financial Statements.” SAB 104’s primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” The issuance of SAB 104 reflects the concepts contained in EITF 00-21; the other revenue recognition concepts contained in SAB 101 remain largely unchanged. The application of SAB 104 did not have a material impact on the Company’s financial position or results of operations.

Quantitative and Qualitative Disclosures About Market Risk

      We do not enter into financial instruments for trading purposes. We do not use derivative financial instruments or derivative commodity instruments in our investment portfolio or enter into hedging transactions. Our exposure to market risk associated with risk-sensitive instruments entered into for purposes other than trading purposes is not material to NaviSite. We currently have no significant foreign operations and therefore face no material foreign currency exchange rate risk.

APPENDIX I

WRITTEN CONSENT OF

STOCKHOLDERS OF NAVISITE, INC.

      The undersigned, being the record holder of a majority of the issued and outstanding shares of Common Stock of NaviSite, Inc., a Delaware corporation (the “Company”), does hereby take the following actions and adopt the following resolutions in accordance with Section 228(a) of the General Corporation Law of the State of Delaware:

      WHEREAS, it has been proposed that the Company engage in a business combination (the “Transaction”) with Surebridge, Inc., a Delaware corporation (the “Target”);

      WHEREAS, the Board of Directors of the Company has approved the Transaction, the Asset Purchase Agreement (the “Purchase Agreement”) entered into or to be entered into by and among the Company, Target and Lexington Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Acquisition Sub”), the Primary Note (the “Primary Note”), the Escrow Note (the “Escrow Note”, and together with the Primary Note, the “Notes”), the Registration Rights Agreement, the Escrow Agreement and the related exhibits, annexes and schedules to the Purchase Agreement;

      WHEREAS, at the Closing (as defined in the Purchase Agreement), in accordance with and subject to the terms and conditions set forth in the Purchase Agreement, the Target will sell substantially all of its assets to the Acquisition Sub (the “Sale”);

      WHEREAS, as consideration for the purchase of substantially all of the assets of the Target, at the Closing of the Sale, the Company shall (i) issue the Notes to the Target, (ii) issue 3,000,000 shares (the “Company Shares”) of its common stock, par value $.01 per share (the “Common Stock”) to the Target, and (iii) assume certain liabilities of the Target;

      WHEREAS, NASD Rule 4350(i)(1)(C) requires that the issuer of stock in connection with the acquisition of the stock or assets of another company secure stockholder approval prior to an issuance where the issuance or potential issuance of the shares of common stock, or securities convertible into or exercisable for common stock, would result in the issuance of 20% or more of the common stock or voting power of the issuer before the issuance;

      WHEREAS, NASD Rule 4350(i)(1)(B) requires that the issuer of stock secure stockholder approval prior to an issuance or potential issuance which will result in a change of control of the issuer;

      WHEREAS, the issuance of the Company Shares and the issuance or potential issuance of the shares of Common Stock of the Company upon the conversion of the Notes (the “Conversion Shares”) would potentially equal or exceed the 20% threshold and would potentially result in a change of control of the Company;

      WHEREAS, the Board of Directors of the Company has approved an amendment (the “Amendment”) to Section 4(a) of the Company’s Amended and Restated 2003 Stock Incentive Plan (the “Plan”), subject to the approval of the Company’s stockholders, to increase the maximum number of shares of Common Stock available for issuance pursuant to the Plan from 3,800,000 to 6,800,000 shares; and

      WHEREAS, the Board of Directors of the Company is seeking stockholder approval of (i) the issuance of the Company Shares and the Conversion Shares, and (ii) the Amendment.

      NOW, THEREFORE, BE IT RESOLVED, that the issuance of the Company Shares and the Conversion Shares be and hereby is authorized and approved.

      RESOLVED, FURTHER, that the amendment to Section 4(a) of the Plan to increase the number of shares of Common Stock of the Company issuable pursuant to the Plan from 3,800,000 to 6,800,000 shares be and hereby is authorized and approved.

I-1

      RESOLVED, FURTHER, that the directors of the Company are hereby authorized and directed to take any such action as may be deemed necessary and advisable in order to carry out the purpose and intent of the foregoing resolutions.

      The actions set forth in this Written Consent of Stockholder shall be effective on the first calendar day that is not less than 20 calendar days after the date that the definitive Schedule 14C “information statement,” as such term is defined in Rule 14c-1 promulgated under Regulation 14C of the Securities Exchange Act of 1934, as amended (“Regulation 14C”), relating to such actions is sent or given in accordance with Rule 14c-2 promulgated under Regulation 14C.

      IN WITNESS WHEREOF, the undersigned stockholder has caused this Written Consent of Stockholders to be executed on the 6th day of May, 2004.

ATLANTIC INVESTORS LLC

By: UNICORN WORLDWIDE HOLDINGS
LIMITED, a managing member of Atlantic
Investors LLC

By:	/s/ SIMON COOPER

Name: Simon Cooper

Title:	Director

I-2

APPENDIX II

NAVISITE, INC.

AMENDED AND RESTATED

2003 STOCK INCENTIVE PLAN

1.	Purpose

      The purpose of this Amended and Restated 2003 Stock Incentive Plan (the “Plan”) of NaviSite, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

      All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options or restricted stock awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3.	Administration and Delegation

      (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

      (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the executive officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or executive officers.

      (c) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.	Stock Available for Awards

      (a) Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan for up to 3,800,000 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

      (b) Per-Participant Limit. Subject to adjustment under Section 7, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 650,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”).

5.	Stock Options

      (a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

      (b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of NaviSite, Inc., any of NaviSite, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

      (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

      (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

      (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

      (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;

(4) to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

      (g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.     Restricted Stock

      (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

      (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

      (c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7.	Adjustments for Changes in Common Stock and Certain Other Events

      (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, and (iv) the repurchase price per share subject to each outstanding Restricted Stock Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7(a) applies and Section 7(c) also applies to any event, Section 7(c) shall be applicable to such event, and this Section 7(a) shall not be applicable.

      (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will

(i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award granted under the Plan at the time of the grant.

      (c) Reorganization Events

      (1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

      (2) Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

      Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

      (3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such

Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

8.	General Provisions Applicable to Awards

      (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

      (b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

      (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

      (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

      (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

      (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, by substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

      (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

      (h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.	Miscellaneous

      (a) No Right to Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

      (b) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

      (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company’s stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

      (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)).

      (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Adopted by the Board of Directors on November 11, 2003.

Approved by the Stockholders on December 9, 2003.

AMENDMENT NO. 1 TO THE NAVISITE, INC.

AMENDED AND RESTATED
2003 STOCK INCENTIVE PLAN

      The Amended and Restated 2003 Stock Incentive Plan (the “Plan”) of NaviSite, Inc. is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

1. Section 4(a) of the Plan shall be deleted in its entirety and replaced with the following:

“(a) Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan for up to 6,800,000 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

2. Except as aforesaid, the Plan shall remain in full force and effect.

Adopted by the Board of Directors on May 6, 2004.

Approved by the Stockholders on May 6, 2004.

NVI-IS-04